UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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RLJ Lodging Trust

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RLJ LODGING TRUST

2026

RLJ Lodging Trust
Notice of Annual Meeting of Shareholders and Proxy Statement

THE BANKERS ALLEY HOTEL

The Bankers Alley Hotel Nashville, Tapestry Collection by Hilton | Nashville, TN

Portfolio Summary as of December 31, 2025
23	STATES AND THE DISTRICT OF COLUMBIA
92	HOTELS
20,600	ROOMS

Our business is centered around our relationships with investors, the management companies that operate our hotels, the brands and franchisors of each hotel property, and our associates.
To strengthen and maintain these relationships, we uphold high ethical and business standards in our dealings with our partners, associates and shareholders.

RLJ Lodging Trust (NYSE: RLJ) is a self-advised, publicly traded real estate investment trust. RLJ primarily owns premium-branded, rooms-oriented, high-margin hotels located within heart of demand locations.
We own a geographically diversified portfolio of hotels concentrated in urban markets that have multiple demand generators and attractive long-term growth prospects. We believe that our investment strategy allows us to generate high levels of Revenue Per Available Room (“RevPAR”), strong operating margins, and attractive risk-adjusted returns.
Our senior leadership team is comprised of a diverse group of veteran professionals with extensive operating experience and industry relationships, which allows us to enhance overall platform value.
It is our goal to enhance the value of the Company by being open and transparent in our investor communications and by following rigorous corporate governance practices.

7373 Wisconsin Avenue
Suite 1500
Bethesda, Maryland 20814
MESSAGE FROM OUR CEO AND EXECUTIVE CHAIRMAN

DEAR SHAREHOLDERS:
You are cordially invited to participate in the 2026 Annual Meeting of Shareholders of RLJ Lodging Trust (the “Annual Meeting”), which will be held in a virtual format through a live webcast on Friday, April 24, 2026, at 1:00 p.m. Eastern Time. You will be able to participate in the virtual Annual Meeting by first registering at http://register.proxypush.com/RLJ. Further details about the meeting, proposals and voting are included in the accompanying proxy statement.
Your Board of Trustees is unanimously recommending a highly qualified, experienced, diverse and actively engaged slate of nominees for election to the Board at the Annual Meeting.

Your Board nominees are:
Your Board brings executive and financial leadership, a wide range of complementary skills and backgrounds relevant to the Company’s industry including strategy and commitment to shareholder value, and strong gender, racial and ethnic diversity. As a group, the average tenure of the Board’s nominees is approximately 11 years with five of nine nominees being new to the Board since 2016.
The accompanying Notice of Annual Meeting, the 2026 Proxy Statement, and our 2025 Annual Report to
Shareholders, which includes our audited financial statements, describe matters to be addressed at the Annual Meeting. Your vote is important and your prompt attention to these materials is greatly appreciated. Regardless of whether you plan to participate in the virtual Annual Meeting, we hope you will vote as soon as possible. We encourage you to carefully read the proxy statement before voting.
On behalf of our Board of Trustees and our employees, we thank you for your continued interest in and support of our Company.

Sincerely,

Leslie D. Hale President and Chief Executive Officer	Robert L. Johnson Executive Chairman
March 23, 2026

MESSAGE FROM OUR LEAD INDEPENDENT TRUSTEE

DEAR SHAREHOLDERS:
It is an honor and pleasure to serve as RLJ Lodging Trust’s Lead Independent Trustee. On behalf of the Board of Trustees and the RLJ management team, we thank you for your investment in our Company. I am proud of the innovative spirit and commitment to operational excellence demonstrated by RLJ’s team in 2025, and I look forward to the opportunities in 2026 and beyond to generate long-term value for our shareholders.
Business Highlights
In 2025, RLJ once again demonstrated the resiliency of its urban-centric, geographically diversified portfolio by navigating a volatile macroeconomic backdrop marked by several unforeseen events such as the Liberation Day tariffs, a drop in international travel, political unrest in multiple markets and the government shutdown, all of which impacted the entire industry. Against this dynamic backdrop, and with the Board of Trustee’s ongoing oversight, the RLJ management team remained nimble and executed several initiatives that are expected to generate shareholder value for years to come, including:
•
Advancing conversions. Building on a successful track record of executing transformative brand conversions, during 2025 the team completed its seventh conversion in Nashville, advanced its eighth conversion in Pittsburgh and selected a brand for the ninth conversion in Boston, which is expected to commence in 2026. These conversions are in strong urban markets with growing demand and represent another channel to drive incremental growth.

•
Delivering transformative renovations. As part of a disciplined capital investment strategy, the team completed several transformative renovations at multiple high occupancy hotels in key markets, such as New York, Waikiki, and South Florida. Although these properties experienced anticipated short-term disruptions, they are on the path to producing significant revenue gains and meaningful returns on investment into the future.

•
Strengthening the balance sheet. The Company actively managed its balance sheet by addressing near-term maturities and mitigating interest rate risk. RLJ ended the year with significant liquidity and a balance sheet positioned for growth.

•
Enhancing shareholder returns. The team once again demonstrated RLJ’s commitment to enhancing total shareholder returns. This was accomplished through a combination of returning significant capital in the form of dividends as well as share repurchases, where the Company recycled capital from asset sales. RLJ’s dividend remains compelling and well-covered, providing an attractive return to our shareholders.

These results were made possible by the sustained dedication of RLJ’s executive leaders and team members across the Company.
Commitment to Corporate Responsibility
Corporate responsibility remains a defining principle of RLJ. The Company’s efforts center on fostering an inclusive and diverse workplace, conducting business with strong ethical integrity, and managing the Company’s portfolio in a way that moderates climate risk and environmental impact. Management is deliberate in providing sustainability disclosures that serve our stakeholders’ needs, demonstrated by the publication of the Company’s third annual Corporate Responsibility report in 2025. Furthermore, RLJ maintained participation in key sustainability frameworks such as GRESB and achieved notable year-over-year score improvement.
Engagement with Stakeholders
Thoughtful stakeholder engagement continues to be a priority for RLJ, encompassing our shareholders, communities, and associates. From informal discussions to formal presentations, these interactions create meaningful opportunities to listen to and better understand stakeholder perspectives.
Looking Ahead
As we look ahead, the execution of initiatives last year has strengthened the Company’s positioning going into 2026. This Company has the best portfolio it has ever had, following a multi-year strategy of aligning the portfolio with diverse and growing demand drivers and positioning the RLJ footprint in the heart of demand locations within core, urban markets that have proven to be resilient across multiple economic cycles. The year also underscored the importance of management’s conversion strategy and targeted ROI initiatives as complementary avenues for generating incremental

MESSAGE FROM OUR LEAD INDEPENDENT TRUSTEE

portfolio performance. As we look toward 2026, the Board of Trustees and management team both believe RLJ’s portfolio is well positioned to benefit from favorable demand trends in urban markets. We appreciate your continued investment in RLJ.
Sincerely,

Nathaniel A. Davis Lead Independent Trustee
March 23, 2026

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS | April 24, 2026

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Shareholders of RLJ Lodging Trust will be held:

WHEN
Friday, April 24, 2026, 1:00 p.m. Eastern Time
WHERE
The meeting will be held in a virtual-only format through a live webcast; you will be able to participate by first registering at http://register.proxypush.com/RLJ
RECORD DATE
Shareholders of record at the close of business on Friday, February 27, 2026, are entitled to vote

Items of Business
The Annual Meeting will be held for the following purposes:
Proposal		Board Recommendation	See page
1	To elect nine trustees, nominated by the Board and named in the Proxy Statement	FOR EACH TRUSTEE NOMINEE	10

2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	38
3	To approve, on a non-binding advisory basis, the compensation of our named executive officers	FOR	42
4	To approve the RLJ Lodging Trust 2026 Equity Incentive Plan	FOR	86
	To transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting
The Board of Trustees has fixed the close of business on Friday, February 27, 2026, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Accordingly, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

This notice and the enclosed Proxy Statement are first being made available to our shareholders on or about Monday, March 23, 2026.
Bethesda, Maryland
March 23, 2026
By Order of the Board of Trustees,
Frederick D. McKalip
Executive Vice President,
General Counsel and Corporate Secretary

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

YOUR VOTE IS VERY IMPORTANT
Please cast your vote as soon as possible on each proposal to ensure your shares are represented at the virtual Annual Meeting. If you participate in the virtual meeting, you may change or revoke your proxy and vote at the meeting, if you desire.
Even if you plan to participate in our virtual Annual Meeting, please read this Proxy Statement carefully and vote as soon as possible using any of the following methods.
Please note, however, that if your shares are held of record by a bank, broker or other nominee and you wish to vote at the virtual meeting, you must obtain a legal proxy issued in your name from that record holder.

HOW TO VOTE
Have your proxy card in hand and follow the instructions.

BY TELEPHONE Dial toll-free 24/7 1-866-883-3382
BY INTERNET Visit 24/7 www.proxypush.com/rlj
BY MAIL Complete, date and sign your proxy card and send by mail in the enclosed postage-paid envelope
The deadline to vote by phone or electronically is 11:59 p.m. Central Time on April 23, 2026. If you vote by phone or electronically, you do not need to return a proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2026
This Proxy Statement, our 2025 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2025 are available at http://www.rljlodgingtrust.com/meeting.html.

PROXY STATEMENT

1	PROXY SUMMARY

10	CORPORATE GOVERNANCE AND BOARD MATTERS
10	Proposal 1—Election of Trustees
11	Board of Trustees
21	Trustee Selection Process
23	Board Role and Responsibilities
23	Corporate Governance Profile
24	Corporate Governance Guidelines
25	Code of Business Conduct and Ethics
25	Availability of Corporate Governance Materials
26	Board Leadership Structure
27	Board Meetings and Committees
31	Board Oversight of Risk Management
32	Cybersecurity
32	Shareholder Engagement
33	Environmental, Social and Governance Matters
36	Trustee Compensation
37	Trustee Compensation Table
37	Share Ownership Guidelines for Trustees

38	AUDIT MATTERS
38	Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
38	Auditor Fees
39	Pre-Approval Policies and Procedures
40	Report of the Audit Committee

41	EXECUTIVE OFFICERS
42	EXECUTIVE COMPENSATION
42	Proposal 3—Non-Binding Vote to Approve Named Executive Officer Compensation
43	Compensation Discussion and Analysis
65	Compensation Committee Report
65	Compensation Tables and Related Information
81	Pay Versus Performance
86	Proposal 4—To Approve the RLJ Lodging Trust 2026 Equity Incentive Plan

97	STOCK OWNERSHIP INFORMATION
97	Security Ownership of Certain Beneficial Owners and Management
98	Certain Relationships and Related Party Transactions

101	INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
101	Information Concerning Solicitation and Voting
101	About the Meeting

107	ADDITIONAL INFORMATION
107	Other Matters to Come Before the 2026 Annual Meeting
107	Shareholder Proposals and Nominations for the 2027 Annual Meeting
107	Householding of Proxy Materials

APPENDIX A	RLJ LODGING TRUST 2026 EQUITY INCENTIVE PLAN

2026 PROXY STATEMENT | i

PROXY SUMMARY

This summary highlights certain information contained in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
“We,” “our,” “us” and the “Company” refer to RLJ Lodging Trust. This Proxy Statement, the proxy card and our 2025 Annual Report to Shareholders are first being made available to our shareholders on or about Monday, March 23, 2026.

RLJ Lodging Trust
2026 Annual Meeting of Shareholders
WHEN
Friday, April 24, 2026, at 1:00 p.m. Eastern Time
WHERE
The meeting will be held in a virtual-only format through a live webcast; you will be able to participate by first registering at http://register.proxypush.com/RLJ
RECORD DATE
Shareholders of record at the close of business Friday, February 27, 2026, are entitled to vote

Matters to Be Voted on at the Annual Meeting
Proposal		Board Recommendation	See page
1	To elect nine trustees nominated by the Board and named in this Proxy Statement	FOR EACH TRUSTEE NOMINEE	10
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026	FOR	38
3	To approve, on a non-binding advisory basis, the compensation of our named executive officers	FOR	42
4	To approve the RLJ Lodging Trust 2026 Equity Incentive Plan	FOR	86
	To transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting
2025 Business Highlights
In 2025, RLJ executed its strategy against a dynamic backdrop that shifted rapidly throughout the year as a result of policy actions which impacted key segments of lodging demand, such as government and government-adjacent travel and inbound international travel to the U.S. Heightened macroeconomic and geopolitical uncertainty, especially related to tariffs, also weighed on business and consumer confidence throughout the year, while higher borrowing costs and inflation constrained both discretionary spending and profitability.
Although these factors held back industry RevPAR growth in 2025, Urban markets in the U.S., where the majority of RLJ’s portfolio is located, achieved positive RevPAR growth and outpaced the industry, validating our investment strategy. For RLJ specifically, while aggregate hotel revenue growth was constrained on the back of an overall soft demand environment, the closure of the Austin Convention Center for expansion, and transformative renovations at several hotels, we achieved positive aggregate non-room revenues growth for the year. Our non-room revenues were driven by robust increases in areas such as parking, food and beverage and other ancillary revenues where much of our ROI initiatives over the last several years have been focused.
Additionally, the RLJ management team remained nimble and executed several initiatives that are expected to generate shareholder value for years to come, including:
•
Executing hotel brand conversions. We remained focused on unlocking value in our portfolio including executing on the conversion of the former 21c Museum Hotel to The Bankers Alley Hotel Nashville, Tapestry Collection by Hilton. We also continued to make progress on our conversion of the former Renaissance Pittsburgh, which will join Marriott’s Autograph Collection in 2026, and we announced the brand selection for our next conversion—the Wyndham Boston Beacon Hill, which will join Hilton’s Tapestry Collection. We remain on pace with our long-term goal of delivering an average of two conversions per year.

2026 PROXY STATEMENT | 1

PROXY SUMMARY

•
Delivering transformative renovations. As part of our disciplined reinvestment strategy, we completed several transformative renovations at key assets in high occupancy markets during 2025, including properties in New York, Waikiki, and South Florida. These renovations are expected to drive significant revenue gains and result in meaningful returns on investment as the properties ramp.

•
Strengthening the balance sheet. We actively managed our balance sheet by addressing near term maturities and using proceeds from non-core asset sales to reduce debt. During 2025, we refinanced a $200.0 million term loan expiring in 2026, upsizing it to $300.0 million and extending the initial maturity to April 2030 inclusive of extension options, using the incremental proceeds to fully repay the outstanding balance on our revolving credit facility. We ended the year with significant liquidity and a balance sheet positioned for growth.

•
Enhancing shareholder returns. We once again demonstrated our commitment to enhancing total shareholder returns. This was accomplished through recycling capital from asset sales into the opportunistic and accretive repurchase of our common shares at an attractive basis. During the year, we repurchased a total of 3.3 million common shares for $28.6 million. Additionally, we continued to return significant capital to shareholders in the form of dividends. Our dividend remains compelling and well-covered, providing an attractive return to our shareholders.

Corporate Governance Highlights
BEST PRACTICES
•
7 of 9 (78%) trustee nominees are independent, including all members of our Board committees

•
Separate Chairman and CEO roles

•
Lead Independent Trustee with robust, well-defined role

•
3 of 9 (33%) trustee nominees are women, and 5 of 9 (56%) trustee nominees are ethnically diverse

•
Balanced trustee tenure with an average tenure of approximately 11 years

•
Board composition is a mix of skills and experiences that align with company strategy

•
Annually elected Board with a majority voting standard

•
Board responsibility for risk oversight

•
Independent trustees regularly meet without management present

•
Robust Code of Business Conduct and Ethics

•
Annual evaluation process for full Board, Board committees and individual trustees

•
Active shareholder engagement program

•
Meaningful stock ownership requirements for the CEO and Executive Chairman (5x base salary) and other executive officers (3x base salary)

•
Opted out of the Maryland Unsolicited Takeover Act

•
Adopted amendments to our Declaration of Trust and bylaws to allow shareholders to amend our bylaws by a majority vote of the outstanding shares entitled to be cast on the matter

Corporate Responsibility Highlights
During 2025, we published our third annual Corporate Sustainability Report, highlighting the sustainability, diversity, and governance initiatives implemented by the Company. This report included the Global Reporting Initiative (“GRI”) disclosures for our portfolio, the Sustainable Accounting Standards Board (“SASB”) Real Estate disclosures and disclosures in accordance with the Task Force on Climate-Related Financial Disclosures (“TCFD”). We also continued our participation in sustainability frameworks such as GRESB and meaningfully improved our score over the prior year. Our participation allows us to assess our sustainability practices against industry peers, identify opportunities for improvement, and provide greater transparency to our stakeholders.
Our commitments to corporate responsibility span across the following core areas:
Environmental Stewardship
We are committed to reducing the prospect of long-term environmental damage and, where economically reasonable, we aggressively seek opportunities to do so. Our efforts include:
•
Setting an initial goal to reduce our carbon emissions by 35% by 2030

•
Reduced the energy intensity of our portfolio by 9% and our greenhouse gas intensity by 23% since 2019

•
Addressing energy and water efficiency initiatives across the entire portfolio

•
Upgrading our portfolio’s building HVAC systems during the normal course of renovations

•
Maintaining our corporate headquarters in a LEED Platinum building

2 | investor.rljlodgingtrust.com

PROXY SUMMARY

Diversity and Inclusion
At the end of 2025, 61% of our employees were racially diverse and 45% were women. The Company has introduced initiatives to ensure that our Company remains inclusive and supportive for all, including:
•
Conducting regular training on “Creating a Respectful Workplace”, which focuses on unconscious bias, discrimination and harassment

•
Increasing the ethnic and gender diversity of the Company’s first and second tier leadership and requiring a diverse slate of candidates for all job vacancies

•
Recruiting diverse candidates for our internship, analyst and other positions, with special outreach to Historically Black Colleges and Universities, Hispanic Serving Institutions, and other colleges and universities focused on minority populations. We view this as a way to introduce women students and students of color to the real estate industry, where women and minorities have traditionally been under-represented

•
Deposited funds with an African American owned financial institution, increasing the institution’s ability to lend to its customer base

Governance
We are committed to strong corporate governance and to building upon our current robust practices. Over the past year, we have continued to make progress on our corporate governance processes, including the following:
•
The Audit Committee continued its role in evaluating and addressing corporate risk, especially as it relates to cybersecurity

•
Regular management reporting to the Nominating and Corporate Governance Committee on human capital issues, including with respect to recruitment, retention and succession planning

Corporate Citizenship
The Company takes seriously its responsibility to strengthen the communities in which we operate. We are always focused on adding real value to our community. Our corporate programs are especially focused on benefiting the underserved children and young people of the Washington, DC area and those in need, including:
•
Rebuilding Together Montgomery County (providing free home repairs and accessibility modifications to our neighbors in need in Montgomery County, Maryland)

•
Don Bosco Cristo Rey (high school student work-study and mentorship program focused on low-income students)

•
The Washington School for Girls (an all-scholarship independent Catholic school serving students in grades 3-8, primarily from Washington, DC’s Wards 7 and 8, and providing rigorous academic program and a supportive environment that engages families and the community in the social, emotional, and spiritual growth of its students and graduates)

2026 PROXY STATEMENT | 3

PROXY SUMMARY

Board of Trustees Overview
In evaluating our Board and considering Proposal 1, you are encouraged to review the “Corporate Governance and Board Matters” section of this Proxy Statement below. This section discusses the role of the Board in our strategy, our approach to Board refreshment, our commitment to ensuring shareholders have an engaged and responsive Board in place with the right skillsets and diversity, our shareholder engagement practices and our strong, shareholder-friendly corporate governance.
100%
attendance at the 2025 annual meeting of shareholders by all trustees serving in 2025
100%
meeting attendance at regular board meetings by all trustees serving in 2025, and 98% attendance at all board and committee meetings

					Committee Membership
Trustee and Principal Occupation	Age	Trustee since	Independent	Current Public Company Boards	Audit	Compensation	Nominating and Corporate Governance
Robert L. Johnson Founder and Executive Chairman, The RLJ Companies	79	2011		• G-III Apparel Group Ltd
Leslie D. Hale President and Chief Executive Officer, RLJ Lodging Trust	53	2018		• Delta Airlines, Inc.
Senator Evan Bayh Senior Advisor, Apollo Global Management	70	2011		• Marathon Petroleum • Fifth Third Bank
Arthur R. Collins Founder and Chairman, theGROUP	66	2016		• KB Home • AFLAC, Inc.
Nathaniel A. Davis	72	2011	since July 2016	• UNISYS
Patricia L. Gibson Co-Founder and Chief Executive Officer, Banner Oak Capital Partners	63	2017		• AIMCO
Robert M. La Forgia Founder, Principal and Chief Executive Officer, Apertor Hospitality, LLC	67	2011
Robert J. McCarthy Chairman, McCarthy Investments, LLC; Chairman, Hotel Development Partners	72	2018
Robin Zeigler CEO and Founder, MURAL Real Estate Partners, LLC.	53	2022		• NETSTREIT • Jones Lang LaSalle Income Property Trust
Number of Meetings in 2025				Board—6	4	8	4
Committee Chair	Committee Member	Audit Committee financial expert
Executive Chairman	Lead Independent Trustee	Independent Trustee
4 | investor.rljlodgingtrust.com

PROXY SUMMARY

BOARD COMPOSITION AND ATTRIBUTES

GENDER AND ETHNIC DIVERSITY

11%
23%
33%
33%

67%

- 3 women, 2 who are ethnic minorities
- 3 men who are ethnic minorities

INDEPENDENCE (NYSE STANDARDS)

2
7

Our Executive Chairman and our President and CEO

78% Independent

TRUSTEE AGE

- Average age 66 years
- Median age 67 years

50 - 59 YRS	60 - 69 YRS	70+ YRS
● ●	● ● ●	● ● ● ●
22.2%	33.3%	44.4%

Our Board believes that a fully engaged Board is a strategic asset of the Company, and knowledgeable and fresh viewpoints and perspectives are important for informed decision-making. The Board also believes appropriate tenure can facilitate trustees developing greater institutional knowledge and deeper insight into the Company’s operations across a variety of economic and competitive environments.
Our Board represents a well-balanced mix of long-standing trustees with significant experience and new trustees with fresh perspectives. Over the last ten years, five new trustees have joined our Board, bringing deep experience in real estate, hospitality, investment and finance, government relations and corporate governance.

2026 PROXY STATEMENT | 5

PROXY SUMMARY

The following table highlights the deep, diverse mix of skills, qualifications and experience that support value creation and which the Board considered in its selection of each nominee for election to the Board.
Additional information about each trustee is provided in the biographies beginning on page 12.

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PROXY SUMMARY

Executive Compensation Highlights
We believe one of the primary goals of executive compensation is to align the interests of our NEOs with those of our shareholders. Specifically, this alignment encourages prudent decision making and allows us to attract and retain talented, diverse executives in an increasingly competitive landscape.
2025 Say-on-Pay and Shareholder Engagement
Every year, the Company provides shareholders the opportunity to vote on its executive compensation program in an advisory capacity. In 2025, our Say-on-Pay vote received approximately 92% approval.
Our senior executives regularly engage with shareholders. As appropriate, members of our Board may participate.
The management team proactively sought opportunities throughout 2025 to engage with stakeholders and to update investors on our operating results, the status of our external and internal value creation initiatives, our high-quality hotel portfolio and balance sheet strength.
Over the past three years, we received positive shareholder support for our Say-on-Pay vote.
The Compensation Committee’s Philosophy
The Compensation Committee maintains a compensation program designed to link financial and strategic results to executive rewards, recognize favorable shareholder returns, ensure the retention of our executive team for the long-term and enhance our competitive position within our segment of the hospitality industry. The Compensation Committee is committed to ensuring that the interests of the Company’s executives are aligned with its shareholders, using objective evaluation processes for our executives, and prioritizing the creation of short- and long-term shareholder value. Most of each executive’s compensation is tied directly to the achievement of pre-established individual and corporate goals which ensure that the financial interests of our senior executives are aligned with those of our shareholders. As an example, 90% of our Chief Executive Officer’s 2025 compensation was variable and at risk based on the Company’s performance.
In 2025, the Company’s rigorous corporate goals included financial objectives such as achievement of EBITDA targets, gains in market share, optimizing balance sheet leverage levels and unlocking value creation initiatives, such as brand conversions. These goals support the Company’s positioning and advance its long-term strategic objectives of enhancing its ability to capture the positive trends in the hospitality business cycle.

2026 PROXY STATEMENT | 7

PROXY SUMMARY

2025 TARGET COMPENSATION
8 | investor.rljlodgingtrust.com

PROXY SUMMARY

COMPENSATION PRACTICES AND POLICIES
WHAT WE DO

•
We base a significant portion of our executive officers’ total compensation opportunity on performance; salaries comprise a modest portion of each executive officer’s total compensation opportunity

•
We generally establish a formulaic short-term incentive bonus program based on pre-established individual and corporate performance goals

•
We align our executive officers with our long-term investors by awarding a significant percentage of their equity compensation in the form of multi-year, performance-based equity awards that use Total Shareholder Returns (“TSR”) as the primary metric. In order to further strengthen this alignment, the Compensation Committee has determined that, beginning in 2027, target performance under such awards for relative TSR will be increased from the 50th percentile to the 55th percentile

•
We enhance executive officer retention with time-based, multi-year vesting equity incentive awards granted for prior-year performance

•
We have a clawback policy

•
We have robust share ownership guidelines for our executives

•
We are firmly committed to not making one-time awards to NEOs in the absence of extraordinary circumstances

•
The Compensation Committee, which is comprised solely of independent trustees, retained a new independent consultant, Ferguson Partners (“Compensation Consultant”) in 2025 for compensation services beginning in 2025. For 2024, the Compensation Committee received compensation consulting services from Willis Towers Watson

WHAT WE DON’T DO

•
We do not provide tax gross-up payments to any of our executive officers

•
We do not provide “single trigger” change in control cash severance payments

•
We do not encourage unnecessary or excessive risk taking because of our compensation policies; incentive compensation is not based on a single performance goal

•
We do not guarantee annual compensation

•
We do not allow hedging or pledging of our securities

•
We do not offer excessive executive perquisites

2026 PROXY STATEMENT | 9

CORPORATE GOVERNANCE AND
BOARD MATTERS

Proposal 1—Election of Trustees
Our Board of Trustees is currently composed of nine trustees, all of whom have terms expiring at the 2026 Annual Meeting. If elected, each of the nine trustee nominees will serve as trustees for a one-year term until the 2027 annual meeting of shareholders and until their successors are elected and qualified.
In evaluating our Board and considering this Proposal, we encourage you to review the “Corporate Governance and Board Matters” section of this Proxy Statement. This section discusses the role of the Board in our strategy, our approach to Board refreshment, our commitment to ensuring shareholders have an engaged and responsive Board in place with the right skillsets and diversity, our shareholder engagement practices and our strong, shareholder-friendly corporate governance. More information about our nominees is included below.
Each trustee nominee has consented to be named in this Proxy Statement and agreed to serve as a trustee if elected by shareholders. Based on its review of the relationships between the trustee nominees and the Company, the Board has affirmatively determined the following trustees are “independent” trustees under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission (the “SEC”): Evan Bayh, Arthur R. Collins, Nathaniel A. Davis, Patricia L. Gibson, Robert M. La Forgia, Robert J. McCarthy and Robin Zeigler.
The Board knows of no reason why any nominee would be unable to serve as a trustee. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board may also, as permitted by our bylaws, decrease the size of our Board.

Vote Required and Recommendation
Under our bylaws, to be elected in an uncontested election, trustee nominees must receive the affirmative vote of a majority of the votes cast, which means the number of shares voted FOR a trustee nominee must exceed the number of shares voted AGAINST that nominee. For purposes of the election of trustees, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast for or against a nominee’s election and will have no effect on the result of the vote. There is no cumulative voting with respect to the election of trustees.
If an incumbent trustee fails to be re-elected by a majority of votes cast, that trustee is required under our bylaws to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board is required to act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified. Our bylaws require the Board to accept any such resignation if the nominee has received more votes against than for his or her election at each of two consecutive annual meetings of shareholders.

Our Board of Trustees unanimously recommends a vote FOR each of the nominees set forth below.
10 | investor.rljlodgingtrust.com

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Trustees
Nominees for Election for a One-Year Term Expiring at the 2027 Annual Meeting
The following table sets forth the name and age of each nominee for trustee, indicating all positions and offices with us currently held by the trustee nominee.
Name	Age(1)	Title
Robert L. Johnson	79	Executive Chairman of the Board of Trustees
Leslie D. Hale	53	President and Chief Executive Officer
Evan Bayh	70	Trustee
Arthur R. Collins	66	Trustee
Nathaniel A. Davis	72	Lead Independent Trustee
Patricia L. Gibson	63	Trustee
Robert M. La Forgia	67	Trustee
Robert J. McCarthy	72	Trustee
Robin Zeigler	53	Trustee

(1)
Age as of March 23, 2026

Set forth below are descriptions of the backgrounds and principal occupations of each of our trustee nominees.
2026 PROXY STATEMENT | 11

CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES
•
None

OTHER CURRENT
PUBLIC COMPANY
BOARDS
•
G-III Apparel
Group, Ltd.
(NASDAQ: G III)

PRIOR PUBLIC
COMPANY BOARDS
(WITHIN PAST FIVE
YEARS)
•
KB Home
(NYSE: KBH)

•
Elevate Credit Inc.
(NYSE: ELVT)

•
Discovery, Inc.
(NYSE: DISC)

ROBERT L. JOHNSON	Executive Chairman of the Board since May 2011
FOUNDER AND EXECUTIVE CHAIRMAN, RLJ LODGING TRUST AND THE RLJ COMPANIES LLC Age 79

CAREER HIGHLIGHTS
RLJ Lodging Trust
•
Founder and Executive Chairman (2011 to present)

The RLJ Companies LLC, which owns or holds interests in a diverse portfolio of companies operating in hotel real estate, private equity, 401(k) fintech services, automobile dealerships, content streaming, gaming, and sports betting.
•
Founder and Chairman (2000 to present)

RLJ Development, LLC*, a real estate investment firm focused on lodging and hotel properties and the predecessor to RLJ Lodging Trust
•
Co-Founder and Chairman (2000)

Black Entertainment Television (BET), a cable television network and multimedia group, which was acquired by Viacom Inc. in 2001
•
Chief Executive Officer (until 2006)

•
Founder and Chairman (1979-2006)

EDUCATION
•
B.A., University of Illinois

•
Master of Public Administration, Princeton University

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Mr. Johnson should serve on our Board based on his experience as a successful business leader and entrepreneur, as well as his experience in a number of critical areas, including:
•
Real estate

•
Finance

•
Brand development

•
Multicultural marketing

*
Affiliate of the Company.

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CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES • None OTHER CURRENT PUBLIC COMPANY BOARDS • Delta Airlines, Inc. (NYSE: DAL) PRIOR PUBLIC COMPANY BOARDS (WITHIN PAST FIVE YEARS) • Macy’s, Inc. (NYSE: M)	LESLIE D. HALE	Trustee since May 2018
PRESIDENT AND CHIEF EXECUTIVE OFFICER, RLJ LODGING TRUST Age 53

CAREER HIGHLIGHTS
RLJ Lodging Trust
•
President and Chief Executive Officer (August 2018 to present)

•
Chief Operating Officer, Chief Financial Officer and Executive Vice President (July 2016 to 2018)

•
Chief Financial Officer, Executive Vice President and Treasurer (2011 to 2016)

RLJ Development, LLC*, a real estate investment firm focused on lodging and hotel properties and the predecessor to RLJ Lodging Trust
•
Chief Financial Officer and Senior Vice President of Real Estate and Finance (2007 to 2011)

•
Vice President (and previously Director) of Real Estate and Finance, responsible for the finance, tax, treasury and portfolio management functions, as well as executing all real estate transactions (2005 to 2007)

General Electric Corp., a multinational company operating primarily in the power, renewable energy, aviation and healthcare industries
•
Various leadership positions, GE Capital including as a Vice President, GE Commercial Finance, and as an Associate Director, GE Real Estate Strategic Capital Group (2002 to 2005)

Goldman Sachs & Co., a global financial institution
•
Investment Banker

EDUCATION
•
B.S., Howard University

•
M.B.A., Harvard Business School

Ms. Hale also currently serves as:
•
Chair of the Board of Trustees, Howard University

•
Chair of the Federal Reserve Bank of Richmond - Baltimore Branch Board

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Ms. Hale should serve on our Board based on her:
•
Substantial executive leadership experience and a proven record of accomplishment, with deep skills in real estate, corporate finance, mergers and acquisitions, capital markets, strategic planning and other public company matters

•
Extensive knowledge and experience in various senior leadership roles in the lodging real estate industry; provides the Board valuable industry-specific knowledge and expertise

•
Active management of the Company’s real estate strategies to create shareholder value and provide beneficial information about the status of our day-to-day operations

*
Affiliate of the Company.

2026 PROXY STATEMENT | 13

CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES • Compensation • Nominating and Corporate Governance OTHER CURRENT PUBLIC COMPANY BOARDS • Marathon Petroleum (NYSE: MPC) • Fifth Third Bank (NASDAQ: FITB)	SENATOR EVAN BAYH	Trustee since May 2011
SENIOR ADVISOR, APOLLO GLOBAL MANAGEMENT Age 70 | Independent

CAREER HIGHLIGHTS
Apollo Global Management, a leading global alternative asset management firm
•
Senior Advisor (2010 to present)

Cozen O’Connor, an international law firm
•
Senior Advisor, Cozen O’Connor Public Strategies, an affiliate of the firm (2018 to 2019)

•
Of Counsel (2018 to 2019)

McGuireWoods LLC, a globally diversified law firm
•
Partner (2010 to 2018)

United States Senate
•
Senator, representing the state of Indiana (1999 to 2010)

•
Served on six committees: Banking, Housing and Urban Affairs; Armed Services; Energy and Natural Resources; the Select Committee on Intelligence; Small Business and Entrepreneurship; and the Special Committee on Aging

•
Chaired two subcommittees

CAREER HIGHLIGHTS
United States Government
•
Governor of Indiana (1989 to 1997)

EDUCATION
•
B.A., Business Economics, with honors, Indiana University

•
J.D., University of Virginia

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Senator Bayh’s experience as a former United States Senator and former Governor of Indiana adds valuable expertise to our Board, in addition to his:
•
Government and regulatory acumen

•
Breadth of executive and management experience

•
Public company board service and corporate governance experience

•
Knowledge of finance, mergers and acquisitions and other investments

•
Global business environment

•
Leadership on ESG initiatives, especially related to sustainability and energy efficiency

Our Board has determined that Mr. Bayh’s service on two public company boards in addition to his service on our Board will not impair his service on our Board.

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CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES • Compensation • Nominating and Corporate Governance OTHER CURRENT PUBLIC COMPANY BOARDS • KB Home (NYSE: KBH) • AFLAC, Inc. (NYSE: AFL)	ARTHUR R. COLLINS	Trustee since November 2016
FOUNDER AND CHAIRMAN, theGROUP Age 66 | Independent

CAREER HIGHLIGHTS
theGROUP, a government relations and public affairs consulting firm
•
Founder and Chairman (1989 to present)

EDUCATION
•
B.A., Accounting and Finance, Florida A&M University

•
Doctor of Humane Letters, Florida A&M University

Mr. Collins currently serves as:
•
Chairman of the Board of Trustees, Morehouse School of Medicine

•
Member of the Board of Trustees, Ford’s Theatre

•
Member of the Board of Trustees, Smithsonian National Museum of Asian Art

He has previously served as chairman of the Board of Trustees of Florida A&M University, Vice Chair of the Board of Trustees of The Brookings Institution and a member of the Board of Trustees of Meridian International Center.

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Mr. Collins should serve on our Board in view of his:
•
Overall business acumen and experience

•
Board governance expertise and public company board experience

•
Expertise in governmental affairs and regulatory matters

•
Knowledge of ESG issues and associated risks

Further, our Board believes Mr. Collins’ government relations experience will be helpful in navigating and influencing the current governmental and regulatory landscape.
Our Board has determined that Mr. Collins’ service on two public company boards in addition to his service on our Board will not impair his service on our Board.

2026 PROXY STATEMENT | 15

CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES
•
Compensation

•
Nominating and
Corporate
Governance

OTHER CURRENT
PUBLIC COMPANY
BOARDS
•
UNISYS
(NYSE: UIS)

PRIOR PUBLIC
COMPANY BOARDS
(WITHIN PAST FIVE
YEARS)
•
Stride, Inc.
(NYSE: LRN)

•
KB Home
(NYSE: KBH)

NATHANIEL A. DAVIS	Trustee since May 2011
PREVIOUSLY EXECUTIVE CHAIRMAN, STRIDE, INC. Age 72 | Lead Independent Trustee since July 2016

CAREER HIGHLIGHTS
Stride, Inc. (formerly K12, Inc), an education services company
•
Former CEO (2013 to 2016 and 2018 to 2021) and Executive Chairman (2018 to 2022)

RANND Advisory Group, LLC, a business consulting group that advises venture capital, media, and technology firms
•
Managing Director (2003 to 2013)

XM Satellite Radio, a broadcasting company that provides satellite radio and online radio services
•
CEO & President (2006 to 2008)

•
Director (1999 to 2008)

Columbia Capital, an investment company focused on the communications and technology space
•
Executive-in-Residence (2003 to 2006)

XO Communications, a telecommunications company later purchased by Verizon Communications
•
President & COO (2000 to 2003)

•
Director (2000 to 2003)

NEXTEL, INC., a wireless communication company
•
Executive Vice President (1998 to 2000)

MCI COMMUNICATIONS CORPORATION, a telecommunications company
•
CFO, MCI Telecommunications, and senior management positions in other divisions (1982 to 1997)

Mr. Davis is also a member of the board of directors of Unisys Corporation, a technology services company.

EDUCATION
•
B.S., Engineering, Stevens Institute of Technology

•
Master of Science in Computer Science, University of Pennsylvania

•
M.B.A., Wharton School of Business, University of Pennsylvania

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Mr. Davis should serve on our Board in view of his:
•
Overall business acumen and experience with venture capital, media and technology

•
Strong executive and management experience in publicly traded companies, including expertise in finance and accounting

•
Knowledge of business plan and business process management, including sales process development

•
Expertise in information technology and experience reviewing and addressing cybersecurity risks

Our Board has also determined that Mr. Davis should serve on our Board based on his extensive financial, operational, executive and entrepreneurial experience. Mr. Davis was promoted to independent leadership of the Board through his status as lead independent trustee.

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CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES • Audit • Nominating & Corporate Governance OTHER CURRENT PUBLIC COMPANY BOARDS • AIMCO (NYSE: AIV)	PATRICIA L. GIBSON	Trustee since August 2017
CHIEF EXECUTIVE OFFICER, BANNER OAK CAPITAL PARTNERS, LP Age 63 | Independent

CAREER HIGHLIGHTS
Banner Oak Capital Partners, LP, a real estate investment management firm
•
Co-Founder & CEO (2016 to present)

Hunt Realty Investments, the centralized real estate investment management company for the Hunt family and related entities
•
President (2010 to 2016)

•
Senior Vice President (1997 to 2010)

Senior Financial Positions
•
Archon Group, a subsidiary of Goldman Sachs & Co.

•
The Travelers Realty Investment Company, Director (2000 to 2003)

Ms. Gibson is also a member of the board of directors of Pacolet Milliken Enterprises, Inc., a private investment company focused on energy and real estate investments and is a board member and the Investment Committee Chair of AIMCO. From 2014-2016, she served as the chair of the National Association of Real Estate Investment Managers. Ms. Gibson previously served as a director of FelCor Lodging Trust Incorporated from March 2016 until its merger with a subsidiary of the Company in August 2017.

EDUCATION
•
B.S., Finance, Fairfield University

•
M.B.A., University of Connecticut

•
Certified as a Chartered Financial Analyst

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Ms. Gibson should serve on our Board in view of her:
•
Significant financial, real estate, investment and asset management experience

•
Leadership in actively managing real estate platforms and assets

•
Prior experience as a board member of a publicly traded company that owned and operated with hotel company partners a diversified portfolio of hotels

•
Experience assessing and addressing cybersecurity risks

2026 PROXY STATEMENT | 17

CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES • Audit • Nominating & Corporate Governance	ROBERT M. LA FORGIA	Trustee since May 2011
PRINCIPAL AND CHIEF EXECUTIVE OFFICER, APERTOR HOSPITALITY, LLC Age 67 | Independent

CAREER HIGHLIGHTS
Apertor Hospitality, LLC, a national advisory services firm specializing in the hospitality industry
•
Founder, Principal & CEO (2009 to present)

The Atalon Group, LLC, a boutique turnaround management and advisory firm specializing in troubled real estate situations
•
Executive Vice President—Finance (2008 to 2010)

Hilton Hotels Corporation (currently Hilton Worldwide Holdings (NYSE: HLT)), a global hospitality company that manages and franchises a broad portfolio of hotels and resorts
•
Chief Financial Officer (2004 to 2008)

•
Senior Vice President & Controller (1996 to 2004)

•
Numerous Management Positions

Mr. La Forgia serves on the board of directors of LivAway Suites, a nationwide economy extended stay hotel brand. From 2018 through 2024, Mr. La Forgia served on the board of advisors of Keystone National Group, a private markets investment management firm specializing in private credit and income-producing real estate. Mr. La Forgia also previously served on the board of advisors of Sundance Bay, a real estate private equity firm specializing in multifamily, debt and net lease investments and on the board of directors of the Park City Community Foundation.

EDUCATION
•
B.S., Accounting, Providence College

•
M.B.A., Anderson School of Management, University of California, Los Angeles

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Mr. La Forgia should serve on our Board in view of his:
•
Significant experience in accounting, finance, real estate, capital markets and hospitality

•
Solid experience in hospitality as evidenced by his 26-year tenure at Hilton Hotels, a publicly held company

•
Valuable experience in board deliberations and oversight specific to the Company’s strategic direction

Our Board also has determined that Mr. La Forgia qualifies as an “audit committee financial expert”.

18 | investor.rljlodgingtrust.com

CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES • Audit • Nominating & Corporate Governance PRIOR PUBLIC COMPANY BOARDS (WITHIN PAST FIVE YEARS) • Santander Consumer USA (NYSE: SC)	ROBERT J. MCCARTHY	Trustee since February 2018
CHAIRMAN, MCCARTHY INVESTMENTS, LLC AND CHAIRMAN, HOTEL DEVELOPMENT PARTNERS Age 72 | Independent

CAREER HIGHLIGHTS
McCarthy Investments, LLC, a limited liability company focused on investments in the cyber/corporate intelligence space and early/mid-stage technology investments
•
Chairman (2014 to present)

Hotel Development Partners, a joint venture focused on acquiring and developing premier-branded, select-service hotels
•
Chairman (2014 to present)

Marriott International, Inc. (Retired 2014), a multinational company that operates, franchises and licenses lodging, including hotel properties
•
Chief Operations Officer

•
Oversight for Global Lodging Services, The Ritz Carlton Hotel Company

•
Reporting responsibility for Marriott’s four continental operating divisions spanning 4,000 hotels across 20 lodging brands

•
Group President of the Americas with oversight of more than 3,000 hotels

In addition to Mr. McCarthy’s public board service, he previously served on the board of directors of Meeting Play, a technology company serving the hospitality industry.

EDUCATION
•
B.S., Business Administration, Villanova University

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Mr. McCarthy should serve on our Board in view of his:
•
Significant leadership and success in the lodging industry

•
Extensive experience in hotel operations and hotel acquisitions and dispositions

•
Multifaceted operational experience, including oversight of revenue management, sales, marketing, brand management, architecture and construction, and information services

2026 PROXY STATEMENT | 19

CORPORATE GOVERNANCE AND BOARD MATTERS

COMMITTEES • Audit • Nominating & Corporate Governance OTHER CURRENT PUBLIC COMPANY BOARDS • NETSTREIT (NYSE: NTST) • Jones Lang LaSalle Income Property Trust (NASDAQ: ZIPTAX)	ROBIN ZEIGLER	Trustee since February 2022
CEO AND FOUNDER, MURAL REAL ESTATE PARTNERS, LLC Age 53 | Independent

CAREER HIGHLIGHTS
MURAL Real Estate Partners, LLC, a privately owned, full-service real estate company that aims to spur economic development in under served markets
•
CEO and Founder (2022 to present)

Cedar Realty Trust, a real estate investment trust with a primary focus on grocery-anchored shopping centers
•
Senior Executive Vice President & Chief Operating Officer, Cedar Realty Trust (2016 to 2022)

Penzance, a commercial real estate investment company
•
Executive Vice President & Head of Operations, Penzance (2015 to 2016)

Federal Realty Investment Trust, an equity real estate investment trust focused on the ownership, operation and development of high-quality retail properties
•
Chief Operating Officer, Mid-Atlantic Region, Federal Realty Investment Trust

In addition, Ms. Zeigler serves on the board of directors for Jones Lang LaSalle Income Property Trust, a non-traded REIT, and NETSTREIT, a public retail net lease company. She is a trustee of the International Council of Shopping Centers and on the Advisory Board of Urban Land Institute New York.

EDUCATION
•
B.S., Accounting, Florida A&M University

•
M.B.A., Georgia State University

KEY SKILLS AND QUALIFICATIONS
Our Board has determined that Ms. Zeigler should serve on our Board in view of her:
•
Significant leadership experience managing commercial real estate platforms and assets, and knowledge of the strategies and opportunities to create shareholder value

•
Significant experience with real estate investment trusts, accounting, finance, and capital markets

•
Strong operational and board experience; valuable experience in board deliberations and oversight

Ms. Zeigler’s wealth of experience across all facets of the real estate industry are valuable traits that will be instrumental to the Board’s success.
Our Board has determined that Ms. Zeigler’s service on two public company boards in addition to her service on our Board will not impair her service on our Board.

Independence of Trustees
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent trustees. Under the NYSE listing standards, no trustee of a company qualifies as “independent” unless the board of trustees of the company affirmatively determines that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company).
Immediately prior to the Annual Meeting, the Board will have nine trustees, a majority (seven) of whom our Board affirmatively has determined, after broadly considering all relevant facts and circumstances, to be “independent”
under the listing standards of the NYSE and under applicable rules of the SEC. The Board affirmatively has determined that each of the following trustees is independent under these standards:
Robert L. Johnson and Leslie D. Hale are not independent as they are executive officers of the Company.

20 | investor.rljlodgingtrust.com

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Qualifications, Attributes, Skills and Background
Trustee Selection Process
For all trustees, we require integrity, personal and professional ethics, business judgment, and the ability and willingness to commit sufficient time to the Board. Our Board considers many factors in evaluating the suitability of individual trustee candidates, including their general understanding of global business, sales and marketing, finance, and other disciplines relevant to the success of a large, publicly traded company; understanding of our business and technology; educational and professional background; personal accomplishments; and gender, age and ethnic diversity. The Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which new trustee candidates are selected.
To further the Company’s goal of ensuring that our Board consists of a diversified group of qualified individuals who function effectively as a group and will drive shareholder value, our Nominating and Corporate Governance Committee seeks trustee candidates that possess a reputation, both personal and professional, consistent with the image and reputation of the Company, as well as a willingness and ability to devote adequate time and resources to perform Board duties diligently.
In addition to our Corporate Governance Guidelines that emphasize the minimum standards to be used in considering potential trustee candidates, the Nominating and Corporate Governance Committee also has approved a written policy regarding qualification and nomination of trustee candidates. Among other things, the policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, are considered by the Nominating and Corporate Governance Committee when evaluating a particular trustee candidate. These additional qualities and skills include the following:
•
Whether the person possesses specific industry knowledge, expertise or contacts, including in the commercial real estate industry and has familiarity with the general issues affecting the Company’s business

•
The importance of a diversified Board membership, in terms both of the individuals involved and their various experiences and expertise

•
Whether the person would qualify as an “independent trustee” under the NYSE’s listing standards and our Corporate Governance Guidelines

The Nominating and Corporate Governance Committee will seek to identify trustee candidates based on input provided by several sources, including:
•
Other members of the Nominating and Corporate Governance Committee

•
Other members of the Board

•
Shareholders of the Company

The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates and has engaged a search firm in prior searches; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.
As part of the candidate identification process, the Nominating and Corporate Governance Committee evaluates the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Nominating and Corporate Governance Committee considers whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Nominating and Corporate Governance Committee will then evaluate each candidate considering his or her qualifications and credentials, and any additional factors the Nominating and Corporate Governance Committee deems necessary or appropriate.
Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending trustee candidates. All candidates submitted by shareholders will be evaluated in the same manner, provided that advance notice and other requirements set forth in our bylaws have been followed.
After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee recommends to the Board the nomination of candidates equal to the number of trustee positions to be filled at the Annual Meeting of Shareholders. The Board selects the Board’s trustee nominees for shareholders to consider and vote upon at the Annual Meeting of Shareholders.

2026 PROXY STATEMENT | 21

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Refreshment
Our Board believes that a fully engaged Board is a strategic asset of the Company, and that knowledgeable and fresh viewpoints and perspectives are important for informed decision-making. The Board also believes appropriate tenure can facilitate trustees developing greater institutional knowledge and deeper insight into the Company’s operations across a variety of economic and competitive environments.
Prior to Board vacancies, the Board periodically evaluates whether it collectively has the right balance of skills, experience, attributes and diverse viewpoints necessary for it to drive shareholder value. The results of this evaluation help inform the Board of the desired skills preferred for potential Board nominees and to screen trustee candidates.
As part of planning for Board refreshment and trustee succession, the practice of the Nominating and Corporate Governance Committee has been to periodically consider potential trustee candidates. As a result of this ongoing review, in the last ten years the Board has appointed five new trustees.
With the Board’s recommended slate of nine nominees, the Board believes it has an appropriately balanced board and will continue to consider opportunities to strengthen the Board’s composition over time. As a group, the average tenure of the nominees for election to the Board is approximately 11 years.

Board Diversity
Our Corporate Governance Guidelines list the various characteristics the Nominating and Corporate Governance Committee should consider in reviewing candidates for the Board. In addition to relevant business experience, qualifications, attributes, skills and willingness to devote sufficient time to the Board and its committees, our Corporate Governance Guidelines enumerate personal characteristics that should be considered, including reputation, high integrity, ability to exercise sound judgment and an adherence to the highest ethical standards.
To ensure the Board benefits from diverse perspectives, our Board and Nominating and Corporate Governance Committee seek qualified nominees from a variety of backgrounds, including candidates of age, gender and ethnic diversity. The Board and Nominating and Corporate Governance Committee consider our Board’s diversity as a strength. To that end, we evaluate such characteristics in concert with the business and personal characteristics described above. The result is a slate of trustee nominees where 67% of our trustee nominees contribute to gender/ethnic diversity.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Role and Responsibilities
Our Board of Trustees acts as the steward of the Company for the benefit of all shareholders. Our trustees exercise their business judgment in the best interests of the Company and its shareholders consistent with their legal duties. Our trustees also bring to the Board a wealth of business experience and a track record of excellent business judgment in various situations relevant to the Company’s operations. As further discussed below, our Board also prioritizes shareholder engagement and believes hearing and listening to shareholder perspectives firsthand is valuable for both management and the trustees of the Board.
The Board is committed to ensuring our overall business strategy is designed to create long-term value for our shareholders. By playing an active role in formulating, planning and overseeing the implementation of the Company’s strategy, the Board engages in a robust strategic planning process during which key elements of our business and financial plans, strategies and near- and long-term initiatives are developed and reviewed. This process includes a thorough review of the Company’s overall strategy, opportunities, challenges and capabilities with our senior management team. In addition to business strategy, the Board reviews the Company’s short-term and long-term financial plans, which serve as the basis for the annual operating and capital plans. The Board evaluates progress made, as well as related challenges and risks, with respect to our strategy and plans throughout the year.
Our Board has been actively engaged in overseeing the execution of the Company’s near-term strategic initiatives to increase shareholder value. These near-term priorities include:
(1)
Advancing brand conversions. Continuing our track record of extracting embedded value within our portfolio by executing at least two brand conversions and asset repositioning annually.

(2)
Delivering transformative renovations. Driving value creation through strategic capital reinvestment in our portfolio.

(3)
Strengthening our balance sheet. Actively managing our balance sheet by addressing debt maturities through 2029 and mitigating interest rate risk.

(4)
Enhancing shareholder returns. Through recycling disposition proceeds from asset sales into optimal uses such as share repurchases, acquisitions, debt reduction, and capital reinvestment, as well as returning significant capital through our compelling and well-covered dividend.

The Board will continue to oversee and support actions to enhance value for all shareholders and be intensely engaged in the Company’s strategic direction and future.

Corporate Governance Profile
We have developed a corporate governance framework designed to ensure our Board has the authority and practices in place to review and evaluate our business operations and to make decisions independent of management. Our goal is to align the interests of trustees, management and shareholders, and comply with or exceed the requirements of the NYSE and applicable laws and regulations. This framework establishes the practices our Board follows with respect to, among other things, Board composition and member selection, Board meetings and involvement of senior management, trustee compensation, CEO performance evaluation, management succession planning and Board committees. The Board is committed to seeking opportunities for improvements on an ongoing basis. On an annual basis, the Board evaluates our corporate governance framework based on shareholder feedback, results from the Annual Meeting of Shareholders, the Board and committees’ self-assessments, governance best practices and regulatory developments.

2026 PROXY STATEMENT | 23

CORPORATE GOVERNANCE AND BOARD MATTERS

Notable features of our corporate governance structure include the following:
CORPORATE GOVERNANCE OVERVIEW
•
Our Board is actively involved in the oversight of strategic and risk management issues, supported by a robust enterprise risk assessment process

•
Our Board regularly evaluates its own practices and composition

•
Our Board prioritizes shareholder engagement and takes actions to strengthen the Company

•
Lead Independent Trustee

•
Annually elected Board, with a majority voting standard in uncontested elections

•
Plurality voting standard only applies if, as of the record date for an annual meeting, the number of trustee nominees exceeds the number of trustees to be elected

•
7 of our 9 trustees are independent under the listing standards of the NYSE and applicable SEC rules, including all members of our Board committees

•
Separate Chairman and CEO roles

•
We adopted amendments to our Declaration of Trust and bylaws to allow shareholders to amend our bylaws by a majority vote of the outstanding shares entitled to be cast on the matter

•
We have opted out of all of the Maryland business combination, control share acquisition and unsolicited takeover statutes, and in the future, we cannot opt back into any of these provisions without shareholder approval

Although we have opted out of the Maryland unsolicited takeover statute, we note that, pursuant to provisions in our Declaration of Trust and bylaws, we currently:
•
Require, unless called by the Executive Chairman or Chairman of the Board, Chief Executive Officer, President or a majority of our trustees, the written request of shareholders entitled to cast not less than a majority of the votes entitled to be cast at a meeting to call a special meeting

•
Provide that trustees may only be removed for cause and then only by the affirmative vote of holders of at least two-thirds of the votes entitled to be cast in the election of trustees

•
Provide that the number of trustees may be determined by our Board and that our trustees may fill vacancies on our Board; shareholders accordingly do not have the authority to determine the number of trustees on our Board or to fill vacancies on the Board other than vacancies resulting from the removal of a trustee

Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines which provide a flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. The Corporate Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with a goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines address, among other things:
•
The responsibilities and qualifications of trustees, including trustee independence, the responsibilities, composition and functioning of the Board committees, and the appointment and role of the Lead Independent Trustee
•
Board refreshment and tenure

•
Principles of trustee compensation

•
Review of management succession

Our Corporate Governance Guidelines are reviewed annually by the Nominating and Corporate Governance Committee.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics
Our Board has adopted and maintains a Code of Business Conduct and Ethics that applies to our officers (including our Executive Chairman, President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and Chief Accounting Officer), trustees and employees. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:
•
Honest and ethical conduct, including the honest and ethical handling of actual or potential conflicts of interest between personal and professional relationships

•
Compliance with applicable governmental laws, rules and regulations

•
Full, fair, accurate, timely and understandable disclosure in the reports we file with or submit to the SEC and/or in other public communications

•
Fair dealing with our customers, suppliers, consultants, competitors, employees and other persons with whom we interact

•
Prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons

•
Accountability for adherence to the Code of Business Conduct and Ethics

Any waiver of, or amendments to, the Code of Business Conduct and Ethics that apply to our executive officers or trustees may be made only by the Nominating and Corporate Governance Committee or another committee of the Board comprised solely of independent trustees or a majority of our independent trustees. Any waivers will be disclosed promptly. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our Executive Chairman, President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel and Chief Accounting Officer by posting such information on our website at www.rljlodgingtrust.com, under the section, “Investor Relations—Corporate Governance.”

Availability of Corporate Governance Materials
Shareholders may view our corporate governance materials on our website at investor.rljlodgingtrust.com/corporate-governance/highlights. These documents are available in print to any shareholder who sends a written request to:
RLJ Lodging Trust Attention: Investor Relations 7373 Wisconsin Avenue Suite 1500 Bethesda, Maryland 20814
Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure
Separate Chairman and Chief Executive Officer Positions
ROBERT L. JOHNSON Founder and Executive Chairman since the formation of the Company in 2011
Both Mr. Johnson and Ms. Hale are executive officers of the Company. The separation of the roles of Chairman and Chief Executive Officer allows Mr. Johnson and Ms. Hale both to have leadership roles on the executive management team, which our Board believes is important considering their knowledge of the Company and extensive expertise in the lodging and hospitality industry.
LESLIE D. HALE Chief Executive Officer and President since August 2018
Our Board continues to believe our current leadership structure, including separate positions of Executive Chairman and Chief Executive Officer, provides an effective leadership model for the Company which benefits from the distinct abilities and experience of both individuals and is a model of good corporate governance.
The Board also believes having an Executive Chairman is useful as it ensures that our Board leadership retains a close working relationship with management.

Lead Independent Trustee
Our Board believes that its governance structure ensures a strong, independent Board even though the Board does not have an independent Chairman. To strengthen the role of our independent trustees and encourage independent Board leadership, the Board also has established the position of Lead Independent Trustee, which currently is held by Nathaniel A. Davis.
In accordance with our Corporate Governance Guidelines, the responsibilities of the Lead Independent Trustee include, among others:
•
Serves as liaison between:

(i)
Management, including the President and Chief Executive Officer

(ii)
Our other independent trustees

(iii)
Interested third parties and the Board

•
Speaks regularly with our CEO and holds regular calls to discuss Board agenda items, discussion topics and other corporate governance issues

•
Presides at executive sessions of the independent trustees

NATHANIEL A. DAVIS Lead Independent Trustee since July 2016

•
Serves as the focal point of communication to the Board regarding management plans and initiatives

•
Ensures the line between Board oversight and management operations is respected

•
Provides the medium for informal dialogue with and between independent trustees, allowing for free and open communication within that group

•
Regularly engages with the Company’s major shareholders

•
Serves as the communication conduit for other third parties who wish to communicate with the Board

Our Lead Independent Trustee is selected on an annual basis by a majority of independent trustees then serving on the Board.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees
Board Meetings
6
Board meetings (including telephonic/videoconference meetings) held in 2025
100%
attendance at the 2025 Annual Meeting of Shareholders by all trustees serving in 2025
100%
attendance at regular board meetings by all trustees serving in 2025, and 98% attendance at all board and committee meetings

•
Trustees are expected to attend, in person, by telephone or via videoconference, all Board meetings and meetings of committees on which they serve.

•
Pursuant to our Corporate Governance Guidelines, trustees are expected to attend our Annual Meeting of Shareholders.

•
In addition, during 2025, management communicated regularly with the Board members informally outside of regular Board meetings, providing periodic updates on Company matters, including the Company’s operating performance and human capital issues.

Board Committees
The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:
		Committee Memberships
Trustee	Independent	Audit	Compensation	Nominating and Corporate Governance
Evan Bayh
Arthur R. Collins
Nathaniel A. Davis
Patricia L. Gibson
Robert M. La Forgia
Robert J. McCarthy
Robin Zeigler
Meetings in FY 2025*		4	8	4
Attendance at meetings		94%	100%	100%
Committee Chair	Committee Member	Audit Committee Financial Expert

*
Including telephonic and video meetings

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CORPORATE GOVERNANCE AND BOARD MATTERS

MEMBERS
•Robert M. La Forgia
•
•
Patricia L. Gibson

•
Robert J. McCarthy

•
Robin Zeigler

–
Our Board has determined that all
members of the Audit Committee
meet the requirements of
independence, experience,
financial literacy and expertise as
determined by our written charter,
the NYSE, the Sarbanes-Oxley
Act of 2002, the Securities
Exchange Act of 1934, as
amended (the “Exchange Act”),
and applicable SEC rules and
regulations.

–
Our Board also has determined
that Mr. La Forgia is an “audit
committee financial expert,” as
defined by the applicable SEC
regulations and NYSE corporate
governance listing standards.

–
Each Committee member has
accounting or related financial
management expertise.

AUDIT COMMITTEE CHARTER
The Audit Committee charter is
available on our website at:
investor.rljlodgingtrust.com/
corporate-governance/highlights.
REPORT OF THE AUDIT
COMMITTEE
The Audit Committee Report is on
page 40 of this Proxy Statement.
AUDIT COMMITTEE	Meetings in FY 2025	4

 ALL MEMBERS ARE INDEPENDENT
PRIMARY RESPONSIBILITIES
The principal functions of our Audit Committee include oversight related to:
•
Our accounting and financial reporting processes

•
The integrity of our consolidated financial statements and financial reporting process

•
Our systems of disclosure controls and procedures and internal control over financial reporting

•
The risks related to cybersecurity and information technology

•
Our compliance with financial, legal and regulatory requirements

•
The review of all related party transactions in accordance with our related party transactions policy

•
The evaluation of the qualifications, independence and performance of our independent registered public accounting firm

•
The performance of our internal audit function

•
Our overall risk profile

Our Audit Committee is also responsible for:
•
Engaging an independent registered public accounting firm

•
Reviewing with the independent registered public accounting firm the plans and results of the audit engagement

•
Approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services

•
Reviewing the independence of the independent registered public accounting firm

•
Considering the range of audit and non-audit fees

•
Reviewing the adequacy of our internal accounting controls

Our Audit Committee also prepares the audit committee report required by SEC regulations to be included in our annual Proxy Statement.

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CORPORATE GOVERNANCE AND BOARD MATTERS

MEMBERS •Nathaniel A. Davis • Evan Bayh • Arthur R. Collins COMPENSATION COMMITTEE CHARTER The Compensation Committee charter is available on our website at: investor.rljlodgingtrust.com/ corporate-governance/highlights. COMPENSATION COMMITTEE REPORT The Compensation Committee Report is on page 65 of this Proxy Statement.	COMPENSATION COMMITTEE	Meetings in FY 2025	8

 ALL MEMBERS ARE INDEPENDENT
PRIMARY RESPONSIBILITIES
The principal functions of our Compensation Committee include:
•
Reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance considering such goals and objectives, and determining and approving the remuneration of our Chief Executive Officer based on such evaluation

•
Reviewing and approving the compensation of other executive officers

•
Reviewing our executive compensation policies and plans

•
Implementing and administering our incentive and equity-based compensation plans

•
Determining the number of restricted share awards to be granted to trustees, executive officers and other employees pursuant to these plans

•
Assisting management in complying with our Proxy Statement and annual report disclosure requirements

•
Producing a report on executive compensation to be included in our annual Proxy Statement

•
Reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee of the Board of Trustees are Nathaniel A. Davis, Evan Bayh and Arthur R. Collins, each of whom is an independent trustee. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Trustees or the Compensation Committee. Accordingly, during 2025 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

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CORPORATE GOVERNANCE AND BOARD MATTERS

MEMBERS •Evan Bayh • Arthur R. Collins • Nathaniel A. Davis • Patricia Gibson • Robert M. La Forgia • Robert J. McCarthy • Robin Zeigler NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER The Nominating and Corporate Governance Committee charter is available on our website at: investor.rljlodgingtrust.com/ corporate-governance/highlights.	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Meetings in FY 2025	4

 ALL MEMBERS ARE INDEPENDENT
PRIMARY RESPONSIBILITIES
The principal functions of our Nominating and Corporate Governance Committee include:
•
Overseeing the Board’s governance processes, including ESG matters, policies and programs as they relate to the Company. This includes working with the CEO and the Company’s internal ESG Committee to identify and address any ESG issues and risks

•
Identifying and recommending to the Board qualified trustee candidates for election and recommending nominees for election as trustees at the annual meeting of shareholders

•
Recommending to our Board nominees for each committee of our Board

•
Implementing and monitoring our Corporate Governance Guidelines

•
Reviewing and making recommendations on matters involving the general operation of our Board, including board and committee size and composition

•
Facilitating the annual assessment of our Board’s performance as a whole and of the individual trustees as required by applicable law, regulations and the NYSE corporate governance listing standards

•
Overseeing the Board’s evaluation of management

Executive Sessions of Non-Management Trustees
To promote open discussion among non-management trustees, our Board devotes a portion of each regularly scheduled Board and committee meeting to executive sessions without management participation. This practice is in accordance with our Corporate Governance Guidelines and the NYSE listing standards. In addition, our Corporate Governance Guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent trustees. The Lead Independent Trustee presides over these sessions.

Communications with the Board
Shareholders and other interested parties may communicate with the Board by sending written correspondence to:
The Corporate Secretary will then direct such correspondence to the Lead Independent Trustee. The Lead Independent Trustee will decide what action should be taken with respect to the communication, including whether the communication should be reported to the full Board.

Lead Independent Trustee RLJ Lodging Trust c/o Corporate Secretary 7373 Wisconsin Avenue Suite 1500 Bethesda, Maryland 20814
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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Oversight of Risk Management
One of our Board’s most important roles is to oversee various risks that we may face from time to time. During 2025, the Board met formally and informally with management to review and discuss these risks.
The Board and its committees assess whether management has an appropriate framework to manage risks and whether that framework is operating effectively. On a regular basis, the Board and its committees engage with management on risk as part of broad strategic and operational discussions which encompass interrelated risks, as well as on a risk-by-risk basis. The Board executes its oversight responsibility directly and through its committees, which regularly report back to the Board. Each committee has a charter describing its specific responsibilities, which are summarized below. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees. We believe the Board’s leadership structure, supermajority of independent trustees, and allocation of oversight responsibilities to appropriate committees, provides effective board-level risk oversight.

Our Board uses its committees to assist in its risk oversight function as follows:
AUDIT COMMITTEE

Audit Committee responsibilities include, among others:
•
Oversight relating to the integrity of our financial statements and financial reporting process

•
Compliance with financial, legal and regulatory requirements

•
The performance of our internal audit function

•
Our overall risk profile

•
Oversight of risks related to cybersecurity and information technology

COMPENSATION COMMITTEE

Compensation Committee responsibilities include, among others:
•
Oversight of risks related to our compensation practices and plans to ensure that such practices and plans:

(i)
Are designed with an appropriate balance of risk and reward in relation to our overall business strategy

(ii)
Do not encourage excessive or unnecessary risk-taking behavior

•
Oversight of programs related to human capital, including our diversity and inclusion initiatives, labor policies and maintenance of a strong and positive culture

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Nominating and Corporate Governance Committee responsibilities include, among others:
•
Oversight of the general operations of the Board

•
The Company’s compliance with our Corporate Governance Guidelines and applicable laws and regulations, including applicable rules of the NYSE

•
Corporate governance-related risk

•
Oversight of the Company’s ESG initiatives, including as related to Board diversity, sustainability and climate change

The Board believes the composition of its committees, and the distribution of the particular expertise of committee members, makes this an appropriate structure to effectively monitor the risks discussed above.
Due to their executive management positions, Mr. Johnson and Ms. Hale frequently communicate with other members of our management and periodically update the Board on the important aspects of the Company’s day-to-day operations. The Board also receives periodic updates from members of senior management regarding financial risks, legal and regulatory developments, and policies and mitigation plans intended to address the related financial and legal risks.
As it relates to ESG matters, the entire Board has a role in overseeing broad ESG risks and opportunities as they relate to the execution of the Company’s long-term strategy. Consistent with this responsibility, the Board has delegated to the Nominating and Corporate Governance Committee oversight of the Company’s ESG matters and related risks. The Board and relevant committees receive routine reports from across the Company’s management team on salient ESG-related risks and initiatives.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Cybersecurity
The Company is committed to properly addressing the cybersecurity threats we face. Our Audit Committee oversees risks related to information technology (“IT”). Management, including members of the IT Committee, reports at least annually to the Audit Committee regarding the Company’s enterprise risk management, cybersecurity risks and mitigation strategies, and will report cybersecurity incidents to the Audit Committee as they occur, if material. Two Board members have information security experience from their professional experience, and we consider each member of our Audit Committee to possess information security experience by way of their oversight responsibilities over this area. The Audit Committee will inform the full Board of Trustees regarding significant cybersecurity incidents, as appropriate.
We apply a robust approach to the identification, mitigation and management of cybersecurity risks. The Company maintains a dedicated IT Committee to oversee our cybersecurity program. We have established policies, including those related to privacy, information security and cybersecurity, and we employ a broad and diversified set of risk monitoring and mitigation techniques. The Company employs various techniques to reduce cybersecurity risks, including continuous monitoring, early detection tools, and proactive vulnerability management. Our information security policies are informed by the National Institute of Standards and Technology’s Cybersecurity Standards. The Company’s internal controls over financial reporting, which includes certain of the Company’s IT internal controls, are audited by our external auditor as part of our Sarbanes-Oxley Act compliance activities, and this process includes assessing the design and operating effectiveness of those controls.
We conduct an annual information security compliance training for employees to better enable them to detect and report malware, ransomware, and other malicious software and social engineering attempts that may compromise the Company’s IT systems. Employees also are subject to spear-phishing training campaigns, which helps the Company to assess the effectiveness of its training programs. Our management companies are ultimately responsible for our guests’ information, and we monitor these companies, as well as other third-party service providers, to ensure that they are complying with our privacy, information security and cybersecurity policies.
In addition to implementing and monitoring safeguards to minimize the chance and potential impact of a cybersecurity incident, we have established a cybersecurity incident response plan that is designed to effectively address cybersecurity threats that may occur despite these safeguards and help ensure timely and consistent responses to actual or attempted cybersecurity incidents impacting the Company. Given the ever-changing cybersecurity landscape, our IT Committee meets regularly to identify opportunities for incremental improvements, assess additional layers of security, and evaluate new technologies for implementation. In addition, the Company engages, as necessary, cybersecurity experts to analyze the Company’s IT policies, procedures, and infrastructure to assess their effectiveness and to identify opportunities for improvement.
Although we have experienced phishing and similar attempts for unauthorized access to our IT systems and data during the past three years, management has not identified risks from cybersecurity threats, including as a result of any previous cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, including our business strategy, results of operations or financial condition.

Shareholder Engagement
Our Board is deeply engaged in the oversight of Company strategy and risk and is committed to being a responsible and responsive steward of shareholder capital. To that end, building and maintaining long-term institutional relationships with our shareholders is a core goal of the Company and there is no higher priority than earning and maintaining the trust of our shareholders as we build value for the long-term.
Our Approach to Shareholder Engagement
We recognize the importance of maintaining an ongoing dialogue with our shareholders. We believe regular engagement facilitates an open sharing of ideas and perspectives as well as provides an opportunity for constructive feedback to be shared and questions to be answered. We value diverse perspectives on issues including strategy, business performance, risk, culture, compensation practices, ESG matters and other workplace issues. Our engagement efforts and the feedback we receive from shareholders are shared with our entire Board, which fosters further alignment of our policies and practices with shareholder interests.
The management team proactively sought opportunities throughout 2025 to engage with stakeholders and to update investors on our operating results, the status of our external and internal value creation initiatives, our high-quality hotel portfolio and balance sheet strength. Our robust 2025 outreach included participation in numerous industry investor conferences, quarterly earnings calls and non-deal roadshows. Our senior team also hosted multiple property tours.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Environmental, Social and Governance Matters
We remain steadfast in our commitment to ESG and are delivering on our obligation to broaden our sustainability objectives, enhance our disclosures and set measurable goals to achieve in the future. Our annual Corporate Sustainability Report, is available on our website by following the link at https://www.rljlodgingtrust.com/corporate-responsibility-strategy/, and highlights a variety of initiatives, including those related to diversity and inclusion, corporate governance, stakeholder engagement, environmental sustainability and other social responsibility matters, as outlined below.
Diversity and Inclusion. We have continued our longstanding commitment to the importance of diversity and inclusion in the workplace, which has been embedded in the Company since its founding. RLJ leads the industry as one of its most diverse organizations, with 33% of our Board composed of women and 56% that are ethnically diverse. Additionally, at year-end 2025, 61% of our employees were racially diverse and 45% of our employees were women. We recognize that there is still work to be done, especially as it relates to advancing young people of color in the real estate and hospitality industries and are committed to doing our part. In support of this, we have executed on the following initiatives:
•
CEO Action for Diversity and Inclusion: This initiative, which our CEO has signed, pledges support to developing more inclusive and diverse workplaces. This commitment extends to our local communities, where we support youth initiatives to drive education and opportunities that strive to make lasting social impact.

•
NAREIT DDEI Giving Campaign: We are an advocate for advancing diversity within the real estate investment trust (“REIT”) industry and in 2022 became a founding donor of NAREIT’s DDEI Giving Campaign. The Campaign supports programs that focus on educating and creating opportunities including internships, high school career readiness programs, supplier diversity initiatives and corporate real estate training.

Corporate Governance. From a corporate governance perspective, our Board continued its oversight of ESG matters. In particular we:
•
Leveraged our Internal ESG Committee. Our internal ESG Committee meets several times per year and reports to the Nominating and Corporate Governance Committee through the Company’s CEO.

•
Aligned Sustainability Objectives. We have a series of sustainability objectives, aligned with the UN Sustainable Development Goals, as part of our corporate sustainability strategy.

•
Enhanced Disclosures. We continue to evaluate ways to enhance our ESG disclosures to ensure accountability and transparency in accordance with SASB, TCFD and GRI standards. During 2025, we also continued our participation in sustainability frameworks such as GRESB and meaningfully improved our score over the prior year.

Environmental Sustainability. We firmly believe that the sustainability of our business and the Company’s overall profitability is intricately linked to sound environmental stewardship. In the normal course of our business, we prioritize strategies that balance the need to reduce our environmental impact with enhancing operational efficiencies, such as investing in areas that allow us to effectively monitor and reduce our water and energy usage. Our progress is illustrated by our:
•
Commitment to Reducing Our Carbon Footprint. We have committed to setting specific and quantifiable targets including reducing our carbon emissions by 35% by 2030.

•
Energy Efficiency Projects. In partnership with our management companies, as of 2024 we had reduced the energy intensity of our portfolio by 9% and our greenhouse gas intensity by 23% since 2019.

These reductions are a combination of the energy grid using more renewables, efficiencies among our operators and our investments in energy efficiency projects. In addition to reducing our environmental impact, these initiatives have reduced our energy-related expenses.
•
Additional Disclosures and Sustainability Transparency. As noted above, our environmental policies are formalized in our ESG disclosures, and we intend to continue to enhance our program to identify and mitigate climate and other environmental risks.

Overall, upholding our corporate responsibility is integral to our broader business strategy and commitment to driving long-term shareholder value. We are taking measurable steps to address the impact of climate change on our portfolio and committing to setting specific and quantifiable targets. Additionally, we will continue to progress towards achieving improved energy and water efficiency across more of our properties and work closely with our operators and vendors to uphold the principles of diversity and inclusiveness upon which the Company was founded.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Environmental Sustainability
Environmental Strategy. The Company is committed to reducing the prospect of long-term environmental damage and seeks opportunities to do so. We recognize the strategic and financial importance of increasing environmental efficiencies within our hotels and evaluate opportunities to invest in programs that will reduce energy, water consumption and waste while increasing profitability.
Our approach has been to measure and monitor emissions, energy usage, water and waste across our portfolio while actively pursuing reductions at the property level. Recent and ongoing measures to increase efficiency include installing:
•
Energy-efficient lighting

•
Low-flow water fixtures

•
Ventilation, air-conditioning and refrigeration systems

•
Building and guest room specific energy management systems

•
Heating upgrades

Climate Change. The Company is committed to monitoring and addressing risks due to climate change, including natural and man-made risks as well as physical and transition risks. We are consistently engaged in monitoring and identifying potential risks to our portfolio of hotels and developing effective mitigation plans. We also seek to communicate identification of climate related risks and mitigation efforts to our stakeholders.
To mitigate the dangers of extreme weather events, the Company has implemented a comprehensive extreme weather planning and response process that aims to minimize the dangers of extreme weather to our properties and to assist in the expedient recovery from damages sustained during extreme weather. In addition, we have undergone upgrades at multiple properties to improve storm preparedness as well as impact from rising sea levels and flooding.
Energy and Water Efficiency Investments. Our capital expenditure priorities are focused heavily on projects that strengthen our market position and enhance profitability through bringing about energy and water usage reductions and savings.
Social Responsibility

Our key human capital management objective is to attract, recruit, hire, develop and promote individuals who are diverse and talented. Our human capital programs are designed to further develop this talent and prepare our associates for critical roles and leadership in the future. As part of this, we encourage our associates to recognize that they have roles and responsibilities of leadership both in the industry and outside of the business within their networks and communities.
Associate Diversity and Inclusion. We have a long-standing commitment to diversity and inclusion at the Company. As previously mentioned, at year-end 2025, 61% of our employees were racially diverse, and 45% of our employees were women. We are proud that our organization is governed and propelled by such a diverse group of individuals, which we believe contributes to our Company’s success now and will continue to do so in the long-term.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The Company has committed to various initiatives to ensure that our Company remains inclusive and supportive for all, including:
• Conducting regular training on “Creating a Respectful Workplace,” which focuses on unconscious bias, discrimination and harassment

•
Increasing the ethnic and gender diversity of the Company’s first and second tier leadership and requiring a diverse slate of candidates for all job vacancies, including senior leadership positions

•
Actively recruiting diverse candidates for our internship, analyst and other junior level positions, with special outreach to Historically Black Colleges and Universities, Hispanic-Serving Institutions and other colleges and universities focused on minority populations. We see this as a way to introduce women students and students of color to the real estate industry, where women and minorities have traditionally been under-represented

Employee Health and Well-Being. The health and well-being of our associates are fundamental to our success as a business. We provide industry-leading benefits to our employees for both general health and retention purposes, including:
•
An option for 100% paid medical insurance

•
100% paid dental insurance

•
100% paid short-term and long-term disability plans

•
100% paid life insurance plan

•
401(k) Retirement Savings Plan with automatic enrollment for all associates and Company match after six months

•
Employee Assistance Plan

•
Health club subsidy or access

•
Annual education stipend for all employees

Community Engagement and Philanthropy. The Company takes seriously its responsibility to strengthen the communities in which we operate. With our corporate headquarters based in the Washington DC area, many of the programs we have engaged with over the years are especially focused on serving under-served children, young people and others in need in the nation’s capital, including the following:
•
Rebuilding Together Montgomery County (providing free home repairs and accessibility modifications to our neighbors in need in Montgomery County, Maryland)

•
Don Bosco Cristo Rey (high school work study and mentorship program focused on low-income students)

•
The Washington School for Girls (an all-scholarship independent Catholic school serving students in grades 3-8, primarily from Washington, DC’s Wards 7 and 8, and providing a rigorous academic program and a supportive environment that engages families and the community in the social, emotional, and spiritual growth of its students and graduates)

In addition to the Washington, DC area, we seek to help communities where our hotels are located. To connect our associates with their community, the Company operates an associate volunteer program through a series of events every year. Over the past five years, our associates have donated hundreds of hours of service to organizations such as Habitat for Humanity.
Governance
We are committed to strong corporate governance and to building upon on our current robust practices. As a result, we have made significant enhancements to our corporate governance processes over the years, including the following:

•
Formalized the Nominating and Corporate Governance Committee’s oversight of ESG matters

•
Focused on the Audit Committee’s role in overseeing corporate risk, especially as it relates to cybersecurity

•
Maintained regular management reporting to the Nominating and Corporate Governance Committee on human capital issues, including as they relate to recruitment, retention and succession planning

RLJ maintains an updated website devoted to the Company’s ongoing ESG initiatives, which can be accessed at: www.rljlodgingtrust.com/corporate-responsibility-strategy/.
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Trustee Compensation
The members of our Board who are also our employees do not receive additional compensation for their services on the Board. With respect to the independent trustees, the Compensation Committee reviews competitive compensation data annually and makes compensation adjustments as required. Compensation adjustments for the trustees were made in 2025 for the Committee Chairs and Committee Membership. Adjustments were last made in 2023 for the Board Trustee Annual Retainer and Annual Share Award. During the fiscal year ended December 31, 2025, annual compensation for non-employee trustees was based on the following schedule:
Board of Trustees Role	Annual Retainer	Annual Share Award
Board Trustee	$80,000	$130,000
Lead Independent Trustee	$30,000
Committee Chairs
• Audit Committee	$27,500
• Compensation Committee	$25,000
• Nominating and Corporate Governance Committee	$20,000
Committee Membership
• Audit Committee	$12,500
• Compensation Committee	$12,500
• Nominating and Corporate Governance	$10,000
Each non-employee trustee receives the annual base retainer for his or her services in cash (or, as discussed below, in common shares) in quarterly installments paid in arrears in conjunction with quarterly Board meetings. In addition to the annual retainers, each non-employee trustee will receive an annual equity award of restricted shares with an aggregate value of $130,000, which will vest ratably on the first four quarterly anniversaries of the date of grant, subject to the trustee’s continued service on our Board. We also reimburse each of our trustees for his or her travel expenses incurred in connection with his or her attendance at full Board and committee meetings.
Our non-employee trustees may elect to receive all or a portion of any annual cash retainer (including cash retainers for service as a chairperson of any committee or for service as lead trustee) in the form of common shares.
In addition, each of our non-employee trustees is entitled to receive an annual allowance of up to $12,500 for use at the Company’s hotels in each calendar year. If a non-employee trustee does not use the allowance in that calendar year, the allowance is forfeited. In 2025, four Company trustees utilized the trustee hotel allowance.
Mr. Johnson and Ms. Hale received no separate compensation for their service as trustees of the Company. For information related to the compensation of Mr. Johnson and Ms. Hale, please refer to “Compensation of Executive Officers—Summary Compensation Table.”

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CORPORATE GOVERNANCE AND BOARD MATTERS

Trustee Compensation Table
The following table sets forth the compensation paid to each individual who served as a non-employee member of our Board in 2025.
Non-Employee Trustee	Fees Earned or Paid in Cash	Share Awards(1)	All Other Compensation	Total
Evan Bayh	$112,500	$129,996(2)	$8,258(4)	$250,754
Arthur R. Collins	$102,500	$129,996(2)	$6,179(3)	$238,675
Nathaniel A. Davis	$145,000	$129,996(2)	$6,179(4)	$281,175
Patricia L. Gibson	$102,500	$129,996(2)	$8,772(4)	$241,269
Robert M. La Forgia	$117,500	$129,996(2)	$6,768(4)	$254,264
Robert McCarthy	$102,500	$129,996(2)	$6,179(3)	$238,675
Robin Zeigler	$102,500	$129,996(2)	$14,051(4)	$246,547

(1)
With respect to each award, the grant date fair value is equal to the market value of the Company’s common shares on the date of the award multiplied by the number of shares awarded.

(2)
Represents the aggregate 2025 grant date fair value of 18,518 restricted common shares issued to each of our non-employee trustees for service on the Board. The restricted common shares vest ratably on the first four quarterly anniversaries of the date of grant. As of December 31, 2025, each non-employee trustee held 9,259 unvested restricted common shares.

(3)
Represents $6,179 in dividends paid on unvested restricted common shares granted to our non-employee trustees.

(4)
Includes (i) the dividends paid on unvested restricted shares of $6,179 and, (ii) for stays in Company hotels pursuant to their use of the $12,500 annual hotel allowance, the additional amounts of $2,079 (Bayh), $2,594 (Gibson), $589 (La Forgia) and $7,872 (Zeigler).

Share Ownership Guidelines for Trustees
We believe that equity ownership by our trustees and officers ensures alignment of their interests with our shareholders’ interests. To that end, we have adopted formal share ownership guidelines applicable to all of our trustees and officers. On an annual basis, we report ownership status to our Compensation Committee and failure to satisfy the ownership levels, or show sustained progress toward meeting them, may result in payment to both trustees and officers of future compensation in the form of equity rather than cash.
Share Ownership Requirements
Non-Employee Trustee	5x base annual cash retainer
New trustees must comply with the ownership requirement within five years of becoming a member of the Board and are required to hold shares at this level while serving as a trustee.
As of December 31, 2025, each of the trustees’ individual holdings of Company shares exceeded the applicable multiple set forth in the share ownership guidelines, with the exception of Ms. Zeigler, who joined the Board in 2022 and is within the five-year transition window.
For additional information on trustee share ownership, see the table of “Principal Shareholders” on page 97.

2026 PROXY STATEMENT | 37

AUDIT MATTERS

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board, which is composed entirely of independent trustees, has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. After careful consideration of the matter and in recognition of the importance of this matter to our shareholders, the Board has determined that it is in the best interests of the Company and our shareholders and unanimously recommends a vote for the ratification by our shareholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote Required and Recommendation
The affirmative vote of the holders of a majority of all the votes cast at the Annual Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. For purposes of approving Proposal 2, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our shareholders’ best interests. In the event that the appointment of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

Our Board of Trustees unanimously recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2026.

Auditor Fees
Our consolidated financial statements for the year ended December 31, 2025, have been audited by PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for that year. The following summarizes the fees billed by PricewaterhouseCoopers LLP for services performed for the years ended December 31, 2025, and 2024:
	Year Ended December 31,
PwC Fees	2025	2024
Audit fees(1)	$1,706,550	$1,734,767
Audit-related fees	—	—
Tax fees(2)	411,620	479,309
All other fees	—	—
Total	$2,118,170	$2,214,076

(1)
Audit fees for 2025 and 2024 include fees for services rendered for the audit of our consolidated financial statements and the report on the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and other services related to SEC matters.

(2)
Tax fees for 2025 and 2024 include fees for preparation of tax returns, general tax consulting and compliance with U.S. federal income tax laws applicable to REITs.

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AUDIT MATTERS

Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any permitted non-audit services to the Company. The Audit Committee has delegated authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services, for which the estimated cost for such services shall not exceed $100,000 in the aggregate in any calendar year. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement. If the Audit Committee reviews and ratifies any engagement that was pre-approved by the chairperson of the Audit Committee, then the fees payable in connection with the engagement will not count against the $100,000 aggregate annual fee limit.
All services performed by the independent registered public accounting firm in 2025 were approved by the Audit Committee pursuant to its pre-approval policy.

2026 PROXY STATEMENT | 39

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee of the Board of Trustees (the “Board”) of RLJ Lodging Trust (“Audit Committee”) is currently composed of the following Trustees: Robert La Forgia, Robert McCarthy, Patricia Gibson and Robin Zeigler, with Mr. La Forgia serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Board of RLJ Lodging Trust (the “Company”).
One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2025 with our management.
The Audit Committee is also responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by Public Company Accounting Oversight Board Standard No. 16, Communications with Audit Committees and the applicable requirements of the Securities and Exchange Commission (the “SEC”).
The Audit Committee has received both the written disclosures and the letter from PricewaterhouseCoopers LLP (“PwC”) required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PwC its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by PwC are compatible with maintaining the independence of PwC from management and the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements for 2025 be included in its annual report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

Respectfully submitted, The Audit Committee of the Board of Trustees Robert M. La Forgia, Chairman Robert McCarthy Patricia L. Gibson Robin Zeigler

The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

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EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Ages are as of March 23, 2026. Executive officers are elected annually by our Board and serve at the Board’s discretion.

ROBERT L. JOHNSON
Founder and Executive Chairman of the Board since the formation of the Company in 2011 Age 79
See Mr. Johnson’s biography on page 12 of this Proxy Statement.

LESLIE D. HALE
President, Chief Executive Officer Trustee since August 2018 Age 53
See Ms. Hale’s biography on page 13 of this Proxy Statement.

THOMAS BARDENETT
Executive Vice President and Chief Operating Officer since September 2022 Age 62

CAREER HIGHLIGHTS
Extended Stay America (NYSE: STAY), a hospitality company
•
Chief Operating Officer (2015 to 2017)

Crossroads Hospitality, a division of Interstate Hotels and Resorts, a privately owned and operated hospitality management company
•
President (2012 to 2015)

•
Executive Vice President (2004 to 2011)

•
Senior Vice President, Sales and Marketing (1998 to 2004)

EDUCATION
•
B.S., Communications, State University of New York at Oswego (1986)

FREDERICK D. MCKALIP
Executive Vice President, General Counsel and Corporate Secretary since May 2025 Age 61

CAREER HIGHLIGHTS
RLJ Lodging Trust
•
Vice President, Real Estate Asset Management (2022 to 2025)

•
Senior Vice President and General Counsel (2011 to 2021)

RLJ Development, LLC*, a real estate investment firm focused on lodging and hotel properties and the predecessor to RLJ Lodging Trust
•
Vice President and Counsel (2005 to 2011)

Arent Fox PLLC, a law firm
•
Attorney (2000 to 2005)

EDUCATION
•
J.D., University of Virginia School of Law (2000)

•
Master of Urban and Regional Planning, Virginia Tech (1993)

•
B.A., University of Virginia (1988)

* Affiliate of the Company

NIKHIL BHALLA
Senior Vice President, Chief Financial Officer and Treasurer since September 2025 Age 52

CAREER HIGHLIGHTS
RLJ Lodging Trust
•
Senior Vice President, Finance and Treasurer (2021 to 2025)

•
Vice President and Treasurer, Corporate Strategy & Investor Relations (2019 to 2021)

•
Vice President, Finance and Financial Planning & Analysis (2015 to 2019)

FBR Capital Markets & Co., a capital markets firm
•
Vice President Equity Research (2008 to 2015)

Host Hotels & Resorts, a publicly traded lodging REIT
•
Director, Feasibility and Strategic Analysis (2006 to 2008)

EDUCATION
•
Masters, Hospitality Management, Cornell University (2003)

•
B.S., Hotel Administration, Welcomgroup Graduate School of Hotel Administration (1995)

2026 PROXY STATEMENT | 41

EXECUTIVE COMPENSATION

Proposal 3—Non-Binding Vote to Approve Named Executive Officer Compensation
We are providing our shareholders an annual opportunity to indicate whether they support our compensation program for our named executive officers as described in this Proxy Statement by voting for or against the resolution set forth below. This vote, which is required by Section 14A of the Exchange Act and is commonly referred to as “Say-On-Pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation and the narrative disclosure accompanying the tabular presentation. We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of our executive compensation program. Although the vote on this resolution is advisory in nature and, therefore, will not bind us to take any particular action, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. Our current policy is to provide our shareholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of shareholders. It is expected that the next advisory (non-binding) vote to approve executive compensation will be held at the 2027 Annual Meeting of Shareholders.
We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain outstanding executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying a substantial portion of our executives’ total compensation to performance measures that align long-term shareholder value and leadership actions that are expected to position our Company for long-term success.
For the reasons discussed above, we believe our compensation program for our named executive officers is instrumental in helping us achieve our operational and financial goals. Accordingly, we believe that our compensation program should be endorsed by our shareholders, and we are asking our shareholders to vote FOR the following resolution:
“RESOLVED, that the shareholders hereby approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this Proxy Statement.”

Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company’s named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

Our Board of Trustees unanimously recommends a vote FOR the resolution approving on a non-binding advisory basis the compensation of the Company’s named executive officers.
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EXECUTIVE COMPENSATION

Executive Compensation Table of Contents
43	COMPENSATION DISCUSSION AND ANALYSIS
43	I. 2025 Named Executive Officers
44	II. Executive Compensation Program Highlights
45	III. Realized CEO Pay Outcomes and Pay-for-Performance Alignment
46	IV. 2025 Business Highlights and Accomplishments
47	V. Say-on-Pay Vote
47	VI. Philosophy and Objectives of Our Compensation Program
50	VII. 2025 Compensation Snapshot—Approved Values
51	VIII. Components of Executive Officer Compensation
60	IX. Status of Outstanding Multi-Year Performance Equity Awards
61	X. Other Benefits
61	XI. Compensation Review Process
63	XII. Company Policies and Other Matters
65	COMPENSATION COMMITTEE REPORT

65	COMPENSATION TABLES AND RELATED INFORMATION
66	Summary Compensation Table
68	Grants of Plan-Based Awards
69	Outstanding Equity Awards at Fiscal Year-End December 31, 2025
70	Vested Share Awards in 2025
70	Employment Agreements with Our Named Executive Officers
72	Potential Payments Upon Termination or Change in Control
79	Equity Compensation Plan Information
80	CEO Pay Ratio Disclosure
81	Pay Versus Performance Disclosure

Compensation Discussion and Analysis
I.
2025 Named Executive Officers

The Compensation Committee establishes the underlying policies and principles of our compensation program. This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for our named executive officers (the “NEOs”) and explains in detail the process followed to reach its 2025 compensation decisions. As a result of leadership transitions during 2025 and in accordance with SEC requirements, we have seven NEOs for 2025. Five of the NEOs are currently employed by the Company (the “Continuing Officer NEOs”), and two of the NEOs served as executive officers for part of the year but were no longer employed by the Company as of December 31, 2025 (the “Former Officer NEOs” and together with the Continuing Officer NEOs, the “2025 NEOs”). In the table below, we delineate between the Continuing Officer NEOs and the Former Officer NEOs. Unless otherwise noted, references to our “NEOs” refer to the Continuing Officer NEOs, and compensation tables include Former Officer NEOs to the extent required under SEC rules.

Our 2025 NEOs are as follows:
The Continuing Officer NEOs:
Robert L. Johnson	• Executive Chairman
Leslie D. Hale	• President and Chief Executive Officer
Thomas Bardenett	• Executive Vice President and Chief Operating Officer
Frederick D. McKalip	• Executive Vice President, General Counsel and Corporate Secretary
Nikhil Bhalla	• Senior Vice President, Chief Financial Officer and Treasurer
2026 PROXY STATEMENT | 43

EXECUTIVE COMPENSATION

The Former Officer NEOs:
Sean M. Mahoney	• Former Executive Vice President and Chief Financial Officer
Chad D. Perry	• Former Executive Vice President, General Counsel and Corporate Secretary

II.
Executive Compensation Program Highlights

We believe that the primary goal of executive compensation is to align the interests of our NEOs with those of our shareholders in a way that encourages prudent decision making and allows us to attract and retain the best executive talent.
The Compensation Committee adopted a compensation program designed to link financial and strategic results to executive awards, reward favorable shareholder returns and enhance our competitive position within our segment of the hospitality industry. The Compensation Committee is committed to protecting the interests of shareholders by using fair and objective evaluation processes for our executives and prioritizing the creation of short-term and long-term shareholder value. In general, the majority of executive compensation is tied directly to the achievement of pre-established individual and corporate goals. The selected corporate goals help ensure that the financial interests of our senior executives are aligned with those of our shareholders.

PAY-FOR-PERFORMANCE ALIGNMENT	We maintain strong pay-for-performance alignment for our Continuing Officer NEOs, with variable, at risk compensation representing 81% of our Executive Chairman’s: 90% of our Chief Executive Officer’s, and an average of 77% of our Chief Operating Officer’s, General Counsel’s and Chief Financial Officer’s 2025 approved compensation.
FORMULAIC ANNUAL CASH BONUSES WITH PRE-DETERMINED GOALS	For our Continuing Officer NEOs, 100% of our Executive Chairman’s, 85% of the Chief Executive Officer’s, 80% of our Chief Operating Officer’s and General Counsel’s, and 75% of our Chief Financial Officer’s, annual cash bonuses are formulaic and are based on the achievement of rigorous, pre-established corporate performance goals with the remainder for each NEO being based on individual performance. Our cash bonus program employs challenging hurdles and may result in significant fluctuations in payouts aligned with our financial and operating success each year.
EQUITY AWARDS ALIGNED WITH OUR SHAREHOLDERS	The amount of the annual equity award is determined, in part, based on a review of the execution of our strategic business plan and our Total Shareholder Return (“TSR”) performance. Approximately 50% of the value of our applicable 2025 NEOs’ equity awards is granted in performance-based share units that vest at the end of three years subject to achieving rigorous TSR hurdles. See page 45 for an analysis of related equity awards earned by our CEO.
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EXECUTIVE COMPENSATION

III.
Realized CEO Pay Outcomes and Pay-for-Performance Alignment

As discussed in the “Executive Compensation Highlights” section of this Proxy Statement, our executive compensation program is designed to align compensation ultimately realized by our executives with the long-term interests of shareholders and is heavily weighted on equity compensation and ultimately share price performance. As a result, the compensation realized by our CEO, and that of our NEOs, may differ from what was initially granted depending on Company performance. The Compensation Committee believes that providing a comparison of compensation realized by our CEO against what was reported in the Summary Compensation Table provides investors with a more complete understanding of our executive compensation program and outcomes.
90% of our CEO’s compensation is delivered in the form of variable/at-risk pay based on the Company’s performance. This variable compensation comes in the form of both our annual cash bonus program and performance and time-based equity awards, whose ultimate value is tied to multiyear TSR goals (in the case of performance-based awards) and Company share price (in the case of time-based awards). Because of this, realized pay outcomes are directly influenced by the Company’s TSR performance over time. When shareholder returns do not meet the rigorous performance goals we have established, the value ultimately realized by our CEO (and other NEOs) declines accordingly, fostering a direct alignment between pay and performance.

As can be seen in the illustration below, over the past five fiscal years the realized pay for our CEO has been materially lower, approximately 45% on average, than the values as disclosed in the Summary Compensation Table and has largely tracked TSR performance. Furthermore, the actual realized pay has never equaled or exceeded the potential amount of compensation reported in the Summary Compensation Table during the most recent five-year period. The Compensation Committee views this as evidence of the rigor inherent in the Company’s incentive design, and believes this outcome reflects the intention of the Company’s executive compensation program to reward performance and is indicative of long-term alignment with shareholders.
Note that “SCT Reported Pay” reflects base salary, cash bonus earned, and the grant date fair value of equity awards granted in each year. “Realized Pay” reflects base salary, actual cash bonus earned for the fiscal year, plus the current value of all equity awards (using the number of shares actually issued in connection with both time-based and performance-based awards) multiplied by RLJ’s closing stock price on December 31, 2025 of  $7.45 per share. Performance-based equity awards granted in 2023, 2024, and 2025 were all still outstanding as of December 31, 2025; as such, we have used their tracking payouts as of December 31, 2025 to estimate their value above.
2026 PROXY STATEMENT | 45

EXECUTIVE COMPENSATION

IV.
2025 Business Highlights and Accomplishments

In 2025, RLJ executed its strategy against a dynamic backdrop that shifted rapidly throughout the year as a result of policy actions which impacted key segments of lodging demand, such as government and government-adjacent travel and inbound international travel to the U.S. Heightened macroeconomic and geopolitical uncertainty, especially related to tariffs, also weighed on business and consumer confidence throughout the year, while higher borrowing costs and inflation constrained both discretionary spending and profitability.
Although these factors held back industry RevPAR growth in 2025, Urban markets in the U.S., where the majority of RLJ’s portfolio is located, achieved positive RevPAR growth and outpaced the industry, validating our investment strategy. For RLJ specifically, while aggregate hotel revenue growth was constrained on the back of an overall soft demand environment, the closure of the Austin Convention Center for expansion, and transformative renovations at several hotels, we achieved positive aggregate non-room revenues growth for the year. Our non-room revenues were driven by robust increases in areas such as parking, food and beverage and other ancillary revenues where much of our ROI initiatives over the last several years have been focused.
Additionally, the RLJ management team remained nimble and executed several initiatives that are expected to generate shareholder value for years to come, including:
•
Executing hotel brand conversions. We remained focused on unlocking value in our portfolio including executing on the conversion of the former 21c Museum Hotel to The Bankers Alley Hotel Nashville, Tapestry Collection by Hilton. We also continued to make progress on our conversion of the former Renaissance Pittsburgh, which will join Marriott’s Autograph Collection in 2026, and we announced the brand selection for our next conversion—the Wyndham Boston Beacon Hill, which will join Hilton’s Tapestry

Collection. We remain on pace with our long-term goal of delivering an average of two conversions per year.
•
Delivering transformative renovations. As part of our disciplined reinvestment strategy, we completed several transformative renovations at key assets in high occupancy markets during 2025, including properties in New York, Waikiki, and South Florida. These renovations are expected to drive significant revenue gains and result in meaningful returns on investment as the properties ramp.

•
Strengthening the balance sheet. We actively managed our balance sheet by addressing near term maturities and using proceeds from non-core asset sales to reduce debt. During 2025, we refinanced a $200.0 million term loan expiring in 2026, upsizing it to $300.0 million and extending the initial maturity to April 2030 inclusive of extension options, using the incremental proceeds to fully repay the outstanding balance on our revolving credit facility. We ended the year with significant liquidity and a balance sheet positioned for growth.

•
Enhancing shareholder returns. We once again demonstrated our commitment to enhancing total shareholder returns. This was accomplished through recycling capital from asset sales into the opportunistic and accretive repurchase of our common shares at an attractive basis. During the year, we repurchased a total of 3.3 million common shares for $28.6 million. Additionally, we continued to return significant capital to shareholders in the form of dividends. Our dividend remains compelling and well-covered, providing an attractive return to our shareholders.

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EXECUTIVE COMPENSATION

V.
Say-on-Pay Vote

We maintain an active dialogue with our shareholders throughout the year to obtain diverse perspectives on our Company’s operations and ensure that shareholder perspectives are thoughtfully considered on a variety of issues, including governance, strategy, business performance, risk and culture. With respect to our executive compensation program, we provide our shareholders the opportunity to vote annually on this program in an advisory capacity. In 2025, our Say-on-Pay vote received approximately 92% approval. Shareholder support for our program is also evidenced by the strong track record of our Say-on-Pay vote (averaging approximately 92% over the last three years).

HISTORICAL SAY-ON-PAY VOTE: AVERAGING 92%
100.0%
90.0%
80.0%
70.0%
60.0%
92.2%
91.3%
91.7%
2023
2024
2025

VI.
Philosophy and Objectives of Our Compensation Program

We have designed our executive compensation program to achieve the following objectives:
2026 PROXY STATEMENT | 47

EXECUTIVE COMPENSATION

1.
TRANSPARENT AND COMPETITIVE COMPENSATION PROGRAM

In alignment with our compensation objectives, we have developed a transparent and straightforward performance-based compensation program, which consists of four elements:
• Base salary	Base salary is set based on assigned responsibilities and is reviewed annually against market data.
• Annual cash bonus opportunity	In general, executive officers are eligible to receive annual cash bonuses based upon the achievement of rigorous, pre-established goals and objectives.
• Annual time-based equity grants	The Compensation Committee awards annual time-based equity grants to ensure alignment with shareholders and as a retention tool. Grants of time-based restricted shares are determined based on an assessment of our overall corporate performance on both an absolute and relative basis to our peers.
• Multi-year performance equity grants	The Compensation Committee awards multi-year performance equity grants to ensure alignment with shareholder interests over a multi-year period and as a retention tool. These awards will only be earned by the recipients if we achieve certain defined TSR targets over a prospective performance period.
We review the competitive compensation practices for executives of public hospitality REITs and other public REITs of similar size to us to ensure our compensation program is competitive with the market. In establishing compensation for our executive management team, our Compensation Committee uses its judgment in aligning compensation with its assessment of performance on both an absolute and relative basis as compared to the competitive peer group. Accordingly, in years of superior performance compared to the competitive peer group, our executives may receive total compensation toward the higher end of the market range and in years of lagging performance compared to the competitive peer group, our executives may receive total compensation toward the lower end of the market range.

2.
PROPER INCENTIVES TO ACHIEVE PERFORMANCE OBJECTIVES AND MAXIMIZE LONG-TERM SHAREHOLDER VALUE

Our compensation program is designed to tie a substantial portion of executive total compensation to performance measures that align long-term shareholder value and leadership actions that are expected to position us for long-term success. Accordingly, the vast majority of executive total compensation is delivered through our annual cash bonus program, our annual equity award program, and our multi-year performance equity program, with total at-risk compensation representing 81% of the Executive Chairman’s, 90% of the CEO’s, and an average of 77% for the COO, GC, and CFO; these three NEOs (the “Other NEOs”) for the Continuing Officer NEOs’ approved compensation in 2025.

2025 Target Compensation
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EXECUTIVE COMPENSATION

We believe our annual cash bonus program encourages our executives to take prudent steps to achieve, and if possible, exceed, our annual business plan, which we believe will increase shareholder value over the long-term.
We have not guaranteed our executives any minimum cash bonus payments. As a result, in the event of poor individual and/or corporate performance in any year, the executives could receive no cash bonus for that year.
The largest individual component of executive officer total compensation is equity compensation. With certain exceptions for newly appointed executive officers in the year of appointment, we believe approximately 50-70% of the executive’s total annual compensation should be in the form of equity-based awards for the following reasons:
•
Equity awards help (i) ensure that a significant portion of each of our executives’ net worth is tied to the value of our common shares and (ii) align the interests of our executives with those of our shareholders

•
If we have superior long-term operating performance, our executives, through their equity compensation, will eventually receive compensation from dividends and capital appreciation in our common shares that reflects this performance; conversely, if we do not perform as well as our competitors, our executives’ compensation will be below market over the long-term

•
We have designed our equity awards to be TSR vehicles, rewarding our executive officers for both share price appreciation and the payment of dividends. In addition, the Compensation Committee has determined that, beginning in 2027, target performance for relative TSR under multi-year, performance based equity awards will be increased from the 50th percentile to the 55th percentile

3.
APPROPRIATE BALANCE BETWEEN RISK AND REWARD

Our Compensation Committee designed the compensation program to encourage executives to manage the Company prudently for the long-term. The Compensation Committee, in consultation with the Company’s management, reviews the Company’s policies and procedures with respect to risk assessment and risk management on an annual basis and believes the structure of our compensation program does not encourage unnecessary or excessive risk taking, as illustrated by the following features of the program:
•
We evaluate performance based on the achievement of a variety of business objectives and goals we believe correlate to the long-term creation of shareholder value and are affected by management decisions

•
We provide a significant portion of each executive’s annual compensation in the form of share-based compensation that allows our executives to build sizable holdings of equity and align an appropriate portion of their personal wealth with our long-term performance
•
We structure our annual cash bonus program to provide for payouts only once a threshold level of performance has been achieved

•
We consider non-financial and other qualitative performance factors in determining actual compensation payouts; in 2025, the Compensation Committee considered such performance factors in determining cash bonus payouts as further outlined under “Annual Cash Bonus”

4.
ATTRACT AND RETAIN TALENTED EXECUTIVES

We believe the quality of our executive management team has been and continues to be a critical element of the success of our business. We have successfully attracted talented executives with significant experience in the hospitality and real estate industries who are highly motivated to achieve value for our shareholders. To continue to draw highly skilled executives, we seek to maintain a competitive compensation program to attract key talent from these and related industries. Our compensation program is also designed to retain our executives and motivate them to sustain a high level of performance over the long-term. To ensure the compensation program’s competitiveness, the Compensation Committee reviews the program annually and benchmarks it against the compensation structures of the Company’s peers.

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VII.
2025 Compensation Snapshot−Approved Values

The Compensation Committee, in consultation with its Compensation Consultant, also reviewed:
•
our operational performance including the achievements described under “2025 Performance Goals”

•
total return on both an absolute and relative basis

•
the results of a comprehensive analysis of market-based compensation data, industry trends and best practices

Based on this assessment, our Compensation Committee approved the following 2025 compensation for each of our 2025 NEOs. Amounts shown below vary from the summary compensation table; the summary compensation table illustrates equity awards in the year of grant and not for the performance year to which those grants relate.

Name and Principal Position	Performance Year	Salary	Annual Cash Bonus	Annual Time- Based Equity Awards(1)(2)	Target Value of the Multi-Year Performance Equity Awards(1)(3)	Total Approved Value
Robert L. Johnson Executive Chairman	2025	$515,000	$636,883	$765,000	$765,000	$2,681,883
Leslie D. Hale President and Chief Executive Officer(4)	2025	$882,000	$1,622,116	$3,175,000	$3,175,000	$8,854,116
Thomas Bardenett Executive Vice President and Chief Operating Officer	2025	$565,000	$600,000	$850,000	$850,000	$2,865,000
Frederick D. McKalip Executive Vice President, General Counsel and Corporate Secretary(5)	2025	$465,000	$465,000	$475,000	$475,000	$1,880,000
Nikhil Bhalla Senior Vice President, Chief Financial Officer and Treasurer(6)	2025	$425,000	$260,000	$425,000	$425,000	$1,535,000
Sean M. Mahoney Former Executive Vice President and Chief Financial Officer(7)	2025	$550,000	$249,000	$—	$—	$799,000
Chad D. Perry Former Executive Vice President, General Counsel and Corporate Secretary(8)	2025	$465,000	$—	$—	$—	$465,000

(1)
These amounts differ from the amounts set forth in the “2025 Summary Compensation Table” due to the reporting requirements under applicable SEC rules relating to the timing of the recognition of equity-based compensation.

(2)
Amounts reflect approved cash value of the awards.

(3)
Amounts reflect the approved value of the awards. This amount differs from the grant date fair value of these awards which is calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Given the hurdles associated with these awards, the accounting values are greater than the approved values.

(4)
Ms. Hale served as Interim Principal Financial Officer from August 4, 2025 until September 15, 2025, in addition to her role as President and Chief Executive Officer. Ms. Hale received no additional compensatory arrangements in connection with her service as Principal Financial Officer.

(5)
Mr. McKalip was appointed Executive Vice President, General Counsel and Corporate Secretary, effective May 19, 2025, with a base salary of $465,000. As Mr. Perry was transitioning out of the Company, Mr. McKalip had assumed many of the General Counsel’s responsibilities prior to his May 19, 2025 appointment date. In recognition of Mr. McKalip’s contributions throughout the year, the Compensation Committee determined that he should receive the full-year bonus.

(6)
Mr. Bhalla was appointed Senior Vice President, Chief Financial Officer and Treasurer, effective September 15, 2025, with a base salary of $425,000. Mr. Bhalla’s bonus eligibility did not change from his prior position to his newly appointed role on September 15, 2025. The bonus he received was pro-rated based on the portion of the year he served in his prior position and the portion served in his newly appointed role.

(7)
Amounts paid in 2025 to Mr. Mahoney reflect his compensation until his retirement and are different from what was approved. Mr. Mahoney retired from his position as Executive Vice President and Chief Financial Officer effective May 15, 2025. Mr. Mahoney received a pro-rated bonus in connection with his service prior to his retirement. However, due to Mr. Mahoney’s retirement, he did not receive grants of restricted shares or multi-year equity performance awards in 2025.

(8)
Amounts paid in 2025 to Mr. Perry reflect his compensation until his resignation and are different from what was approved. Mr. Perry resigned from his position as Executive Vice President, General Counsel and Corporate Secretary effective May 9, 2025. Mr. Perry received restricted shares and multi-year equity performance awards in 2025. Due to Mr. Perry’s resignation, the amounts were forfeited.

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VIII.
Components of Executive Officer Compensation

The following summarizes the elements and amounts of our compensation program for our 2025 NEOs in 2025.
	Pay Element	Consideration	Key Design Features	Objective
Short Term	Base Salary	• Cash	• Reviewed periodically against market data • Aligned with market level of peers	• Reward the skill and expertise of our executives on a day-to-day basis
	Annual Bonus	• Cash
•
Annual cash bonus is tied to achievement of rigorous corporate and strategic objectives and individual performance. Below are the percentages tied to corporate and individual performance, respectively for our NEOs:

•
Mr. Johnson: 100%/0%

•
Ms. Hale: 85%/15%

•
Messrs. Bardenett, McKalip, Mahoney, and Perry: 80%/20%

•
Mr. Bhalla: 75%/25%

•
Key corporate bonus program metrics

•
Achieve full year EBITDA budget

•
Leverage maintenance during 2025

•
2025 market share gains

•
Launch three strategic conversions

• Reward the achievement of key annual initiatives • Focus on metrics and objectives that drive long-term value creation
Long Term	Multi-Year Performance Equity Award	• Performance share units convertible into common shares based on TSR performance
•
Tied to relative TSR

•
Cumulative Relative TSR requirement between 25th and 75th percentiles of peer TSR:

•
If absolute TSR is negative, awards will be reduced or capped

•
Awarded based on performance over rolling three-year periods

• Align executive incentives with RLJ’s shareholders • Emphasize multi-year share price performance
	Annual Time-Based Equity Grants	• Restricted shares	• Awarded annually • Determined based on review of the execution of our strategic business plan and our TSR performance • Vest in annual installments over a three-year period	• Aid the retention of talented executives
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ANNUAL BASE SALARY
Base salary is designed to compensate our executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, the Compensation Committee considered each executive officer’s role and responsibility, unique skills, and future potential with our Company, as well as salary levels for similar positions in our core markets and among other executives within the Company (internal pay equity).

The annual base salaries approved for each of our 2025 NEOs for 2025 are:
Name	Base Salary
Robert L. Johnson	$515,000
Leslie D. Hale	$882,000
Thomas Bardenett	$565,000
Frederick D. McKalip(1)	$465,000
Nikhil Bhalla(1)	$425,000
Sean M. Mahoney(2)	$550,000
Chad D. Perry(2)	$465,000

(1)
Amounts reflect base salary solely from both the executives’ newly appointed positions. Mr. McKalip was appointed Executive Vice President, General Counsel and Corporate Secretary, effective May 19, 2025, and prior to such time, his annual base salary was $180,250. Mr. Bhalla was appointed Senior Vice President, Chief Financial Officer and Treasurer, effective September 15, 2025, and prior to such time, his annual base salary was $310,000.

(2)
Amounts reflect base salary approved for each Former Officer NEO for 2025, not what was actually paid in 2025, before their departures. Mr. Mahoney retired from his position as Executive Vice President and Chief Financial Officer effective May 15, 2025 and Mr. Perry resigned from his position as Executive Vice President, General Counsel and Corporate Secretary effective May 9, 2025.

ANNUAL CASH BONUS
Our NEOs each have an opportunity to earn an annual cash incentive award designed to reward annual corporate performance, and, with respect to the other 2025 NEOs, to also encourage and reward individual achievement during the year.
In the first calendar quarter of 2025, the Compensation Committee established a target annual cash incentive award opportunity for each of our 2025 NEOs (other than Messrs. McKalip and Bhalla) following a review of their individual responsibilities, experience, qualifications, individual performance and contributions, as well as an analysis of data from the Peer Group and Executive Chairman Peer Group discussed on pages 62. The targeted annual cash incentive award opportunity and the performance goals set by the Compensation Committee (discussed below) are communicated to the NEOs at the beginning of each year.
For Mr. McKalip, who was appointed to his current position during the 2025 calendar year, his annual cash incentive award opportunity is based solely on the program applicable to the other 2025 NEOs. For Mr. Bhalla who was appointed to his current position during the 2025 calendar year, his annual cash incentive award opportunity did not change from his prior position to his newly appointed role. The bonus he received was pro-rated based on the portion of the year he served in his prior position and the portion served in his newly appointed role.
The Compensation Committee considers all relevant facts and circumstances when evaluating performance, including changing market conditions and broad corporate strategic initiatives, along with overall responsibilities and contributions and retains the ability to exercise its judgment and discretion to adjust an award up or down.
2025 BONUS OPPORTUNITY
For 2025, Mr. Johnson’s annual cash incentive award was based solely on corporate performance. Ms. Hale’s annual cash incentive award was based 85% on corporate performance and 15% on individual performance. Messrs. Bardenett’s and McKalip’s annual cash incentive awards were based 80% on corporate performance and 20% on individual performance and Mr. Bhalla’s annual cash incentive award was based 75% on corporate performance and 25% on individual performance.
The Compensation Committee established threshold, target, maximum and outperform annual cash incentive award levels as a percentage of base salary for our NEOs as set forth below. For 2025, following analysis and discussion with Willis Towers Watson of prevailing market practices, we adopted consistent payout ranges as a percentage of target for all 2025 NEOs.

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	2025 Annual Cash Incentive Awards
Name	Threshold	Target	Maximum	Outperform
Robert L. Johnson	75%	125%	175%	225%
Leslie D. Hale	105%	175%	245%	315%
Thomas Bardenett	60%	100%	140%	180%
Frederick D. McKalip(1)	60%	100%	140%	180%
Nikhil Bhalla(2)	45%	75%	105%	135%
Sean M. Mahoney(3)	60%	100%	140%	180%
Chad D. Perry(4)	60%	100%	140%	180%

(1)
Mr. McKalip was appointed Executive Vice President, General Counsel and Corporate Secretary, effective May 19, 2025. This chart reflects Mr. McKalip’s eligibility at the threshold, target, maximum and outperform levels in his current role.

(2)
Mr. Bhalla was appointed Senior Vice President, Chief Financial Officer and Treasurer, effective September 15, 2025. His performance thresholds did not change during the year, as both his prior and current roles are at the Senior Vice President level.

(3)
Mr. Mahoney retired from his position as Executive Vice President and Chief Financial Officer effective May 15, 2025. As such, he is eligible for a pro-rated 2025 annual cash incentive award. This chart reflects his eligibility at the threshold, target, maximum and outperform levels before his departure.

(4)
Mr. Perry resigned from his position as Executive Vice President, General Counsel and Corporate Secretary effective May 9, 2025. As such, he is not eligible for a 2025 annual cash incentive award. However, as a 2025 NEO, this chart reflects his eligibility at the threshold, target, maximum and outperform levels before his departure.

2025 PERFORMANCE GOALS
In 2025, the Compensation Committee continued its track record of using an objective, rigorous and quantifiable approach to establishing formal performance metrics for the annual cash bonus programs. Early in 2025, the Compensation Committee met to review and establish the metrics and performance ranges for the NEOs’ cash bonus programs. These corporate goals included financial objectives such as achievement of EBITDA targets and those related to corporate initiatives, including launching strategic conversions. The Company also focused on improving its balance sheet through leverage reduction.
These goals support the Company’s position and advancement against its long-term strategic objectives and enhance its ability to capture recovery trends in the hospitality business cycle.
In 2025, the Compensation Committee set its annual corporate goals using its standard rigorous process, taking into account the continuing macroeconomic challenges and persistent headwinds affecting bottom-line growth within the lodging industry. Although the annual incentive objectives for 2025 are lower than those of the prior year, this is representative of prevailing industry and market conditions rather than a reduction in performance expectations. Similar to other lodging REITs, the Company has experienced substantial inflationary pressures on operating expenses—including wages, benefits, and utilities—that have risen more rapidly than revenues, resulting in compressed margins and negatively impacting profitability both across the industry and at the Company’s properties. Despite these recalibrations, the Company’s actual operating results were below the targets set at the beginning of the year, underscoring the ongoing challenges confronting the broader industry.
The Company’s results on its performance metrics were 98.9% of the target level. The metrics considered by the Compensation Committee during 2025 were the following:

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	2025 Key Priority	Performance Goal	Target Objective	Measurement	Threshold / Target / Max / Outperform	Weighting	Final Performance
1	Operationally perform and achieve budget	Achieve full year EBITDA budget	100% of Hotel EBITDA budget	Actual Hotel EBITDA	$361MM / $391MM / $411MM / $421MM	40%	Between Threshold and Target ($363.5MM)
2	Balance sheet flexibility and liquidity	Leverage maintenance during 2025	Maintain leverage during 2025	Leverage level as measured by Net Debt/EBITDA as of December 31, 2025	5.50X / 5.25X / 5.00X / 4.75X	20%	Between Threshold and Target (5.40X)
3	Operationally capture uptrends relative to industry	2025 market share gains	40% of hotels gaining market share	Percentage of hotels who gain market share as measured by full year 2025 STR RevPAR Index	30% / 40% / 50% / 60%	30%	Between Maximum and Outperform (52%)
4	Successfully execute on value creation projects	Complete and Launch Three Strategic Conversions: (i) Renaissance Pittsburgh, (ii) Wyndham Boston Beacon Hill, and (iii) Fairfield Inn & Suites Key West	Key West Brand Selection – Complete comprehensive brand review, competitive selection process, and master program design Boston Conversion Renovation Scope and Budget – Complete brand positioning assessment, program selection, and finalize the brand negotiation Pittsburgh Conversion Renovation Scope, Budget and Launch – Complete the first phase of the comprehensive renovation plan	Number of hotels meeting the target objectives by December 31, 2025	1 / 2 / 3 / N/A	10%	Max (Three Hotels)
2025 Individual Performance Outcomes
In addition to the above rigorous corporate performance objectives, the annual cash incentive awards for the following Continuing Officer NEOs were based on the respective individual performance components: 15% for Ms. Hale, 20% for Messrs. Bardenett and McKalip, and 25% for Mr. Bhalla.
In determining the individual performance outcome for Ms. Hale, the Compensation Committee evaluated her key contributions related to the following:
(i) Setting, enhancing and executing RLJ’s business plan and strategic vision with a focus on potential innovative concepts; (ii) managing executive team development and succession planning; (iii) continuing effective board communication; and (iv) active engagement with investors and research analysts.
In determining the individual performance outcome of Mr. Bardenett, the Compensation Committee took into account the following key contributions:
(i) Leading initiatives designed to enhance portfolio operations and profitability; (ii) directing the implementation of corporate strategies aimed at expanding hotel market share; (iii) designing and

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executing underwriting strategies for hotel conversions, ROI initiatives, and acquisitions; and (iv) drives operating synergies and property maintenance programs through hotel portfolio.
In determining the individual performance outcome of Mr. McKalip, the Compensation Committee took into account the following key contributions:
(i) Managing critical negotiations of all franchise and management agreements with strategic alignment; (ii) directing firmwide legal activities and overseeing the onboarding of a new law firm; (iii) advising the Board of Trustees on significant legal matters; and (iv) supporting execution of the Company’s strategic initiatives.
In determining the individual performance outcome of Mr. Bhalla, the Compensation Committee took into account the following key contributions:
(i) Overseeing the Company’s balance sheet structure, liquidity, and financial flexibility; (ii) leading strategic finance initiatives including addressing near term debt maturities; (iii) directing the development and execution of the Company’s IR messaging strategy; and
(iv) managing Company risk management and overall compliance.
2025 BONUS AMOUNTS
The table below shows the 2024 annual cash bonus awards, the 2025 target awards under the annual cash bonus program, and the 2025 actual award payouts for each of the NEOs. In determining the actual 2025 cash incentive award for our 2025 NEOs, the Compensation Committee considered the factors as indicated in the preceding section. In addition, with respect to Ms. Hale and Messrs. Bardenett, McKalip and Bhalla the Compensation Committee also took into consideration their 2025 individual performance, including their positioning of the Company to optimally benefit from the ongoing lodging recovery. Mr. McKalip’s bonus target is based on the full year, as Mr. Perry was transitioning out of the Company, Mr. McKalip had assumed many of the General Counsel’s responsibilities prior to his May 19, 2025 appointment date. Mr. Bhalla’s bonus target has been prorated to reflect his position start date of September 15, 2025. It was determined each 2025 NEO would receive cash incentive award amounts as follows:

		Annual Incentive Cash Awards
Executive	Position	2024 Actual Bonus Award	2025 Target Bonus	2025 Actual Bonus Award	% Of Target
Robert L. Johnson	Executive Chairman	$645,800	$643,750	$636,883	98.9%
Leslie D. Hale(1)	President and CEO	$1,536,100	$1,543,500	$1,622,116	105.1%
Thomas Bardenett(1)	EVP and COO	$535,000	$565,000	$600,000	106.2%
Frederick D. McKalip(2)	EVP and GC	$47,316	$465,000	$465,000	100.0%
Nikhil Bhalla(2)	SVP, CFO and Treasurer	$225,000	$261,250	$260,000	99.5%
Sean M. Mahoney(3)	Former EVP and CFO	$551,400	$252,083	$249,000	98.8%
Chad D. Perry(4)	Former EVP and GC	$445,000	$465,000	$—	—%

(1)
Ms. Hale’s and Mr. Bardenett’s 2025 Actual Bonus Award was based on the outperformance of individual performance outcomes.

(2)
Messrs. McKalip and Bhalla were appointed to their positions effective May 19, 2025 and September 15, 2025, respectively. Mr. McKalip’s bonus target reflects his newly appointed position. Mr. Bhalla’s bonus target has been pro-rated to reflect the time spent both in his prior position and his newly appointed position.

(3)
Mr. Mahoney retired from the Company effective May 15, 2025. Mr. Mahoney received a 2024 bonus award for his performance. Mr. Mahoney’s bonus target has been pro-rated to reflect his retirement and he received a pro-rated 2025 bonus award for the time spent in his position.

(4)
Mr. Perry resigned from the Company effective May 9, 2025. Mr. Perry received a 2024 bonus award for his performance but was not eligible for a 2025 bonus award as a result of his departure.

EQUITY AWARDS
We grant equity awards pursuant to our 2021 Equity Incentive Plan. Equity incentive awards are designed to focus our executive officers and other employees on, and reward them for achieving long-term goals and enhancing shareholder value.
ANNUAL EQUITY AWARDS
In determining annual equity awards, our Compensation Committee considers our overall financial performance. The awards granted in 2025 under the 2021 Equity Incentive Plan recognized each individual’s contributions to our performance in 2024 and provided a retention element to their compensation. More detail with respect to the equity awards granted in 2025 is provided in the table under “Compensation of Executive Officers—Grants of Plan-Based Awards.”
As part of our review of 2025 performance in February 2026, we approved our annual time-based equity grants. The annual time-based equity grant represents a time-based restricted share award that is based on a subjective review of our performance, as well

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as the competitive pay of the Peer Group and the Executive Chairman Peer Group.
As it does every year in February, the Compensation Committee assesses the Company’s performance for the preceding year, including relative to its peer companies, and each NEO’s individual performance with respect to their management business objectives (“MBOs”). For 2025, given (i) the Company’s achievement of its performance objectives; (ii) the Company’s relative performance when compared to our peers; and (iii) the individual MBO achievements for Ms. Hale, and Messrs. Bardenett, McKalip and Bhalla, the Compensation Committee determined it was prudent to compensate the executives in a range that reflects the improved Company performance and the attainment of their individual objectives.
The 2025 annual time-based equity grants, awarded in 2026, and the 2024 annual performance equity grants, awarded in 2025, were as follows for the 2025 NEOs:

Name	Value of 2025 Award(1)	Value of 2024 Award(1)
Robert L. Johnson	$765,000	$715,000
Leslie D. Hale	$3,175,000	$3,004,400
Thomas Bardenett	$850,000	$770,000
Frederick D. McKalip(2)	$475,000	$45,063
Nikhil Bhalla(2)	$425,000	$275,000
Sean M. Mahoney(3)	$—	$—
Chad D. Perry(4)	$—	$450,000

(1)
Amounts reflect the approved value of the awards. This amount differs from the grant date fair value of these awards which is calculated in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Given the hurdles associated with these awards, the accounting values are greater than the approved values.

(2)
Messrs. McKalip and Bhalla were appointed to their positions effective May 19, 2025 and September 15, 2025, respectively.

(3)
As a result of Mr. Mahoney’s pending retirement, he did not receive a 2024 annual time-based equity grant in 2025. Mr. Mahoney retired from his position as Executive Vice President and Chief Financial Officer effective May 15, 2025 and was not eligible to receive a 2025 annual time-based equity grant in 2026.

(4)
As a result of Mr. Perry’s resignation his 2024 time-based equity grant was forfeited in 2025. Mr. Perry resigned from his position as Executive Vice President, General Counsel and Corporate Secretary effective May 9, 2025, and was not eligible to receive a 2025 annual time-based equity grant for 2026.

These restricted share awards will vest on the first three annual anniversaries of the date of grant, subject to the executive’s continued employment, Because these awards for 2025 performance were made in 2026, pursuant to applicable SEC disclosure rules, such awards will be reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table in our proxy statement for the 2027 annual meeting of shareholders (which reflects 2026 compensation).

MULTI-YEAR PERFORMANCE EQUITY AWARDS
The Compensation Committee has established the Company’s Multi-Year Performance Equity Award program in alignment with its philosophy of rewarding Company executives for superior performance and ensuring consistency with competitive market terms. The program is a critical retention tool for the Company’s executives, with shares only awarded if the Company satisfies specific performance hurdles over a three-year period.
Specifically, the Multi-Year Performance Equity program has rigorous performance goals. Our Multi-Year Performance Plan includes relative TSR hurdles that may result in reduced payouts if absolute TSR is negative.
Our performance hurdles are discussed in greater detail below and require meaningful Company performance. The Compensation Committee has determined that, beginning in 2027, target performance under such awards for relative TSR will be increased from the 50th percentile to the 55th percentile. The Compensation Committee believes that these design features align our compensation program with shareholders, appropriately reward our executives and are consistent with programs at companies with which we compete for talent.
Please see the discussion below on the 2026 and 2025 Multi-Year Performance Equity Awards.

2026 MULTI-YEAR PERFORMANCE EQUITY AWARDS
In February 2026, the Compensation Committee approved performance units awards to each of Ms. Hale and Messrs. Johnson, Bardenett, McKalip, and Bhalla, subject to the approval of the RLJ Lodging Trust 2026 Equity Incentive Plan by the Company’s shareholders. Mr. Mahoney retired, effective May 15, 2025, and
Mr. Perry resigned, effective May 9, 2025 and were not eligible for a 2026 performance award. Performance units awarded pursuant to the 2026 Multi-Year Performance Plan are earned and convert into common shares based on the Company’s attainment of a relative TSR target, subject to modification based on absolute TSR

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performance. TSR is calculated to include both common share price appreciation and common share dividends paid during the applicable performance periods. The performance share units vest at the end of a three-year performance period (the “measurement period”).
The awards granted pursuant to the 2026 Multi-Year Performance Plan (the “2026 Performance Awards”) are subject to the measurement of our TSR (“2026 Relative TSR”) relative to that of the performance peer group (the “2026 Plan Peer Group”) during the entire measurement period. The 2026 Performance Awards are subject to modification based on the Company’s absolute TSR (“2026 Absolute TSR”) performance as follows (i) if the 2026 Relative TSR performance exceeds target and 2026 Absolute TSR is less than zero, payouts will be reduced by 25%, but not below target and (ii) if 2026 Absolute TSR is down more than 15% during the entire measurement period, the maximum payout will be capped at 115% of target.
The 2026 Performance Award may be earned at a range of 50% to 200% of the target 2026 Performance Award contingent on our achieving 2026 Relative TSR over the measurement period at specified percentiles of the 2026 Plan Peer Group, ranging from the 25th percentile to the 75th percentile, as described below, and will be modified based on 2026 Absolute TSR performance, as discussed above. The percentage of the 2026 Performance Award that is earned for performance between the threshold and target, and between the target and maximum, levels will be calculated by linear interpolation. If the Company is below the 25th percentile of the 2026 Plan Peer Group at the end of the measurement period, no portion of the 2026 Performance Award will be earned.
The common shares earned pursuant to the 2026 Performance Award will vest 100% at the end of the three-year measurement period. Our NEOs will not be entitled to receive any dividends prior to the date upon which the shares are earned. For any common shares issued at the end of the measurement period, our NEOs will be entitled to receive payment of an amount equal to all dividends that would have been paid if such common shares had been issued at the beginning of the measurement period.

Actual Three-Year Performance Compared to Peer Group	Percentage of 2026 Relative Award Earned
Threshold: 25th percentile	50%
Target: 50th percentile	100%
Maximum: 75th percentile	200%
Our Compensation Committee selected the following 14 companies as the 2026 Plan Peer Group against which our performance will be compared over the measurement period. These companies represent the constituents of the SNL U.S. REIT Hotel Index:

We intend to make grants of long-term performance share units on an annual basis. When the 2026 Performance Award is calculated at the end of the measurement period, our Continuing Officer NEOs have the potential to earn the following numbers of common shares under the 2026 Multi-Year Performance Plan, based on the Company’s performance level:

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	Number of Common Shares Based on:
Name	Threshold Performance	Target Performance	Maximum Performance
Robert L. Johnson	46,476	92,952	185,904
Leslie D. Hale	192,891	385,783	771,566
Thomas Bardenett	51,640	103,280	206,560
Frederick D. McKalip	28,857	57,715	115,430
Nikhil Bhalla	25,820	51,640	103,280
Sean M. Mahoney(1)	—	—	—
Chad D. Perry(1)	—	—	—

(1)
Mr. Mahoney retired from his position as Executive Vice President and Chief Financial Officer effective May 15, 2025, and Mr. Perry resigned from his position as General Counsel and Corporate Secretary effective May 9, 2025. Neither are eligible to receive 2026 multiyear performance equity awards. However, as 2025 NEOs, we are including them on the chart.

2025 MULTI-YEAR PERFORMANCE EQUITY AWARDS
The Compensation Committee awarded performance units to each of Ms. Hale and Messrs. Johnson, Bardenett, and Perry under the 2025 Multi-Year Performance Plan on March 18, 2025. As a result of Mr. Mahoney’s pending retirement in May 2025, Mr. Mahoney did not receive a 2025 performance award. As a result of Mr. Perry’s resignation in May 2025, he forfeited his 2025 performance award. Mr. McKalip was not awarded any performance units in 2025. Mr. Bhalla was awarded performance units on March 18, 2025 in connection with his prior position at the Company.
Performance units awarded to our NEOs pursuant to the 2025 Multi-Year Performance Plan are earned and convert into common shares based on the Company’s attainment of a relative TSR target, subject to modification based on absolute TSR performance. TSR is calculated to include both common share price appreciation and common share dividends paid during the applicable performance periods. The performance share units vest at the end of a three-year performance period (the “measurement period”).
The awards granted pursuant to the 2025 Multi-Year Performance Plan (the “2025 Performance Awards”) are subject to the measurement of our TSR (“2025 Relative TSR”) relative to that of the performance peer group (the “2025 Plan Peer Group”) during the entire measurement period. The 2025 Performance Awards are subject to modification based on the Company’s absolute TSR (“2025 Absolute TSR”) performance as follows (i) if the 2025 Relative TSR performance exceeds target and 2025 Absolute TSR is less than zero, payouts will be reduced by 25%, but not below target and (ii) the maximum payout will be capped at 115% of target if 2025 Absolute TSR is negative 15% or more.
The 2025 Performance Award may be earned at a range of 50% to 200% of the target 2025 Performance Award contingent on our achieving TSR over the measurement period at specified percentiles of the 2025 Plan Peer Group, ranging from the 25th percentile to the 75th percentile, as described below, and will be modified based on 2025 Absolute TSR performance, as discussed above. The percentage of the 2025 Performance Award that is earned for performance between the threshold and target, and between the target and maximum, levels will be calculated by linear interpolation. If the Company is below the 25th percentile of the 2025 Plan Peer Group at the end of the measurement period, no portion of the 2025 Performance Award will be earned.
The common shares earned pursuant to the 2025 Performance Award will vest 100% at the end of the three-year measurement period. Our NEOs will not be entitled to receive any dividends prior to the date upon which the shares are earned. For any common shares issued at the end of the measurement period, our NEOs will be entitled to receive payment of an amount equal to all dividends that would have been paid if such common shares had been issued at the beginning of the measurement period.
Actual Three-Year Performance Compared to Peer Group	Percentage of 2025 Relative Award Earned
Threshold: 25th percentile	50%
Target: 50th percentile	100%
Maximum: 75th percentile	200%

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Our Compensation Committee selected the following 14 companies as the 2025 Plan Peer Group against which our performance will be compared over the measurement period, which represent companies from the SNL U.S. REIT Hotel Index, modified to exclude micro-cap REITs:

When the 2025 Performance Award is calculated at the end of the measurement period, our NEOs have the potential to earn the following numbers of common shares under the 2025 Multi-Year Performance Plan, based on the Company’s performance level:

	Number of Common Shares Based on:
Name	Threshold Performance	Target Performance	Maximum Performance
Robert L. Johnson	40,486	80,973	161,946
Leslie D. Hale	170,124	340,249	680,498
Thomas Bardenett	43,601	87,202	174,404
Frederick D. McKalip(1)	—	—	—
Nikhil Bhalla(1)	15,571	31,143	62,286
Sean M. Mahoney(2)	—	—	—
Chad D. Perry(3)	25,481	50,962	101,924

(1)
Mr. McKalip did not receive a 2025 performance award in 2025. Mr. Bhalla received a 2025 performance award in 2025 in his previous role as the Company’s Senior Vice President, Finance and Treasurer.

(2)
As a result of Mr. Mahoney’s pending retirement, he did not receive a 2025 performance award in 2025.

(3)
As a result of Mr. Perry resignation, his 2025 performance units were forfeited in 2025.

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IX.
Status of Outstanding Multi-Year Performance Equity Awards

The compensation paid to our NEOs is closely linked to our relative and absolute TSR performance. Based on the award year, our NEOs’ recent multi-year performance equity awards granted to our NEOs have either converted or are currently tracking well below target payout levels, directly aligning their compensation with our TSR performance.
Award Status	Program	Performance Period	Cumulative TSR Performance Requirements	Earning Percentages	Outcome
Completed	2021 Multi-Year Performance Plan	February 2021 – February 2024	• Absolute TSR between 9% and 21% • Relative TSR between the 25th and 75th percentiles	• Threshold 50% • Target 100% • Maximum 200%	Overall Payout: 61.6% of target
Completed	2022 Multi-Year Performance Plan	February 2022 – February 2025	• Absolute TSR between 9% and 21% • Relative TSR between the 25th and 75th percentiles	• Threshold 50% • Target 100% • Maximum 200%	Overall Payout: 60.9% of target
Completed	2023 Multi-Year Performance Plan	February 2023 – February 2026	• Absolute TSR between 9% and 21% • Relative TSR between the 25th and 75th percentiles	• Threshold 50% • Target 100% • Maximum 200%	Overall Payout: 70.7% of target(1)
In-Flight	2024 Multi-Year Performance Plan	February 2024 – February 2027	• Relative TSR between the 25th and 75th percentiles subject to modification based on Absolute TSR	• Threshold 50% • Target 100% • Maximum 200%	Tracking: 0% of target(2)
In-Flight	2025 Multi-Year Performance Plan	March 2025 − March 2028	• Relative TSR between the 25th and 75th percentiles subject to modification based on Absolute TSR	• Threshold 50% • Target 100% • Maximum 200%	Tracking: 57.2% of target(2)

(1)
Based on -23.0% absolute TSR and relative TSR percentile rank of 47.1%.

(2)
For outstanding awards (i.e., those made in 2024 and 2025), outcomes are tracking figures as of December 31, 2025.

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X.
Other Benefits

RETIREMENT SAVINGS OPPORTUNITIES
All full-time employees are able to participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide the 401(k) Plan to help employees save a portion of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to defer a portion of their salary, and we, at our discretion, may make a matching contribution and/or a profit-sharing contribution commencing six months after they begin their employment. For calendar year 2025, we made a matching contribution of up to 4% of each participant’s annual salary, determined by the individual’s contribution and as restricted by the statutory limit.

HEALTH AND WELFARE BENEFITS
We provide all full-time employees a competitive benefits package, which includes health and welfare benefits, such as medical, dental, short and long-term disability insurance and life insurance plans. We also subsidize a gym membership for employees.

XI.
Compensation Review Process

ROLE OF THE COMPENSATION COMMITTEE
The Compensation Committee, which consists of three independent trustees, is responsible for overseeing the development and administration of our compensation policies and programs and the review and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:
•
Reviews and approves, on an annual basis, the corporate incentive goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers

•
Evaluates the performance of our executive officers considering these goals and objectives

•
Evaluates the competitiveness of each executive officer’s total compensation package

•
Approves any changes to our executive officers’ total compensation packages, including, but not limited to:

•
Base salary

•
Annual and long-term incentive award opportunities

•
Payouts and retention programs

The Compensation Committee is supported in its work by our Executive Vice President, General Counsel and Corporate Secretary, his staff, and the Compensation Consultant, as described below. The Compensation Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.rljlodgingtrust.com, under the section “Investor Relations—Corporate Governance.”

ROLE OF THE CHIEF EXECUTIVE OFFICER
Within the framework of the compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, each year our Chief Executive Officer recommends the level of base salary increase (if any) and the annual cash bonuses and the annual equity incentive awards for our NEOs (other than the Chairman and the Chief Executive Officer) and other members of the senior management team. These recommendations are based upon our Chief Executive Officer’s assessment of the Company’s overall performance, each executive officer’s individual performance and employee retention considerations. The Compensation Committee reviews our Chief Executive Officer’s recommendations and, in its sole discretion, determines all executive officer compensation.

ROLE OF THE COMPENSATION CONSULTANT
In 2025, Ferguson Partners was engaged by the Compensation Committee as its independent, third-party executive Compensation Consultant (as previously defined). For 2024, the Compensation Committee received compensation consulting services from Willis Towers Watson. The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of the Compensation Consultant attends meetings of the Compensation Committee and communicates with the chairman of the
Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executive officers.
A written consulting agreement between the Compensation Committee and the Compensation Consultant outlines various executive compensation services including:
•
Advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices

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•
Presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program

•
Providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance

PEER GROUP ANALYSIS
The Compensation Committee relies on compensation information as prepared by the Compensation Consultant to determine the competitive market for our executive officers, including the NEOs. The Compensation Committee uses compensation data compiled from a group of 14 publicly traded REITs (the “Peer Group”) selected using the following methodology:
•
Companies should have a primary investment focus generally on the lodging/resorts sector of the real estate industry or be part of a select group of Maryland-based REITs with whom we compete for talent

•
In terms of size, peer companies should be comparable based on implied market capitalization and/or total enterprise value (approximately 0.5x the size to 2.5x the size, based on total enterprise value, of the Company)

We believe this Peer Group represents the companies with which we currently compete for executive talent and includes our principal business competitors.
For 2025, the Peer Group consisted of the following 14 companies:

EXECUTIVE CHAIRMAN PEER GROUP
In addition to this Peer Group, due to the limited number of REITs who, like us, separate the positions of Executive Chairman of the Board and Chief Executive Officer, we also have created a select Executive Chairman Peer Group (the “Executive Chairman Peer Group”) for purposes of evaluating the compensation of Mr. Johnson.
The 2025 Executive Chairman Peer Group consists of 12 equity REITs that have executives that function exclusively as Chairman of the Board and not also as Chief Executive Officer. For 2025 the peer group companies are as follows:

To assess the competitiveness of our executive compensation program, we analyze Peer Group and Executive Chairman Peer Group proxy compensation data levels, as well as the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is presented to the Compensation Committee for its review and use. The Compensation Committee generally targets the compensation of each NEO at between the median and moderately above median for the applicable peer group for similar positions. In addition, the Compensation Committee also takes into account various factors, such as:
•
our performance within the applicable peer group

•
the scope of responsibilities for each individual executive

•
internal equity considerations

•
any succession and retention considerations

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XII.
Company Policies and Other Matters

SHARE OWNERSHIP GUIDELINES FOR OFFICERS
We believe equity ownership by our trustees and officers helps align their interests with shareholder interests. To that end, we have adopted formal share ownership guidelines applicable to all of our trustees and officers. On an annual basis, we report ownership status to our Compensation Committee. Failure to satisfy the ownership levels, or show sustained progress toward meeting them, may result in payment to both trustees and officers of future compensation in the form of equity rather than cash to meet ownership requirements.
With respect to our officers, the guidelines require ownership of our shares, within five years of becoming an executive officer or from promotion to a new executive officer position, with a value equal to the following multiple of his or her base salary.

Executive Officer Title	Share Ownership Requirements
Chief Executive Officer	• • • • •	5x salary
Executive Chairman	• • • • •	5x salary
Chief Financial Officer, Chief Operating Officer and General Counsel	• • •	3x salary
As of December 31, 2025, each of the Continuing Officer NEOs’ individual holdings of Company shares exceed the applicable multiple set forth in the share ownership guidelines, with the exception of Mr. Bhalla, who became an NEO in 2025 and is within the five-year transition window. For additional information on NEO share ownership, see the table of “Principal Shareholders” on page 97.
Once these requirements have been met, each executive is required to hold shares at this level as long as they remain in the position.

CLAWBACK POLICY
The Company has in place a clawback policy to ensure that executives are not unduly enriched in the event of a financial restatement. The policy was updated in 2023. If we are required to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under the securities laws, the Company shall recover the excess incentive compensation received by any covered executive during the three-years from the date it is determined an accounting restatement is required. The clawback policy also provides that the Compensation Committee may specify that a grantee’s rights, payments and benefits under any equity award will be subject to cancellation, reduction, forfeiture or recoupment under certain circumstances, including but not limited to termination of employment for cause, termination of the grantee’s provision of services to the Company or violation of material Company policies (limited to a two-year look-back period).
In addition, in the case of any accounting restatement, the Compensation Committee is required to:
•
review all incentive compensation paid or awarded to covered executives during the recoupment period; and

•
if any incentive compensation would have been lower based on the restatement, to recover the incremental portion of the incentive compensation in excess of what should have been paid based on the restated financials from the covered executive, subject to certain limited exceptions

NO HEDGING IN OR PLEDGING OF COMPANY SHARES
We have adopted an insider trading policy governing the purchase, sale, and other disposition of our securities by our trustees, officers and employees. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to the Company. Our insider trading policy prohibits our trustees and employees, including our NEOs, and persons residing in the same household as any of the foregoing individuals, from engaging in the following transactions:
•
trading in call or put options involving our securities and other derivative securities

•
engaging in short sales of our securities

•
holding our securities in a margin account

•
pledging our securities to secure margins or other loans

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TAX LIMITS ON EXECUTIVE COMPENSATION
Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and certain former executive officers to the extent any of such persons receives more than $1 million in compensation from us in any one calendar year. To maintain flexibility in compensating officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns. Instead, although our Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, the Compensation Committee reserves the right to structure compensation packages and awards in a manner that may exceed the limitation on the deduction imposed by Section 162(m).

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Compensation Committee Report

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board (and the Board has approved) that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Respectfully submitted, The Compensation Committee of the Board of Trustees Nathaniel A. Davis, Chairman Senator Evan Bayh Arthur R. Collins

The Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act or the Exchange Act that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

Compensation Tables and Related Information
The following tables contain certain compensation information for each NEO. Our 2025 NEOs consisted of the following people:
The Continuing Officer NEOs:
Robert L. Johnson	• Executive Chairman
Leslie D. Hale	• President and Chief Executive Officer
Thomas Bardenett	• Executive Vice President and Chief Operating Officer
Frederick D. McKalip	• Executive Vice President, General Counsel and Corporate Secretary
Nikhil Bhalla	• Senior Vice President, Chief Financial Officer and Treasurer
The Former Officer NEOs:
Sean M. Mahoney	• Former Executive Vice President and Chief Financial Officer
Chad D. Perry	• Former Executive Vice President, General Counsel and Corporate Secretary
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Summary Compensation Table
The following table sets forth a summary of all compensation earned, awarded or paid to our 2025 NEOs in the fiscal years ended December 31, 2025, 2024 and 2023.
Name and Principal Position	Year	Salary(1)	Share Awards(2)	Non-Share Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Robert L. Johnson Executive Chairman	2025	$515,000	$1,642,133	$636,883	$—	$2,794,016
	2024	$515,000	$1,639,608	$645,800	$—	$2,800,408
	2023	$500,000	$1,619,527	$760,800	$—	$2,880,327
Leslie D. Hale President and Chief Executive Officer	2025	$882,000	$6,900,250	$1,622,116	$55,648	$9,460,014
	2024	$882,000	$6,889,568	$1,536,100	$51,179	$9,358,847
	2023	$840,000	$6,510,572	$1,727,000	$51,329	$9,128,901
Thomas Bardenett Executive Vice President and Chief Operating Officer	2025	$565,000	$1,768,457	$600,000	$48,552	$2,982,009
	2024	$565,000	$1,765,709	$535,000	$45,197	$2,910,906
	2023	$550,000	$1,420,368	$640,000	$45,485	$2,655,853
Frederick D. McKalip Executive Vice President, General Counsel and Corporate Secretary	2025	$357,706	$45,061	$465,000	$53,023	$920,790
Nikhil Bhalla Senior Vice President, Chief Financial Officer and Treasurer	2025	$343,535	$631,580	$260,000	$55,648	$1,290,763
Sean M. Mahoney Former Executive Vice President and Chief Financial Officer	2025	$206,250	$—	$249,000	$30,424	$485,674
	2024	$550,000	$1,765,709	$551,400	$51,179	$2,918,288
	2023	$550,000	$1,744,106	$640,000	$51,329	$2,985,435
Chad D. Perry Former Executive Vice President, General Counsel and Corporate Secretary	2025	$167,519	$1,033,509	$—	$30,424	$1,231,452
	2024	$465,000	$1,031,909	$445,000	$51,179	$1,993,088
	2023	$320,730	$1,284,400	$362,000	$29,426	$1,996,556

(1)
For 2025: Increases in annual base salary for each NEO are effective on March 1 of each year, provided such increases are approved by the Compensation Committee. As of March 1, 2025, Mr. Johnson, Ms. Hale and Mr. Bardenett did not receive a base salary increase. Mr. McKalip’s and Mr. Bhalla’s salaries are prorated to reflect their new positions in 2025. Mr. McKalip’s salary prior to being appointed to his new role in 2025 was $180,250. Mr. Bhalla’s salary prior to being appointed to his new role in 2025 was $310,000. Mr. Mahoney and Mr. Perry left the Company in 2025 and their salaries reflect what they were paid in 2025. As of March 1, 2025 (or, for each of Mr. McKalip and Mr. Bhalla, the later date of their appointment in 2025) the base salaries for each of our NEOs were as follows:

Mr. Johnson:$515,000	Ms. Hale:$882,000	Mr. Bardenett:$565,000	Mr. McKalip:$465,000
Mr. Bhalla:$425,000	Mr. Mahoney:$550,000	Mr. Perry:$465,000

(2)
For 2025: Represents the aggregate grant date fair value of the (i) annual grant of restricted shares approved by the Compensation Committee on March 18, 2025, (ii) Mr. McKalip’s annual grant of restricted shares on April 25,2025, and (iii) performance units granted on March 18, 2025, calculated in accordance with FASB ASC Topic 718. The restricted shares granted as annual equity awards vest ratably on each of the first three annual anniversaries of the date of grant. The performance units may be settled in common shares if the Company achieves certain performance over a three-year period. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—Multi-Year Performance Equity Awards—2025 Multi-Year Equity Awards”.

The grant date fair values of the performance units, based upon the probable outcome of the performance units as of the grant date, are as follows:

Mr. Johnson:$927,141	Ms. Hale:$3,895,851	Mr. Bardenett:$998,463	Mr. McKalip:$ —
Mr. Bhalla:$356,587	Mr. Mahoney: $ —	Mr. Perry:$583,515
Mr. Mahoney retired from the Company in 2025 and did not receive a 2025 restricted share or performance unit grant. Mr. Perry resigned from his position in 2025 and forfeited his 2025 restricted shares and performance units. Mr. McKalip did not receive a 2025 performance unit grant.
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Assuming the highest performance conditions are met with respect to the performance units, the value of the performance units, based on a closing price of $8.83 per common share on March 18, 2025 would be as follows:

Mr. Johnson: $1,430,000	Ms. Hale: $6,008,800	Mr. Bardenett: $1,540,000	Mr. McKalip: $ —
Mr. Bhalla: $ 550,000	Mr. Mahoney: $ —	Mr. Perry: $ 900,000

(3)
Represents the annual cash performance bonus for each NEO for the relevant year.

(4)
The amounts shown in the “All Other Compensation” column reflect the following:

Name	Fiscal Year Ended December 31	Health and Dental Care Premiums	Long-Term, Short-Term Disability and Life Insurance Benefits	Parking Benefits	Health Club Premiums	401(k) Plan Match
Robert L. Johnson	2025	$—	$—	$—	$—	$—
	2024	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—
Leslie D. Hale	2025	$36,013	$1,635	$4,200	$—	$13,800
	2024	$31,544	$1,635	$4,200	$—	$13,800
	2023	$32,555	$1,614	$3,960	$—	$13,200
Thomas Bardenett	2025	$28,917	$1,635	$4,200	$—	$13,800
	2024	$25,561	$1,635	$4,200	$—	$13,800
	2023	$26,711	$1,614	$3,960	$—	$13,200
Frederick D. McKalip	2025	$36,013	$1,635	$4,200	$—	$11,175
Nikhil Bhalla	2025	$36,013	$1,635	$4,200	$—	$13,800
Sean M. Mahoney	2025	$14,192	$681	$1,750	$—	$13,800
	2024	$31,544	$1,635	$4,200	$—	$13,800
	2023	$32,555	$1,614	$3,960	$—	$13,200
Chad D. Perry	2025	$14,192	$681	$1,750	$—	$13,800
	2024	$31,544	$1,635	$4,200	$—	$13,800
	2023	$21,835	$1,076	$2,640	$—	$3,875
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Grants of Plan-Based Awards
The following table sets forth information concerning the grants of plan-based awards made to each NEO for the fiscal year ended December 31, 2025.
Name and Position	Grant Approved	Estimated Future Payouts under Non-Share Incentive Plan Awards(1)				Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Share Awards: Number of Shares or Share Units(3)	Grant Date Fair Value of Shares
		Threshold	Target	Maximum	Outperform	Threshold	Target	Maximum
Robert L. Johnson Executive Chairman	2/12/25	$386,250	$643,750	$901,250	$1,158,750
	3/18/25					40,486	80,973	161,946			$927,141(4)
	3/18/25								80,973		$714,992(5)
Leslie D. Hale President and Chief Executive Officer	2/12/25	$926,100	$1,543,500	$2,160,900	$2,778,300
	3/18/25					170,124	340,249	680,498			$3,895,851(4)
	3/18/25								340,249		$3,004,399(5)
Thomas Bardenett Executive Vice President and Chief Operating Officer	2/12/25	$339,000	$565,000	$791,000	$1,017,000
	3/18/25					43,601	87,202	174,404			$998,463(4)
	3/18/25								87,202		$769,994(5)
Frederick D. McKalip Executive Vice President, General Counsel and Corporate Secretary	2/12/25	$279,000	$465,000	$651,000	$837,000
	N/A					—	—	—		$	—(4)
	4/25/25								6,419		$45,061(5)
Nikhil Bhalla Senior Vice President, Chief Financial Officer and Treasurer	2/12/25	$117,563	$261,250	$274,313	$352,688
	3/18/25					15,571	31,143	62,286			$356,587(4)
	3/18/25								31,143		$274,993(5)
Sean M. Mahoney Former Executive Vice President and Chief Financial Officer	2/12/25	$330,000	$550,000	$770,000	$990,000
	N/A					—	—	—		$	—(4)
	N/A								—	$	—(5)
Chad D. Perry Former Executive Vice President, General Counsel and Corporate Secretary	2/12/25	$279,000	$465,000	$651,000	$837,000
	3/18/25					25,481	50,962	101,924			$583,515(4)
	3/18/25								50,962		$449,994(5)

(1)
These columns show the range of potential payouts for 2025 performance under our annual cash incentive bonus awards for our executive officers as described in the section titled “Annual Cash Bonus” in the Compensation Discussion and Analysis (based on their December 31, 2025 base salary). The annual cash incentive bonus awards were granted on February 12, 2025, the date the awards were approved. Messrs. McKalip and Bhalla were appointed to their respective roles in 2025 and the estimated potential payouts under non-share incentive plan awards are for their new roles.

(2)
These columns show the range of potential payouts for performance units granted to our executive officers under the 2021 Equity Incentive Plan. Performance units may be settled in common shares if the Company achieves certain performance over a three-year performance period. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—2025 Multi-Year Performance Equity Awards. Messrs. Mahoney and McKalip did not receive a performance unit grant in 2025.

(3)
The annual equity awards for Mr. Johnson, Ms. Hale, Mr. Bhalla, and Mr. Bardenett for 2024 performance in the form of restricted shares granted under the 2021 Equity Incentive Plan, vest ratably on each of the first three anniversaries of March 18, 2025, the grant date. The annual equity award for Mr. McKalip for 2024 performance in the form of restricted shares granted under the 2021 Equity Incentive Plan, vest ratably on each of the first three anniversaries of April 25, 2025, the grant date. Mr. Mahoney did not receive a restricted share grant in 2025 due to his retirement and Mr. Perry forfeited his restricted shares granted in 2025 due to his resignation.

(4)
Amounts represent the performance units granted to our executive officers on March 18, 2025, based upon the probable outcome of the performance conditions as of the grant date, calculated in accordance with FASB ASC Topic 718. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Equity Awards—2025 Multi-Year Performance Equity Awards.” Messrs. McKalip and Mahoney did not receive a performance unit grant in 2025.

(5)
Amounts represent the aggregate grant date fair value of restricted shares granted to the applicable 2025 NEOs during 2025, calculated in accordance with FASB ASC Topic 718. Mr. Mahoney did not receive a restricted share grant in 2025.

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Outstanding Equity Awards at Fiscal Year-End December 31, 2025
The following table sets forth the outstanding equity awards for each of our NEOs as of December 31, 2025.
Name and Position	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6)	Equity Incentive Plan Awards: Market or Payout Value of Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)(6)
Robert L. Johnson Executive Chairman	140,843(1)	$1,049,280	168,898	$1,258,290
Leslie D. Hale President and Chief Executive Officer	588,340(1)	$4,383,133	699,268	$5,209,547
Thomas Bardenett Executive Vice President and Chief Operating Officer	148,735(1)	$1,108,076	168,651	$1,256,450
Frederick D. McKalip Executive Vice President, General Counsel and Corporate Secretary	10,521(2)	$78,381	—	$—
Nikhil Bhalla Senior Vice President, Chief Financial Officer and Treasurer	54,147(1)	$403,395	63,287	$471,488
Sean M. Mahoney Former Executive Vice President and Chief Financial Officer	20,599(3)	$153,463	—	$—
Chad D. Perry Former Executive Vice President, General Counsel and Corporate Secretary	—(4)	$—	—	$—

(1)
Represents awards of restricted shares that were granted on February 17, 2023, February 16, 2024 and March 18, 2025 which vest ratably on each of the first three anniversaries of the grant date.

(2)
Represents awards of restricted shares that were granted on April 27, 2023, April 26, 2024 and April 25, 2025 which vest ratably on each of the first three anniversaries of the grant date.

(3)
Represents an award of restricted shares granted on February 17, 2023, which vest ratably on each of the first three anniversaries of the grant date. Mr. Mahoney retired from the Company in 2025. The restricted share award granted on February 17, 2023 was retained, in recognition of the services he provided during the transition to the new Chief Financial Officer. Mr. Mahoney forfeited his restricted share award granted on February 16, 2024 and did not receive a restricted share grant in 2025.

(4)
Mr. Perry resigned from the Company in 2025 and forfeited all of his restricted shares.

(5)
Value based on $7.45 per share, which was the closing price of our common shares on the NYSE on December 31, 2025.

(6)
Represents the target number of performance units related to the performance units granted in 2023, and 2025, and the threshold number of performance units related to the performance units granted in 2024 that may be settled in common shares, as applicable, assuming the Company achieves certain performance metrics over a three-year performance period. The performance units awarded in 2023 vest over a three year performance period, with the three-year period ending on February 17, 2026. The performance units awarded in 2024 vest over a three year performance period, with the three-year period ending on February 16, 2027. The performance units awarded in 2025 vest over a three year performance period, with the three-year period ending on March 18, 2028. Mr. Mahoney and Mr. Perry forfeited their performance units as they left the Company in 2025. Mr. McKalip was not granted any performance units in 2023, 2024 and 2025. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—2025 Multi-Year Performance Equity Awards”.

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EXECUTIVE COMPENSATION

Vested Share Awards in 2025
The following table sets forth the number and value of restricted common shares that vested during 2025 for each of our NEOs.
Name and Position	Number of Common Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Robert L. Johnson Executive Chairman	79,736	$746,671
Leslie D. Hale President and Chief Executive Officer	309,511	$2,901,907
Thomas Bardenett Executive Vice President and Chief Operating Officer	72,733	$683,324
Frederick D. McKalip Executive Vice President, General Counsel and Corporate Secretary	2,788	$19,572
Nikhil Bhalla Senior Vice President, Chief Financial Officer and Treasurer	25,190	$237,216
Sean M. Mahoney Former Executive Vice President and Chief Financial Officer	82,773	$775,705
Chad D. Perry Former Executive Vice President, General Counsel and Corporate Secretary	77,819	$578,850

(1)
Represents the vested portion of restricted shares that were awarded to Mr. Johnson, Ms. Hale, Mr. Bhalla, Mr. Bardenett and Mr. Mahoney on February 17, 2022, February 17, 2023, and February 16, 2024 which vest ratably on the first three anniversaries of the grant date. Also includes the vesting of the performance units awarded under the 2022 Multi-Year Performance Equity Plan. Mr. McKalip’s amount represents the vested portion of the restricted shares granted on April 27, 2023 and April 26, 2024. Mr. Perry’s amount represents the vested portion of restricted shares granted on April 27, 2023, which vest ratably on each of the first two anniversaries of the grant date and February 16, 2024, which vest ratably on the first three anniversaries of the grant date.

(2)
Represents the value of vested shares, calculated by multiplying the number of vested shares by the prior day’s closing price of our common shares on the NYSE on the vesting date, or on the trading day immediately preceding the vesting date.

Employment Agreements with our Named Executive Officers
ROBERT L. JOHNSON
Effective November 1, 2024, we entered into an amended and restated employment agreement with Robert L. Johnson, our Executive Chairman. The amended and restated employment agreement entered into with Mr. Johnson superseded the employment agreement previously entered into between the parties effective November 1, 2021. The amended and restated employment agreement has a three year term, expiring on November 1, 2027. If the parties fail to enter into a new agreement on or before the end of the term, Mr. Johnson’s employment terminates at the end of the term.
The amended and restated employment agreement with Mr. Johnson provides for a base salary of $500,000
(which may be increased by the Compensation Committee), a target bonus of 125% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity.
Mr. Johnson continues to be eligible for the same benefits and is generally subject to the same material terms and conditions set forth in his prior employment agreement, as described below under “—Potential Payments upon Termination or Change in Control.”
Mr. Johnson’s amended and restated employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

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EXECUTIVE COMPENSATION

LESLIE D. HALE
On March 29, 2023 we entered into an employment agreement (the “Hale Agreement”) with Leslie D. Hale, our President and Chief Executive Officer.
The Hale Agreement superseded the amended and restated employment agreement previously entered into between the parties effective February 14, 2020. The Hale Agreement has a four-year term expiring March 29, 2027, with an automatic extension term of one additional year unless either we or Ms. Hale give 60 days’ prior notice that the term will not be extended. The Hale Agreement is effectively a continuation of the prior agreement and contains terms and conditions substantially similar to the prior agreement. Pursuant to the Hale Agreement, Ms. Hale will continue in her role as the Company’s President and Chief Executive Officer.
The Hale Agreement provides for a base salary of $840,000 (which may be increased by the Compensation Committee), a target bonus of 175% and eligibility for grants of equity.
Ms. Hale continues to be eligible for the same benefits and is generally subject to the same material terms and conditions set forth in her prior employment agreement, except as described below under “—Potential Payments upon Termination or Change in Control.”
The Hale Agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 24 months after the term.

THOMAS BARDENETT
On December 20, 2024, we entered into an amended and restated employment agreement with Thomas Bardenett, our Executive Vice President and Chief Operating Officer. The employment agreement has an initial term expiring on February 1, 2028, with an automatic extension term of one additional year unless either we or Mr. Bardenett give 60 days’ prior notice that the term will not be extended.
The employment agreement with Mr. Bardenett provides for a base salary of $565,000 (which may be increased by the Compensation Committee), a target bonus of 100% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity.
Mr. Bardenett is eligible for certain severance payments and/or benefits upon his termination of employment. See “—Potential Payments upon Termination or Change in Control” for more information.
Mr. Bardenett’s employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 12 months after the term.

FREDERICK D. MCKALIP
On August 19, 2025, we entered into an employment agreement with Frederick D. McKalip, our Executive Vice President, General Counsel and Corporate Secretary. The employment agreement has an initial term ending May 19, 2027, with an automatic extension term of one additional year unless either we or Mr. McKalip give 90 days’ prior notice that the term will not be extended.
The employment agreement with Mr. McKalip provides for a base salary of $465,000 (which may be increased by the Compensation Committee), a target bonus of 100% of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity.
Mr. McKalip is eligible for certain severance payments and/or benefits upon his termination of employment. See “—Potential Payments upon Termination or Change in Control” for more information.
Mr. McKalip’s employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 12 months after the term.

NIKHIL BHALLA
On September 15, 2025, we entered into an employment agreement with Nikhil Bhalla, our Senior Vice President, Chief Financial Officer and Treasurer. The employment agreement has an initial term ending September 15, 2028, with an automatic extension term of one additional year unless either we or Mr. Bhalla give 60 days’ prior notice that the term will not be extended.
The employment agreement with Mr. Bhalla provides for a base salary of $425,000 (which may be increased by the Compensation Committee), a target bonus of 75%
of base salary (with the actual bonus to be determined by the Compensation Committee), and eligibility for grants of equity.
Mr. Bhalla is eligible for certain severance payments and/or benefits upon his termination of employment . See “—Potential Payments upon Termination or Change in Control” for more information.
Mr. Bhalla’s employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 12 months after the term.

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EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control
VARIOUS TERMINATION EVENTS
The following discussion summarizes the amounts we may be required to pay our NEOs in connection with the following termination events: (i) death or disability of the NEO; (ii) termination by us without “cause” or by the executive for “good reason” (including a termination at or after a “change in control” of the Company, with such term as defined in our 2021 Equity Incentive Plan); and (iii) the retirement of the NEO. The potential payments to our NEOs will vary depending on which one of these termination events occurs.
Regardless of the reason for any termination of employment, each executive officer is entitled to receive the following benefits upon termination: (1) payment of any unpaid portion of such NEO’s base salary through the effective date of termination; (2) reimbursement for any outstanding reasonable business expense; (3) continued insurance benefits to the extent required by law; and (4) payment of any vested but unpaid rights as may be required independent of the employment agreement.
TERMINATION BY US FOR “CAUSE” OR BY THE NAMED EXECUTIVE OFFICER WITHOUT “GOOD REASON”
If we terminate any NEO’s employment agreement for “cause” or the NEO terminates his or her employment agreement without “good reason,” the executive will only receive the benefits to be provided regardless of the reason for the termination of employment.
Termination by us without “Cause” or by the named executive officer for “Good Reason”
ROBERT L. JOHNSON AND LESLIE D. HALE
If we terminate Mr. Johnson or Ms. Hale without “cause” or either NEO terminates his or her employment for “good reason” during the initial term of their employment agreement, the executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) a pro-rata bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change in control (as defined in the 2021 Equity Incentive Plan) when satisfaction of the performance criteria is not required); (ii) continued payment by us of the NEO’s base salary, as in effect as of the NEO’s last day of employment, for a period of 36 months; (iii) continued payment for life and health insurance coverage for 24 months to the same extent we paid for such coverage immediately prior to termination; (iv) three times the NEO’s target annual cash bonus for the year of termination; (v) vesting in any unvested portion of the retention award; and (vi) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to the executive (except in the case of performance-based equity awards, accelerated vesting may be conditioned on the satisfaction of the performance criteria for such awards where the termination is not at or after a change in control). With respect to the employment agreement with Mr. Johnson, if such termination occurs after the second anniversary of the commencement date, the NEO will be entitled to the amounts set forth in the preceding sentence, except that continued base salary will be for a period of 24 months, and the NEO will receive two, rather than three, times the NEO’s target annual bonus. With respect to the employment agreement with Ms. Hale, if the termination without cause is due to non-renewal by us of the initial term of the employment agreement for an additional one-year period, then Ms. Hale will be entitled to the payments above, except that continued payment of her base salary will be for a period of 24 months, and she will be entitled to two times her target annual cash bonus for the year of termination. The foregoing benefits are conditioned upon the executive’s execution of a general release of claims.
THOMAS BARDENETT, FREDERICK D. MCKALIP AND NIKHIL BHALLA
If we terminate Mr. Bardenett, Mr. McKalip or Mr. Bhalla without “cause” or Mr. Bardenett, Mr. McKalip or Mr. Bhalla terminates his employment for “good reason” during the initial term of his employment agreement, each executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) a pro-rata bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change in control (as defined in the 2021 Equity Incentive Plan) when satisfaction of the performance criteria is not required); (ii) continued payment by us of his base salary, as in effect as of his last day of employment, for a period of 12 months; (iii) continued payment for life and health insurance coverage for 12 months to the same extent we paid for such coverage immediately prior to termination; (iv) one times his target annual cash bonus for the year of termination; and (v) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to the executive (except in the case of performance-based equity awards, accelerated vesting may be conditioned on the satisfaction of the performance criteria for such awards where the termination is not at or after a change in control). The foregoing benefits are conditioned upon the executive’s execution of a general release of claims.

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EXECUTIVE COMPENSATION

SEAN M. MAHONEY AND CHAD D. PERRY
Prior to their retirement or resignation, as applicable, if we terminated Mr. Mahoney or Mr. Perry without “cause” or Mr. Mahoney or Mr. Perry terminated his employment for “good reason” during the initial term of his employment agreement, each executive had the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that would have consisted of: (i) a pro-rata bonus for the year of termination based on the portion of the year that has elapsed and the satisfaction of the performance criteria for such bonus (except in the case of a termination at or after a change in control (as defined in the 2021 Equity Incentive Plan) when satisfaction of the performance criteria is not required); (ii) continued payment by us of his base salary, as in effect as of his last day of employment, for a period of 12 months; (iii) continued payment for life and health insurance coverage for 12 months to the same extent we paid for such coverage immediately prior to termination; (iv) one times his target annual cash bonus for the year of termination; and (v) vesting as of the last day of employment in any unvested portion of any equity awards previously issued to the executive (except in the case of performance-based equity awards, accelerated vesting may be conditioned on the satisfaction of the performance criteria for such awards where the termination is not at or after a change in control). The foregoing benefits were conditioned upon the executive’s execution of a general release of claims.
Due to Mr. Mahoney’s retirement and Mr. Perry’s resignation, no severance payments would be due either executive as of December 31, 2025 and as such neither Mr. Mahoney nor Mr. Perry is included in the foregoing tables describing potential payments upon termination or change-in-control.
DEFINITIONS OF “CAUSE” AND “GOOD REASON”
For purposes of the employment agreements, the term “cause” means any of the following, subject to any applicable cure provisions: (a) the conviction of the executive of any felony; (b) gross negligence or willful misconduct in connection with the performance of the executive’s duties; (c) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of the executive at our expense; or (d) the material breach by the executive of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements with us. The term “good reason” under the employment agreements means any of the following, subject to any applicable cure provisions, without the executive’s consent: (a) the assignment to the executive of substantial duties or responsibilities inconsistent with the executive’s position with us, or any other action by us that results in a substantial diminution of the executive’s duties or responsibilities; (b) a requirement that the executive work principally from a location that is 30 miles further from the executive’s residence than our address on the effective date of the executive’s employment agreement; (c) a material reduction in the executive’s aggregate base salary and other compensation (including the target bonus amount and retirement plan, welfare plans and fringe benefits) taken as a whole, excluding any reductions caused by the failure to achieve performance targets and excluding any reductions on account of the provisions of the employment agreement; or (d) any material breach by us of the employment agreement.
DEATH OR DISABILITY
If the NEO’s employment terminates due to death or disability, in addition to the benefits to be provided regardless of the reason for the termination of employment, the executive, or in the case of death, the executive’s estate is entitled to receive (i) payment of the pro rata share of any performance bonus to which such executive would have been entitled for the year of death or disability regardless of whether the performance criteria has been satisfied, (ii) vesting of all unvested equity awards and (iii) vesting of any unvested portion of the retention award. The amended and restated employment agreements added the provision regarding accelerated vesting of the retention awards in the event of termination due to death or disability.
RETIREMENT
In addition to the benefits to be provided regardless of the reason for the termination of employment, if the NEO’s employment terminates due to retirement, the executive is entitled to receive payment of any pro rata share of any performance bonus to which such executive would have been entitled for the year of retirement to the extent the performance goals have been achieved and vesting of all unvested equity awards.

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EXECUTIVE COMPENSATION

QUANTIFICATION OF BENEFITS UNDER THE TERMINATION EVENTS
The tables below set forth the amount we would be required to pay each of the 2025 NEOs under the termination events described above.
Robert L. Johnson
Executive Benefits and Payments upon Separation	Without Cause or For Good Reason Termination on 12/31/2025	Without Cause or For Good Reason Termination upon a Change in Control on 12/31/2025	For Cause or Without Good Reason Termination on 12/31/2025(1)	Death or Disability on 12/31/2025	Retirement on 12/31/2025	Change in Control Only (No Termination of Employment) on 12/31/2025
Bonus Earned in 2025(2)	$636,883	$643,750	$—	$636,883	$636,883	$—
Accelerated Vesting of Non-Vested Time-Based Equity Awards(3)	1,049,280	1,049,280	—	1,049,280	1,049,280	1,049,280
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	338,952	1,485,925	—	338,952	252,688	1,485,925
Medical and Insurance Benefits	—	—	—	—	—	—
Cash Severance(5)	3,476,250	3,476,250	—	—	—	—
Total	$5,501,366	$6,655,205	$—	$2,025,116	$1,938,851	$2,535,205

(1)
Upon termination for the indicated reasons, Mr. Johnson would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Mr. Johnson would receive the pro rata share of any performance bonus earned for the year of termination (and in the case of death or disability, regardless of whether the performance criteria have been satisfied) or, for a termination in connection with a change in control, the pro rata share of his target bonus for the year of termination.

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2025 table) multiplied by the closing price of our common shares of $7.45 on December 31, 2025.

(4)
For outstanding performance units granted under the 2021 Equity Incentive Plan: (i) upon termination (A) without cause or for good reason, (B) on account of death or disability, (C) 18 months or more after the grant date, as a result of notice from the Company not to extend the term of his employment agreement, or (D) 18 months or more after the grant date, as a result of retirement, in each case, a pro-rated number of the performance units are eligible to vest, based on actual achievement of the performance measures through the performance period, or (ii) upon the consummation of a change in control prior to the end of the performance period, (A) if less than half of the performance period has been completed, performance units will vest as of the date of the change in control at target level, and (B) if at least half of the performance period has been completed, performance units will vest as of the date of the change in control at the greater of target level or the level determined based on actual performance.

(5)
Assumes that 30 days prior notice for termination without cause was provided.

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EXECUTIVE COMPENSATION

Leslie D. Hale
Executive Benefits and Payments upon Separation	Without Cause or For Good Reason Termination on 12/31/2025	Without Cause or For Good Reason Termination upon a Change in Control on 12/31/2025	For Cause or Without Good Reason Termination on 12/31/2025(1)	Death or Disability on 12/31/2025	Retirement on 12/31/2025	Change in Control Only (No Termination of Employment) on 12/31/2025
Bonus Earned in 2025(2)	$1,622,116	$1,622,116	$—	$1,622,116	$1,622,116	$—
Accelerated Vesting of Non-Vested Time-Based Equity Awards(3)	4,383,133	4,383,133	—	4,383,133	4,383,133	4,383,133
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	1,378,301	6,166,074	—	1,378,301	1,015,817	6,166,074
Medical and Insurance Benefits	75,296	75,296	—	—	—	—
Cash Severance(5)	7,276,500	7,276,500	—	—	—	—
Total	$14,735,346	$19,523,119	$—	$7,383,550	$7,021,066	$10,549,207

(1)
Upon termination for the indicated reasons, Ms. Hale would receive (i) payment of any unpaid portion of her base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Ms. Hale would receive the pro rata share of any performance bonus earned for the year of termination (and in the case of death, disability or termination in connection with a change in control, regardless of whether the performance criteria have been satisfied).

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2025 table) multiplied by the closing price of our common shares of $7.45 on December 31, 2025.

(4)
For outstanding performance units granted under the 2021 Equity Incentive Plan: (i) upon termination (A) without cause or for good reason, (B) on account of death or disability, (C) 18 months or more after the grant date, as a result of notice from the Company not to extend the term of her employment agreement, or (D) 18 months or more after the grant date, as a result of retirement, in each case, a pro-rated number of the performance units are eligible to vest, based on actual achievement of the performance measures through the performance period, or (ii) upon the consummation of a change in control prior to the end of the performance period, (A) if less than half of the performance period has been completed, performance units will vest as of the date of the change in control at target level, and (B) if at least half of the performance period has been completed, performance units will vest as of the date of the change in control at the greater of target level or the level determined based on actual performance.

(5)
Assumes that 30 days prior notice for termination without cause was provided.

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Thomas Bardenett
Executive Benefits and Payments upon Separation	Without Cause or For Good Reason Termination on 12/31/2025	Without Cause or For Good Reason Termination upon a Change in Control on 12/31/2025	For Cause or Without Good Reason Termination on 12/31/2025(1)	Death or Disability on 12/31/2025	Retirement on 12/31/2025	Change in Control Only (No Termination of Employment) on 12/31/2025
Bonus Earned in 2025(2)	$600,000	$600,000	$—	$600,000	$600,000	$—
Accelerated Vesting of Non-Vested Time-Based Equity Awards(3)	1,108,076	1,108,076	—	1,108,076	1,108,076	1,108,076
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	306,713	1,501,592	—	306,713	213,813	1,501,592
Medical and Insurance Benefits	30,552	30,552	—	—	—	—
Cash Severance(5)	1,130,000	1,130,000	—	—	—	—
Total	$3,175,341	$4,370,220	$—	$2,014,789	$1,921,889	$2,609,668

(1)
Upon termination for the indicated reasons, Mr. Bardenett would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Mr. Bardenett would receive the pro rata share of any performance bonus earned for the year of termination (and in the case of death, disability or termination in connection with a change in control, regardless of whether the performance criteria have been satisfied).

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2025 table) multiplied by the closing price of our common shares of $7.45 on December 31, 2025.

(4)
For outstanding performance units granted under the 2021 Equity Incentive Plan: (i) upon termination (A) without cause or for good reason, (B) on account of death or disability, (C) 18 months or more after the grant date, as a result of notice from the Company not to extend the term of his employment agreement, or (D) 18 months or more after the grant date, as a result of retirement, in each case, a pro-rated number of the performance units are eligible to vest, based on actual achievement of the performance measures through the performance period, or (ii) upon the consummation of a change in control prior to the end of the performance period, (A) if less than half of the performance period has been completed, performance units will vest as of the date of the change in control at target level, and (B) if at least half of the performance period has been completed, performance units will vest as of the date of the change in control at the greater of target level or the level determined based on actual performance.

(5)
Assumes 30 days prior notice for termination without cause was provided.

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Frederick D. McKalip
Executive Benefits and Payments upon Separation	Without Cause or For Good Reason Termination on 12/31/2025	Without Cause or For Good Reason Termination upon a Change in Control on 12/31/2025	For Cause or Without Good Reason Termination on 12/31/2025(1)	Death or Disability on 12/31/2025	Retirement on 12/31/2025	Change in Control Only (No Termination of Employment) on 12/31/2025
Bonus Earned in 2025(2)	$465,000	$465,000	$—	$465,000	$465,000	$—
Accelerated Vesting of Non-Vested Time-Based Equity Awards(3)	78,381	78,381	—	78,381	78,381	78,381
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	—	—	—	—	—	—
Medical and Insurance Benefits	37,648	37,648	—	—	—	—
Cash Severance(5)	930,000	930,000	—	—	—	—
Total	$1,511,029	$1,511,029	$—	$543,381	$543,381	$78,381

(1)
Upon termination for the indicated reasons, Mr. McKalip would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Mr. McKalip would receive the pro rata share of any performance bonus earned for the year of termination (and in the case of death, disability or termination in connection with a change in control, regardless of whether the performance criteria have been satisfied).

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2025 table) multiplied by the closing price of our common shares of $7.45 on December 31, 2025.

(4)
For outstanding performance units granted under the 2021 Equity Incentive Plan: (i) upon termination (A) without cause or for good reason, (B) on account of death or disability, (C) 18 months or more after the grant date, as a result of notice from the Company not to extend the term of his employment agreement, or (D) 18 months or more after the grant date, as a result of retirement, in each case, a pro-rated number of the performance units are eligible to vest, based on actual achievement of the performance measures through the performance period, or (ii) upon the consummation of a change in control prior to the end of the performance period, (A) if less than half of the performance period has been completed, performance units will vest as of the date of the change in control at target level, and (B) if at least half of the performance period has been completed, performance units will vest as of the date of the change in control at the greater of target level or the level determined based on actual performance.

(5)
Assumes 30 days prior notice for termination without cause was provided.

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EXECUTIVE COMPENSATION

Nikhil Bhalla
Executive Benefits and Payments upon Separation	Without Cause or For Good Reason Termination on 12/31/2025	Without Cause or For Good Reason Termination upon a Change in Control on 12/31/2025	For Cause or Without Good Reason Termination on 12/31/2025(1)	Death or Disability on 12/31/2025	Retirement on 12/31/2025	Change in Control Only (No Termination of Employment) on 12/31/2025
Bonus Earned in 2025(2)	$260,000	$260,000	$—	$260,000	$260,000	$—
Accelerated Vesting of Non-Vested Time-Based Equity Awards(3)	403,395	403,395	—	403,395	403,395	403,395
Accelerated Vesting of Non-Vested Performance-Based Equity Awards(4)	120,645	563,019	—	120,645	87,467	563,019
Medical and Insurance Benefits	37,648	37,648	—	—	—	—
Cash Severance(5)	850,000	850,000	—	—	—	—
Total	$1,671,688	$2,114,062	$—	$784,040	$750,862	$966,414

(1)
Upon termination for the indicated reasons, Mr. Bhalla would receive (i) payment of any unpaid portion of his base salary through the effective date of termination; (ii) reimbursement for any outstanding reasonable business expense; (iii) continued insurance benefits to the extent required by law; and (iv) payment of any vested but unpaid rights as may be required independent of the employment agreement.

(2)
Upon termination for the indicated reasons, Mr. Bhalla would receive the pro rata share of any performance bonus earned for the year of termination (and in the case of death, disability or termination in connection with a change in control, regardless of whether the performance criteria have been satisfied).

(3)
Amount calculated as the number of common shares that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2025 table) multiplied by the closing price of our common shares of $7.45 on December 31, 2025.

(4)
For outstanding performance units granted under the 2021 Equity Incentive Plan: (i) upon termination (A) without cause or for good reason, (B) on account of death or disability, (C) 18 months or more after the grant date, as a result of notice from the Company not to extend the term of his employment agreement, or (D) 18 months or more after the grant date, as a result of retirement, in each case, a pro-rated number of the performance units are eligible to vest, based on actual achievement of the performance measures through the performance period, or (ii) upon the consummation of a change in control prior to the end of the performance period, (A) if less than half of the performance period has been completed, performance units will vest as of the date of the change in control at target level, and (B) if at least half of the performance period has been completed, performance units will vest as of the date of the change in control at the greater of target level or the level determined based on actual performance.

(5)
Assumes 30 days prior notice for termination without cause was provided.

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Equity Compensation Plan Information
The following table gives information about our common shares that may be issued under our 2021 Equity Incentive Plan as of December 31, 2025.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Including Securities Reflected in First Column)
Equity compensation plans approved by shareholders	1,893,477(1)	—	743,631
Equity compensation plans not approved by shareholders	—	—	—
Total	1,893,477	—	743,631

(1)
This total represents the total number of restricted common shares that may be granted under the 2021 Equity Incentive Plan in connection with the conversion of performance units, assuming target performance is achieved. The number of restricted common shares to be issued may be lower if target performance is not achieved. See “Compensation Discussion and Analysis—Components of Executive Officer Compensation—Multi-Year Performance Equity Awards.”

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CEO Pay Ratio Disclosure
Presented below is the ratio of annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
In identifying our median employee, we calculated the annual total cash compensation of each employee for the 12-month period ended on December 31, 2025. Total cash compensation for these purposes included base salary, bonus, the value of restricted shares that vested during 2025 and dividends on unvested Company restricted shares and was calculated using internal payroll/tax records. We did not apply any cost-of-living adjustments as part of the calculation.
We selected the median employee based on the full-time, part-time, temporary and seasonal workers who were employed as of December 31, 2025. We have no non-US employees.
Our Chief Executive Officer for the 12-month period that ended on December 31, 2025, was Ms. Hale. The 2025 annual compensation as determined under Item 402 of Regulation S-K for Ms. Hale, our Chief Executive Officer was $9,460,014.
The 2025 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $161,221. The ratio of our Chief Executive Officer’s annual total compensation to our median employee’s total compensation for fiscal year 2025 is 58.7 to 1.

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Pay Versus Performance Disclosure
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021, 2022, 2023, 2024 and 2025 calendar years. Note that compensation for our NEOs other than our principal executive officer (“PEO”) is reported as an average. The 2025 non-PEO NEO compensation amounts are lower compared to the previous years as Mr. Mahoney’s and Mr. Perry’s partial year compensation is included in the average.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(2)	Value of initial fixed $100 Investment based on:		Net Income ($mm)	Comparable Hotel EBITDA ($mm)(4)
					Total Shareholder Return(3)	Peer Group Total Shareholder Return(3)
2025	$9,460,014	$4,314,746	$1,617,451	$456,741	$62.88	$109.44	$29	$364
2024	$9,358,847	$5,864,813	$2,655,673	$1,956,017	$63.80	$85.80	$68	$392
2023	$9,128,901	$9,360,617	$2,629,543	$2,712,581	$69.69	$89.79	$77	$395
2022	$8,354,370	$1,305,337	$2,711,175	$1,162,789	$60.86	$72.15	$42	$364
2021	$16,300,593	$12,578,908	$3,921,652	$2,958,736	$79.15	$85.25	$(311)	$197

(1)
For each fiscal year, our PEO and other NEOs included the individuals indicated in the table below:

	2021	2022	2023	2024	2025
PEO	Ms. Hale	Ms. Hale	Ms. Hale	Ms. Hale	Ms. Hale
Other NEO	Mr. Johnson	Mr. Johnson	Mr. Johnson	Mr. Johnson	Mr. Johnson
Other NEO	Mr. Mahoney	Mr. Mahoney	Mr. Mahoney	Mr. Mahoney	Mr. Bardenett
Other NEO	N/A	Mr. Bardenett	Mr. Bardenett	Mr. Bardenett	Mr. McKalip
Other NEO	N/A	N/A	Mr. Perry	Mr. Perry	Mr. Bhalla
Other NEO	N/A	N/A	N/A	N/A	Mr. Mahoney (1)
Other NEO	N/A	N/A	N/A	N/A	Mr. Perry(1)

(1)
Mr. Mahoney retired from his position as Executive Vice President and Chief Financial Officer effective May 15, 2025 and Mr. Perry resigned from his position as Executive Vice President, General Counsel and Corporate Secretary, effective May 9, 2025.

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(2)
Compensation actually paid to our PEO and other NEOs represents the “Total” compensation reported in the SCT for the applicable fiscal year, adjusted as follows:

	2021		2022		2023		2024		2025
	PEO	Avg. Other NEOs	PEO	Avg. Other NEOs	PEO	Avg. Other NEOs	PEO	Avg. Other NEOs	PEO	Avg. Other NEOs
Summary Compensation Table Total(a)	$16,300,593	$3,921,652	$8,354,370	$2,711,175	$9,128,901	$2,629,543	$9,358,847	$2,655,673	$9,460,014	$1,617,451
Deduct equity award value reported in the SCT	$(13,904,935)	$(2,782,664)	$(5,801,717)	$(1,499,005)	$(6,510,572)	$(1,517,090)	$(6,889,568)	$(1,550,734)	$(6,900,250)	$(853,457)
Add year-end fair value (FV) of awards granted during the FY that remain unvested as of FY end	$12,109,960	$2,418,637	$3,856,627	$997,491	$6,435,620	$1,563,706	$5,646,724	$1,270,989	$5,532,449	$548,122
Change in year-end FV of prior year awards remaining unvested at FY end	$(2,009,371)	$(625,069)	$(5,344,802)	$(1,110,460)	$(63,330)	$(34,939)	$(2,058,887)	$(407,286)	$(3,759,018)	$(368,117)
Change in FV from prior FY end of prior-year awards that vested during FY	$39,270	$14,648	$98,371	$29,130	$111,356	$25,809	$(525,204)	$(82,315)	$(445,718)	$(99,108)
Deduct year-end FV of prior year awards forfeited during FY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(446,094)
Add dividends or other earnings paid during FY prior to vesting date	$43,391	$11,532	$142,488	$34,458	$258,642	$45,552	$332,901	$69,690	$427,269	$57,944
Total adjustments	$(3,721,685)	$(962,916)	$(7,049,033)	$(1,548,386)	$231,716	$83,038	$(3,494,034)	$(699,656)	$(5,145,268)	$(1,160,710)
Compensation Actually Paid Total	$12,578,908	$2,958,736	$1,305,337	$1,162,789	$9,360,617	$2,712,581	$5,864,813	$1,956,017	$4,314,746	$456,741

(a)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely time-vested restricted shares awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting dates and (ii) for market-based performance share units, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s). For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended 2025 and prior fiscal years.

(3)
For the relevant fiscal year, represents the cumulative TSR of the Company and of the Dow Jones U.S. Select Real Estate Hotels Index (the “Peer Group TSR”).

(4)
Comparable Hotel Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is a non-GAAP measure. Hotel EBITDA is defined as net income or loss excluding: (1) interest expense; (2) income tax benefit or expense; (3) depreciation and amortization expense; (4) certain items considered outside the normal course of operations; (5) corporate-level expenses; and (6) certain non-cash items to provide a more complete understanding of the operating results over which individual hotels and operators have direct control. Comparable Hotel EBITDA adjusts Hotel EBITDA to include the operating results for all hotels owned as of the last day of the reporting period, which includes operating results derived from information provided by the sellers of the hotels for periods prior to our ownership and excludes the operating results from sold hotels that were not owned as of December 31, 2025. The Comparable Hotel EBITDA reported in the prior year for the years 2024, 2023, 2022, and 2021 was $398.0 million, 402.1 million, $370.7 million, and $202.8 million, respectively, and were recast as of December 31, 2025 to reflect the adjustments noted above. The following table provides a reconciliation of GAAP net income (loss) to Comparable Hotel EBITDA for the years ended December 31, 2025, 2024, 2023, 2022 and 2021 (in thousands):

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	For the year ended December 31,
	2025	2024	2023	2022	2021
Net income (loss)	$28,554	$68,191	$76,617	$42,215	$(311,088)
Depreciation and amortization	186,356	179,431	179,103	184,875	187,778
Interest expense, net of interest income	98,718	94,044	79,064	88,596	105,370
Income tax expense	1,148	1,599	1,256	1,518	1,188
Adjustments related to unconsolidated joint ventures(a)	1,512	1,390	1,374	1,519	1,633
EBITDA	316,288	344,655	337,414	318,723	(15,119)
Loss (gain) on sale of hotel properties, net	1,526	(8,262)	34	(1,017)	2,378
Impairment losses	—	—	—	—	144,845
EBITDAre	317,814	336,393	337,448	317,706	132,104
Transaction costs	410	320	223	(345)	94
Pre-opening costs	874	1,335	1,351	2,258	144
Loss (gain) on extinguishment of indebtedness, net	47	129	169	39	(893)
Amortization of share-based compensation	15,340	20,804	24,285	21,664	17,054
Corporate and property-level severance(b)	—	—	—	—	904
Derivative (gains) losses in accumulated other comprehensive loss (income) reclassified to earnings(c)	—	—	—	(5,866)	10,658
Other expenses(d)	130	2,641	996	1,067	1,942
Adjusted EBITDA	334,615	361,622	364,472	336,523	162,007
General and administrative(e)	32,304	34,000	34,713	34,666	30,472
Other corporate adjustments(f)	2,159	3,133	3,031	(569)	(784)
Consolidated Hotel EBITDA	369,078	398,755	402,216	370,620	191,695
Comparable adjustments—(income) loss from sold hotels	(5,562)	(7,240)	(9,895)	(9,356)	495
Comparable adjustments-income from acquired hotels	—	525	2,551	3,181	5,272
Comparable Hotel EBITDA	$363,516	$392,040	$394,871	$364,445	$197,462
Note:
(a)
Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.

(b)
The year ended December 31, 2021 includes severance for associates at hotels operating under collective bargaining agreements.

(c)
Reclassification of interest rate swap (gains) losses from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.

(d)
Represents expenses and income outside of the normal course of operations including debt modification costs, legal and other costs, and hurricane-related costs that were not reimbursed by insurance. Other expense for the year ended December 31, 2023 includes one-time management company transition costs.

(e)
Excludes amortization of share-based compensation costs reflected in Adjusted EBITDA.

(f)
Other corporate adjustments include property-level adjustments and certain revenues and expenses at corporate entities. These items include interest income, amortization of deferred management fees, key money amortization, ground rent amortization, legal fees, revenues and expenses associated with non-hotel properties, income (loss) from unconsolidated entities, internal lease rent expense, and other items.

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Relationship Between Financial Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income, and (iv) our Comparable Hotel EBITDA, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.

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Pay Versus Performance Tabular List
The following performance measures represent the most important financial measures used by us to link compensation actually paid to our PEO and other NEOs for the fiscal year ended December 31, 2025:
•
Comparable Hotel EBITDA;

•
Revenue Per Available Room (“RevPAR”); and

•
Total Shareholder Return

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EXECUTIVE COMPENSATION

Proposal 4—To Approve the RLJ Lodging Trust 2026 Equity Incentive Plan
We are asking shareholders to consider and vote upon a proposal to approve the RLJ Lodging Trust 2026 Equity Incentive Plan (the “2026 Plan”).
Upon the recommendation of the Compensation Committee of our Board, the Board adopted the 2026 Plan on March 13, 2026, subject to the receipt of shareholder approval at the Annual Meeting. If approved by shareholders at the Annual Meeting, the 2026 Plan will be effective as of the date of the Annual Meeting.
If shareholders do not approve the 2026 Plan, compensatory equity-based grants to employees, officers, and trustees of the Company and its subsidiaries will continue to be made under the RLJ Lodging Trust 2021 Equity Incentive Plan (the “2021 Plan”) to the extent common shares are available for issuance thereunder. The Board believes that approval of the 2026 Plan is in the best interests of the Company and its shareholders and, if the 2026 Plan is not approved, that our ability to align the interests of key persons with shareholders through equity-based compensation would be compromised, disrupting our compensation program and impairing our ability to recruit, retain, and reward key people or requiring us to shift our compensation plan to include more cash compensation.

Our Recommendation
OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2026 PLAN.
Vote Required
The affirmative vote of the holders of a majority of all shares cast at the Annual Meeting with respect to the matter is necessary for the approval of the 2026 Plan. For purposes of approving the 2026 Plan, abstentions will be counted as votes cast and will have the same effect as a vote against the proposal, while other shares not voted (whether by broker non-votes or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count towards the presence of a quorum.

Notable Features of the 2026 Plan
As described in more detail below, the 2026 Plan includes provisions designed to protect shareholder interests and appropriately reflect our compensation policies, including:
•
granting of options and share appreciation rights (“SARs”) only at a per share exercise price at least equal to the fair market value of a share of our common stock on the grant date;

•
granting of options and SARs with a ten-year maximum term;

•
no repricing of options or SARs without prior shareholder approval;

•
no liberal share recycling in connection with options, SARs, or other appreciation-only awards;

•
no reload or “evergreen” share replenishment features;

•
minimum vesting requirement of one year for all awards, except that up to 5% of the share limit may be issued pursuant to awards that do not meet this requirement; and

•
cash-denominated award limit for non-employee trustees.

Information Regarding Overhang and Burn Rate
In developing our share request for the 2026 Plan and analyzing the impact of utilizing equity as a means of compensation on our shareholders, we considered both our “overhang” and our “burn rate.”
Overhang is a measure of potential dilution, which we define as (i) the sum of (A) the total number of shares of common stock underlying all outstanding equity awards and (B) the total number of shares of common stock available for future award grants, divided by (ii) the number of common shares issued and outstanding. The following table shows, as of February 27, 2026, the total number of common shares that were subject to each type of outstanding award and the number of common shares that were available for new grants:

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As of February 27, 2026
Shares subject to outstanding time-based vesting share unit awards(1)	2,501,596
Shares subject to outstanding performance-based vesting share unit awards(2)	1,372,655
Shares subject to outstanding time-based vesting restricted shares granted to non-employee trustees	32,410
Shares subject to outstanding full-value awards (total of rows above)	3,906,661
Shares subject to outstanding stock options, SARs, and other appreciation-only awards	—
Shares available for new grants	61,756
Total common shares issued and outstanding	151,917,537

(1)
There were no outstanding time-based vesting or performance-based vesting restricted shares held by employees.

(2)
The amounts reported are for performance-based vesting share unit awards granted in 2024 and 2025 that may be settled in shares (excluding dividend equivalents). The amounts reported for performance-based vesting share unit awards reflect the target level of performance. The actual number of shares issuable pursuant to the performance-based vesting share units could range from 0% to 200% of the target level based on actual performance for the applicable performance period.

Accordingly, our overhang on February 27, 2026 was 2.61%. The Company does not intend to grant any future awards under the 2021 Plan following the date of this Proxy Statement, unless the shareholders do not approve the 2026 Plan. If the 4,763,000 additional shares of common stock proposed to be authorized for issuance under the 2026 Plan are included in the calculation, our overhang on February 27, 2026 would have been 5.75%.
Burn rate and net burn rate provide measures of the potential dilutive impact of our equity award program. We calculate burn rate by dividing the number of shares subject to equity awards granted or earned during the year by the weighted average number of shares outstanding. We calculate net burn rate as the number of shares subject to equity awards granted or earned during the year, minus shares subject to outstanding equity awards forfeited and expired during that year, divided by the weighted average number of shares outstanding for that year. We believe a net burn rate measure (that is, a burn rate calculated to reflect forfeitures and expirations of awards) indicates the rate at which we actually create potential future shareholder dilution. The following table sets forth information regarding historical awards granted and awards forfeited or expired in each of the 2023 through 2025 calendar years, with performance-based awards reflected in the year of grant at target levels, and the corresponding annual burn rate and net burn rate, for each of such three calendar years:

Burn rate calculated using performance-based awards granted	2023	2024	2025
Shares subject to time-based vesting share unit awards granted	901,356	843,754	1,254,436
Shares subject to performance-based vesting share unit awards granted(1)	574,846	703,325	832,322
Shares subject to fully vested stock and time-based vesting restricted shares granted to non-employee trustees	90,097	81,977	129,626
Shares subject to stock options, SARs, or other appreciation-only awards granted	—	—	—
Total shares granted subject to all awards (total of rows above)	1,566,299	1,629,056	2,216,384
Weighted average common shares outstanding	155,928,663	152,856,036	149,662,774
Burn rate granted(2)	1.00%	1.07%	1.48%
Shares cancelled(3)	25,828	30,924	353,998
Net burn rate granted(4)	0.99%	1.05%	1.24%

(1)
Performance-based vesting share unit awards have been included in the table in the year in which the award was granted at the target level of performance. 70.07% of the target number of performance-based vesting share units awarded in 2023 vested based on performance for the applicable 2023-2025 performance period. The performance period remains open for the performance-based vesting share units awarded in 2024 and 2025.

(2)
Burn rate is presented in this table as the total number of shares subject to all awards granted during the applicable year divided by the weighted average number of common shares issued and outstanding for that year.

(3)
The amount reported represents the total number of common shares that were subject to awards granted under the 2021 Plan that were cancelled, terminated, forfeited, failed to vest, or for any other reason were not paid or delivered, and thus became available for new award grants under the 2021 Plan, in each of the last three calendar years.

(4)
The amount reported represents the total number of shares subject to all awards granted during the applicable year, minus the shares cancelled during the applicable year, with the difference divided by the weighted average number of common shares issued and outstanding for that year.

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The following table sets forth information regarding historical equity awards granted and awards forfeited or expired in each of the 2023 through 2025 calendar years, with performance-based awards reflected in the year in which such awards were earned, and the corresponding annual burn rate and net burn rate for each such calendar year.
Burn rate calculated using performance-based awards earned	2023	2024	2025
Shares subject to time-based vesting share unit awards granted	901,356	843,754	1,254,436
Shares subject to performance-based vesting share unit awards earned(1)	199,508	253,048	239,875
Shares subject to fully vested stock and time-based vesting restricted shares granted to non-employee trustees	90,097	81,977	129,626
Shares subject to stock options, SARs, or other appreciation-only awards granted	—	—	—
Total shares earned subject to all awards	1,190,961	1,178,779	1,623,937
Weighted average common shares outstanding	155,928,663	152,856,036	149,662,774
Burn rate earned(2)	0.76%	0.77%	1.09%
Shares cancelled(3)	25,828	30,924	353,998
Net burn rate earned(4)	0.75%	0.75%	0.85%

(1)
Performance-based vesting share unit awards have been included in the table in the year in which the award was earned.

(2)
Burn rate earned is presented in this table as the total number of shares subject to all awards granted or earned during the applicable year divided by the weighted average number of common shares issued and outstanding for that year.

(3)
The amount reported represents the total number of common shares that were subject to awards granted under the 2021 Plan that were cancelled, terminated, forfeited, failed to vest, or for any other reason were not paid or delivered, and thus became available for new award grants under the 2021 Plan, in each of the last three calendar years.

(4)
The amount reported represents the total number of shares subject to all awards granted or earned during the applicable year, minus the shares cancelled during the applicable year, with the difference divided by the weighted average number of common shares issued and outstanding for that year.

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Summary of Material Terms of the 2026 Plan
The following is a summary of the material terms of the 2026 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2026 Plan and is qualified in its entirety by reference to the complete text of the 2026 Plan, a copy of which is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2026 Plan in their entirety.
Purpose. The 2026 Plan is intended to recruit, retain, and reward non-employee trustees, executive officers and other key employees and service providers, including officers, employees and service providers of our subsidiaries and affiliates, and to stimulate their efforts toward our continued success, long-term growth and profitability.
Eligibility. All of our employees and the employees of our subsidiaries and officers, trustees, or consultants or advisers (who are natural persons) currently providing services to the Company or its affiliates, including our operating partnership, or any other individual whose participation in the 2026 Plan is determined to be in the best interests of the Company are eligible to receive awards under the 2026 Plan. In addition, our non-employee trustees and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the 2026 Plan, other than incentive share options. As of February 27, 2026 approximately 75 employees, including each of our named executive officers, and approximately seven non-employee trustees, consultants, and advisors of the Company or any of its subsidiaries or other affiliates are eligible to participate in the 2026 Plan.
Effective Date, Amendment and Term. If approved by shareholders at the Annual Meeting, the 2026 Plan will be effective as of April 24, 2026, the date of the Annual Meeting (the “Effective Date”). The 2026 Plan will terminate automatically on the day before the tenth (10th) anniversary of the Effective Date unless earlier terminated by the committee of the Board designated by the Board to administer the plan (the “Committee”). The Committee may amend, suspend, or terminate the 2026 Plan at any time; provided that no amendment, suspension, or termination may adversely impair the benefits of grantees with outstanding awards without the grantees’ consent. Our shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our shareholders also must approve any amendment that changes the no-repricing provisions or the option/share appreciation right pricing provisions of the 2026 Plan.
Administration. The 2026 Plan will be administered by the Committee, consisting of two or more trustees of the Company. Each trustee will be required to qualify as an “independent director” under the NYSE Stock Market listing rules and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act (an “outside trustee”). The Board will also be authorized to appoint one or more committees of the Board consisting of one or more trustees of the Company who need not be outside trustees. Any such committees would be authorized to administer the 2026 Plan with respect to grantees in the plan who are not Company “officers” within the meaning of Rule 16a-1(f) of the Exchange Act or Company trustees and, in this capacity, would be authorized to grant awards under the 2026 Plan to such grantees and to determine all terms of such awards.
During any period of time in which we do not have a compensation committee, the 2026 Plan will be administered by our Board or another committee appointed by the Board. Except where the authority to act on such matters is specifically reserved to our Board under the 2026 Plan or applicable law, the Committee and each other committee acting in accordance with the foregoing plan provisions (which will be the “Committee” as defined in the 2026 Plan) will have full power and authority to interpret and construe all terms of the 2026 Plan, any award or any award agreement, and to make all related determinations, including the power and authority to:
•
designate grantees of awards;

•
determine the type or types of awards to be made to a grantee;

•
determine the number of shares to be subject to an award;

•
establish the terms and conditions of each award and any terms and conditions that may be necessary to qualify options as incentive share options;

•
prescribe the form of each award agreement;

•
subject to the limitations in the 2026 Plan (including the prohibition on repricing of options and share appreciation rights without shareholder approval), amend, modify, or reprice the terms of any outstanding award; and

•
make substitute awards.

Awards. The following types of awards may be made under the 2026 Plan, subject to the limitations set forth in the 2026 Plan:
•
options, which may be incentive share options or non-qualified share options;

•
share appreciation rights or “SARs”;

•
restricted shares;

•
unrestricted shares;

•
share units;

•
dividend equivalent rights;

•
performance awards;

•
long-term incentive units or “LTIP units”;

•
other equity-based awards; or

•
cash.

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An incentive share option is an option that meets the requirements of Section 422 of the Code, and a nonqualified share option is an option that does not meet those requirements. A SAR is a right to receive upon exercise, in the form of shares, cash or a combination of shares and cash, the excess of the fair market value of one share on the exercise date over the exercise price of the SAR. Restricted shares are shares on which are imposed vesting restrictions that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Code. Unrestricted shares are shares free of restrictions other than those imposed under federal or state securities law. A share unit or deferred share unit is an award that represents a conditional right to receive shares in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted shares. Dividend equivalent rights are awards entitling the grantee to receive cash, shares, other awards under the 2026 Plan or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares. Performance awards are awards made subject to the achievement of one or more performance goals over a performance period established by the Committee. LTIP units means an award of an interest in the operating partnership affiliated with the Company.
Awards under the 2026 Plan may be granted alone or in addition to, in tandem with, or in substitution or exchange for any other award under the 2026 Plan, other awards under another compensatory plan of the Company or any of its affiliates (or any business entity that has been a party to a transaction to the Company or any of the Company’s affiliates), or other rights to payment from the Company or any of its affiliates. Awards granted in addition to or tandem with other awards may be granted either at the same time or at a different time.
The Company may permit or require the deferral of any payment pursuant to any award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, in accordance with rules and procedures established by the Committee. Awards under the 2026 Plan generally will be granted for no consideration other than past services by the grantee of the award or, if provided for in the award agreement or in a separate agreement, the grantee’s promise to perform future services to the Company or one of its subsidiaries or other affiliates.
Share Available for Issuance. Subject to adjustment as provided in the 2026 Plan, the maximum number of shares that will be available for issuance under the 2026 Plan (the “share limit”) will be equal to the sum of:
•
4,763,000 shares, plus

•
the number of shares available for future awards under the 2021 Plan as of the Effective Date, plus

•
the number of shares related to awards outstanding under the 2021 Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such shares or that would again be available for issuance under the 2021 Plan.
As of February 27, 2026, 61,756 shares remain available for future awards under the 2021 Plan, and 3,906,661 shares are subject to awards outstanding under the 2021 Plan. The Company does not intend to grant any future awards under the 2021 Plan following the date of this Proxy Statement, unless the shareholders do not approve the 2026 Plan.
Any of the shares available for issuance under the 2026 Plan may be used for any type of award under the 2026 Plan, and any or all of the shares available under the 2026 Plan will be reserved for issuance pursuant to incentive share options.
Shares subject to an award granted under the 2026 Plan will be counted against the share limit as one share for every one share subject to such an award. Shares subject to an award under the 2026 Plan will again become available for issuance under the 2026 Plan if the award terminates by expiration, forfeiture, or cancellation, or otherwise without issuance of such shares (except as set forth below). In addition, any shares withheld, deducted, or delivered from an award, other than an option, SAR or similar appreciation-only award, under the 2026 Plan or the 2021 Plan in connection with the Company’s tax withholding obligations will again become available for making awards under the 2026 Plan in the same amount as such shares were counted against the share limit under the 2026 Plan or the 2021 Plan, as applicable.
The number of shares available for issuance under the 2026 Plan will not be increased by the number of shares:
•
tendered, withheld, or subject to an award surrendered in connection with the purchase of shares upon exercise of an option;

•
withheld, deducted or delivered from an option, SAR, or similar appreciation-only award in connection with the Company’s tax withholding obligations;

•
purchased by the Company with proceeds from option exercises; or

•
subject to a SAR that is settled in shares that were not issued upon the net settlement or net exercise of such SAR.

Shares to be issued under the 2026 Plan will be authorized and unissued shares or, to the extent permitted under applicable laws, treasury shares, or any combination of the foregoing, as may be determined from time to time by the Committee.
The number and kinds of shares for which awards may be made under the 2026 Plan, including the share limit, will be adjusted proportionately and accordingly by the Committee if the number of outstanding shares is increased or decreased or the shares are changed into or exchanged for a different number of shares or kind of shares or other securities of the Company on account of

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any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in shares effected without receipt of consideration by the Company.
Fair Market Value Determination. Generally, for so long as the shares remain listed on the NYSE Stock Market, the fair market value of a share on a grant date, or on any other date for which fair market value is required to be established under the 2026 Plan, will be the closing price of the shares as reported on the NYSE Stock Market on such date. If there is no reported closing price on such date, the fair market value of the shares will be the closing price of the shares on the immediately preceding date on which any sale of shares will have been reported on the NYSE Stock Market.
If the shares cease to be listed on the NYSE Stock Market and are listed on another established national or regional stock exchange or traded on another established securities market, fair market value will generally similarly be determined by reference to the closing price of the shares on the applicable date as reported on such other stock exchange or established securities market.
If the shares cease to be listed on the NYSE Stock Market or another established national or regional stock exchange or traded on another established securities market, the Committee will determine the fair market value of the shares by the reasonable application of a reasonable valuation method, in a manner consistent with Section 409A of the Code.
On February 27, 2026, the closing price of a share as reported on the NYSE Stock Market was $8.02 per share.

Minimum Vesting Requirements.
Awards granted under the 2026 Plan will be subject to a minimum vesting restriction of not less than one year (or, in the case of awards to non-employee trustees, the period from one annual meeting of shareholders to the next) for time-based vesting awards and of not less than a performance period of twelve months for performance-based vesting awards. But, the following awards will not be subject to the foregoing minimum vesting requirement: (i) any award granted under the 2026 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock and (ii) awards with respect to an aggregate number of shares not in excess of 5% of the share limit. The foregoing provision (i) does not apply to the payment of dividends or dividend equivalent rights granted with respect to an underlying award and (ii) does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of death, disability, certain qualifying terminations of employment, or a change in control, in the terms of the award or otherwise.

Outside Trustee Limit.
The maximum aggregate grant-date value of shares subject to awards granted to any outside trustee during any calendar year for services rendered as an outside trustee shall not exceed $650,000 in total value.
Options. The 2026 Plan authorizes the Committee to grant incentive share options (under Section 422 of the Code) and options that do not qualify as incentive share options. An option granted under the 2026 Plan will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as the Committee may approve consistent with the terms of the 2026 Plan. No option may be exercisable more than ten years after the option grant date, or five years after the option grant date in the case of an incentive share option granted to a “ten percent shareholder” (as defined in the 2026 Plan). Options may be made exercisable in installments. The Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the grantee’s service. The exercisability of options may be accelerated by the Committee.
The exercise price per share of each option granted under the 2026 Plan may not be less than 100%, or 110% in the case of an incentive share option granted to a
“ten percent shareholder,” of the fair market value of a share on the option grant date, except in the case of an option granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an affiliate or with which the Company or an affiliate has combined or will combine.
Options will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a nonqualified share option may be transferred to certain family members of the grantee by gift or other transfers deemed “not for value.”
Share Appreciation Rights. The 2026 Plan authorizes the Committee to grant SARs that provide the recipient with the right to receive, upon exercise of the SAR, cash, common shares, or a combination of the two. The amount that the recipient will receive upon exercise of the SAR generally will equal the excess of the fair market value of our common shares on the date of exercise over the fair market value of our common shares on the grant date. SARs will become exercisable in accordance with terms determined by the Committee. SARs may be granted in tandem with an option grant or independently from an option grant. The term of a SAR cannot exceed ten (10) years from the date of grant.

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SARs will be nontransferable, except for transfers by will or the laws of descent and distribution. The Committee may determine that all or part of a SAR may be transferred to certain family members of the grantee by gift or other transfers deemed “not for value.”
No Re-Pricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, distribution (whether in the form of cash, shares, other securities or other property), share split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs, as applicable; (b) cancel outstanding options or SARs in exchange for or substitution of options or SARs, as applicable, with an exercise price that is less than the exercise price of the original options or SARs; or (c) cancel outstanding options or SARs with an exercise price above the current share price in exchange for cash or other securities.
Restricted Shares, Restricted Share Units, and Deferred Share Units. The 2026 Plan authorizes the Committee to grant restricted shares and share units. Subject to the provisions of the 2026 Plan, the Committee will determine the terms and conditions of each award of restricted shares, share units, and deferred share units, including the restricted period for all or a portion of the award, the restrictions applicable to the award, and the purchase price, if any, for the shares subject to the award. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Committee may determine. A grantee of restricted shares will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote the shares and receive dividends or distributions on the shares, except to the extent limited by the Committee. Grantees of share units and deferred share units will have no voting or dividend rights or other rights associated with share ownership, although the Committee may award dividend equivalent rights on such units.
During the restricted period, if any, when share awards are non-transferable or forfeitable, a grantee is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating, or otherwise encumbering or disposing of his or her award shares.
Dividend Equivalent Rights. The 2026 Plan authorizes the Committee to grant dividend equivalent rights. Dividend equivalent rights may be granted independently or in connection with the grant of any equity-based award, except that no dividend equivalent right may be granted in connection with, or related to an option or SAR. Dividend equivalent rights may be paid currently or accrued as contingent cash obligations and may be payable in cash, common shares, or a combination of the two. The Committee will determine the terms of any dividend equivalents.
Performance Awards. The 2026 Plan authorizes the Committee to grant performance awards. Performance awards entitle the grantee to receive a compensation amount, based on the value of the shares, if performance goals established by the Committee are met. The Committee will determine the applicable performance period, the performance goals, and such other conditions that apply to the performance award. Any performance measure(s) may be used to measure the performance of the Company and its subsidiaries and other affiliates as a whole or any business unit of the Company, its subsidiaries, and/or its affiliates or any combination thereof, as the Committee may deem appropriate, or any performance measures as compared to the performance of a group of comparable companies, or published or special index that the Committee deems appropriate. Performance goals may relate to our financial performance or the financial performance of our operating units, the grantee’s performance, or such other criteria determined by the Committee. If the performance goals are met, performance awards will be paid in cash, common shares, other awards, or a combination thereof.
LTIP Units. The 2026 Plan authorizes the Committee to grant LTIP units. LTIP units are a special class of units in our operating partnership that are intended to constitute a “profits interest” within the meaning of the Code and the guidance thereunder. LTIP units may be issued only to grantees for the performance of services to or for the benefit of the operating partnership in the grantee’s capacity as a partner of the operating partnership, in anticipation of the grantee becoming a partner of the operating partnership, or as otherwise determined by the Committee. A LTIP unit will become vested at such times and subject to the limited partnership agreement of the operating partnership and such additional conditions as the Committee may determine. If fully realized, each LTIP unit awarded under the 2026 Plan will be equivalent to an award of one share under the 2026 Plan, reducing the number of common shares available for other equity awards on a one-for-one basis.
Other Equity-Based Awards. The 2026 Plan authorizes the Committee to grant other types of share-based awards under the 2026 Plan. Other equity-based awards are payable in cash, common shares, or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by the Committee. The terms and conditions that apply to other equity-based awards are determined by the Committee.
Forfeiture; Clawback. The Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, or any other obligation of the grantee to the Company or any affiliate, to the extent specified in such award agreement. The Committee may annul an outstanding vested award if the grantee is an employee and is terminated for “cause” (as defined in the 2026 Plan).

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In addition, any award granted pursuant to the 2026 Plan is subject to mandatory repayment by the grantee to the Company to the extent the grantee is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the grantee to the Company of compensation paid by the Company to the grantee in the event that the grantee fails to comply with, or violates, the terms or requirements of such policy.
Change in Capitalization. The Committee may adjust the terms of outstanding awards under the 2026 Plan to preserve the proportionate interests of the holders in such awards on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company. The adjustments will include proportionate adjustments to (i) the number and kind of shares subject to outstanding awards and (ii) the per share exercise price of outstanding options or SARs.
Reorganization not Constituting a Change in Control. If the Company is the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a “change in control” (as defined in the 2026 Plan), any awards will be adjusted to pertain to and apply to the securities to which a holder of the number of common shares subject to such award would have been entitled immediately after such transaction, with a corresponding proportionate adjustment to the per share price of options and SARs so that the aggregate price per share of each option or SAR thereafter is the same as the aggregate price per share of each option or SAR subject to the option or SAR immediately prior to such transaction. Further, in the event of any such transaction, performance awards (and the related performance measures if deemed appropriate by the Committee) will be adjusted to apply to the securities that a holder of the number of common shares subject to such performance awards would have been entitled to receive following such transaction.
Change in Control—Vesting. Upon the occurrence of a “change in control” (as defined the 2026 Plan), with respect to outstanding awards other than performance awards and other equity-based awards, all such outstanding awards will be become fully vested, and all restrictions and conditions applicable to such awards will lapse, as of immediately prior to such change in control. For share units, any shares subject thereto will be delivered unless the Committee determines to cash out such awards pursuant to the terms of the 2026 Plan, and for dividend equivalent rights, any shares subject thereto will be delivered unless the Committee determines to cash out such awards pursuant to the terms of the 2026 Plan, and/or any cash payment subject thereto will be made.
With respect to any performance award, upon the occurrence of a change in control, (i) if less than half of the performance period has lapsed, such awards shall be earned, as of immediately prior to but contingent on the occurrence of such change in control, based on deemed achievement of target performance and (ii) if at least half of the performance period has lapsed such awards shall be earned, as of immediately prior to but contingent on the occurrence of such change in control, based on the greater of  (a) deemed achievement of target performance or (B) determination of actual performance as of a date reasonably proximal to the date of the consummation of such change of control as determined by the Committee in its sole discretion. With respect to any other equity-based award, upon the occurrence of a change in control, such award will be governed by the terms of the applicable award agreement.
Change in Control—Treatment. Upon the occurrence of a change in control, one or more of the following actions will be taken by the Committee:
•
the Committee may elect to cancel outstanding options, SARs, restricted shares, share units, and dividend equivalent rights (for shares payable thereunder, if any) and pay or deliver or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value, as determined by the Committee, in the case of restricted shares, share units, and dividend equivalent rights (for shares payable thereunder, if any), equal to the formula or fixed price per share paid to holders of shares and, in the case of options or SARs, equal to the product of the number of shares subject to the option or SAR multiplied by the amount, if any, by which the formula or fixed price per share paid to holders of shares pursuant to such change in control exceeds the applicable option price or SAR exercise price;

•
the Committee may provide written notice to holders of options and SARs that all outstanding options and SARs shall become immediately exercisable and remain exercisable for the exercise period specified in the notice, and (A) any exercise of an option or SAR during such exercise period will be conditioned on the consummation of such change in control and will be effective only immediately before the consummation of such change in control, and (B) upon consummation of the change in control, all outstanding but unexercised options and SARs will terminate, provided that the Committee will provide notice of an event that will result in such termination to all holders of options and SARs not later than the time at which the Company gives notice thereof to its shareholders; and/or

•
the Committee may make provision in writing in connection with such change in control for the assumption and continuation of options and SARs or for substitution of such options and SARs for new common stock option and stock appreciation rights relating to the stock of the successor entity, or a parent or subsidiary thereof, with

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appropriate adjustments as to the number of shares and option and SAR exercise prices.
Definition of Change in Control. The 2026 Plan defines a “change in control” to mean:
•
Any person, entity, or affiliated group (with certain exceptions) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;

•
During any twelve consecutive month period, individuals who at the beginning of such period constitute our Board cease for any reason to constitute a majority of our Board, treating any individual whose election or nomination was approved by a majority of the incumbent trustees as an incumbent trustee for this purpose;

•
The consummation of a merger, consolidation or sale or other disposition of all or substantially all of our assets, unless (1) the holders of our voting shares immediately prior to the merger have at least 50.1% of the combined voting power of the securities in the surviving entity or its parent in substantially the same proportions as before the transaction, (2) no person owns 50% or more of the shares of the surviving entity unless such ownership existed before the transaction; or

•
The consummation or sale of the disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve months ending on the date of the last sale or disposition having a similar effect).

Federal Tax Consequences
The U.S. federal income tax consequences of awards under the 2026 Plan for grantees and the Company will depend on the type of award granted. The following summary description of tax consequences is intended only for the general information of shareholders. A grantee in the 2026 Plan should not rely on this description and instead should consult his or her own tax advisor.
Incentive Share Options. An optionholder will not realize taxable income upon the grant of an incentive share option under the 2026 Plan. In addition, an optionholder generally will not realize taxable income upon the exercise of an incentive share option. An optionholder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an optionholder’s death or disability, if an option is exercised more than three months after the optionholder’s termination of employment, the option will cease to be treated as an incentive share option and will be subject to taxation under the rules applicable to nonqualified share options, as summarized below.
If an optionholder sells the shares acquired upon exercise of an incentive share option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive share option was granted and at least one year after the date on which the incentive share option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the optionholder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the optionholder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.
Unless an optionholder engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an incentive share option. If an optionholder engages in a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder.
If an optionholder pays the exercise price of an incentive share option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the optionholder acquired the shares being tendered pursuant to the exercise of an incentive share option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.
Nonqualified Share Options. An optionholder will not realize taxable income upon the grant of a nonqualified share option. When an optionholder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the optionholder. The Company will be entitled to a deduction equal to the amount of compensation income taxable to the optionholder if the Company complies with applicable reporting requirements and Section 162(m) of the Code.

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If an optionholder tenders shares in payment of part or all of the exercise price of a nonqualified share option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive share option. In such an event, the optionholder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received upon the exercise of the option will be taxed as ordinary income, just as if the optionholder had paid the exercise price in cash.
Share Appreciation Rights. The grant of SARs will not result in taxable income to the grantee or a deduction to the Company. Upon exercise of a SAR, the grantee will recognize ordinary income in an amount equal to the cash or the fair market value of the common shares received by the grantee. The Company will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Code and, as to SARs that are settled in common shares, if the Company complies with applicable reporting requirements.
Restricted Shares and Restricted Share Units. Upon the grant of a restricted share or restricted share unit, there will be no tax consequences to the grantee. Generally, the grantee will recognize ordinary income on the date the award vests, in an amount equal to, in the case of restricted shares, the value of the shares on the vesting date, or, in the case of restricted share units, the amount of cash paid and the fair market value of any shares delivered on the vesting date. With respect to restricted shares, under Section 83 of the Code, a grantee may elect to recognize income at the grant date rather than the date of vesting. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company will be entitled to a deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Unrestricted Shares. A grantee of unrestricted shares will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. The Company will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code. Upon the grantee’s disposition of unrestricted shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the grantee as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the grantee has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.
Dividend Equivalents. Grantees under the 2026 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Performance Awards. A distribution of common shares or a payment of cash in satisfaction of a performance award will be taxable as ordinary income when the distribution or payment is actually or constructively received by the grantee. The amount taxable as ordinary income is the aggregate fair market value of the common shares determined as of the date they are received or, in the case of a cash award, the amount of the cash payment. The Company will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the grantee if the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code.
LTIP Units. LTIP units that constitute “profits interests” within the meaning of the Code and published Internal Revenue Service guidance will generally have no tax consequences for the grantee on the grant date or, if not vested on the grant date, on vesting. The grantee, however, will be required to report on his or her income tax return the grantee’s allocable share of the operating partnership’s income, gains, losses, deductions, and credits, regardless of whether the operating partnership makes a distribution of cash. Instead, the LTIP units are generally taxed upon a disposition of the units or distributions of money to the extent that such amounts received exceed the basis in the LTIP units. Generally, no deduction is available to the Company upon the grant, vesting, or disposition of the LTIP units. If LTIP units are granted to a grantee who is an employee of the Company, the issuance of those units may cause wages paid to the grantee to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the grantee will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the operating partnership, or the grantee’s employer, as applicable. Additionally, if self-employed, the grantee must pay the full amount of all FICA employment taxes on the employee’s compensation, whereas regular employees are responsible only for a portion of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.
Tax Withholding. Payment of the taxes imposed on awards made under the 2026 Plan may be made by withholding from payments otherwise due and owing to the grantee.

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New Plan Benefits
On February 20, 2026, the Compensation Committee approved the grant of performance-based vesting share unit awards to eligible recipients, including the Company’s named executive officers, subject to Board and shareholder approval of the 2026 Plan at the Annual Meeting and effective as of the shareholder approval date.

Name and Position	Dollar Value ($)	Number of Units(1)
Robert L. Johnson Executive Chairman	765,000	92,952
Leslie D. Hale President and Chief Executive Officer	3,175,000	385,783
Thomas Bardenett Executive Vice President and Chief Operating Officer	850,000	103,280
Frederick D. McKalip Executive Vice President, General Counsel and Corporate Secretary	475,000	57,715
Nikhil Bhalla Senior Vice President, Chief Financial Officer and Treasurer	425,000	51,640
All Executive Officers as a Group	5,690,000	691,370
All Non-Executive Trustees as a Group	—	—
All Non-Executive Officer Employees as a Group	2,370,000	287,968

(1)
Represents the target number of shares subject to the performance-based vesting share unit awards. The Compensation Committee approved the target value shown in the table above and used such value to determine the number of units reflected in the table above (by dividing the target value of the awards by the closing price of a share on the NYSE on February 20, 2026). While the target number of units is currently fixed, the grant date fair value of such awards will not be determinable until the grant date of such awards.

Other than the grants identified above, the awards, if any, that will be made to eligible recipients under the 2026 Plan are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the 2026 Plan. Therefore, no new plan benefits table can be provided at this time.
For more information on the awards granted under the 2021 Plan to our named executive officers in 2025, see the section above entitled “Grants of Plan-Based Awards.” For more information on the awards granted under the 2021 Plan to our trustees in 2025, see the section above entitled “Trustee Compensation.”

Registration with the SEC
If the 2026 Plan is approved by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the 2026 Plan with the SEC pursuant to the Securities Act as soon as is practicable after such approval.

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STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management
Principal Shareholders
The following table sets forth certain information regarding the beneficial ownership of our common shares and units of limited partnership interest of RLJ Lodging Trust, L.P., which we refer to as the operating partnership, as of February 27, 2026 by (a) each of our trustees, (b) each of our NEOs, (c) all of our trustees and executive officers as a group, and (d) each person known to us to be the beneficial owner of more than five percent of our common shares. Operating partnership units (the “OP units”) are redeemable for an equal number of our common shares or cash, at our election, beginning one year after the date of issuance. Unless otherwise indicated, all shares and OP units are owned directly and the indicated person has sole voting and dispositive power with respect to such shares or OP units. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Unless otherwise indicated, the address of each person listed below is c/o RLJ Lodging Trust, 7373 Wisconsin Ave., Suite 1500, Bethesda, MD 20814.
Name	Number of Shares and OP Units Beneficially Owned	% of All Shares(1)	% of All Shares and OP Units(2)
Trustees and Executive Officers
Robert L. Johnson(3)	1,903,812	1.3%	1.2%
Leslie D. Hale	2,141,414	1.4%	1.4%
Thomas Bardenett	487,435	*	*
Frederick D. McKalip	280,304	*	*
Nikhil Bhalla	195,597	*	*
Evan Bayh	115,960	*	*
Arthur R. Collins	60,987	*	*
Nathaniel A. Davis	73,652	*	*
Patricia L. Gibson(4)	146,784	*	*
Robert M. La Forgia	127,846	*	*
Robert J. McCarthy	81,307	*	*
Robin Zeigler	37,159	*	*
All trustees and executive officers as a group (12 persons)(5)	5,652,257	3.7%	3.7%
More than Five Percent Beneficial Owners(2)
The Vanguard Group – 23-1945930(6)	20,179,873	13.3%	13.2%
BlackRock, Inc.(7)	15,793,775	10.4%	10.3%
RM Trading of Florida LLC(8)	13,900,000	9.1%	9.1%
Donald Smith & Co., Inc.(9)	13,140,744	8.6%	8.6%
H/2 Credit Manager LP(10)	9,583,184	6.3%	6.3%
He Zhengxu(11)	8,894,960	5.9%	5.8%

*
Less than 1%

(1)
The total number of shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 151,917,537 common shares outstanding as of February 27, 2026 and (b) the number of common shares issuable to such person(s) upon redemption of limited partnership units owned by such person(s). Amounts shown for individuals assume

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that all OP units held by the person have been redeemed for our common shares, and amounts for all trustees and executive officers as a group assume all OP units held by such persons, if any, have been redeemed for our common shares.
(2)
The total number of shares and units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 151,917,537 common shares outstanding as of February 27, 2026 and (b) 771,831 limited partnership units outstanding as of February 27, 2026 (other than such units held by us).

(3)
Includes 335,250 OP units received by Mr. Johnson in connection with the formation transactions effected in connection with our IPO and restricted common shares subject to time vesting.

(4)
Includes 142,735 common shares plus 4,049 common shares issuable upon conversion of the preferred.

(5)
Includes restricted common shares subject to time vesting.

(6)
Based on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on January 30, 2026. The Vanguard Group, Inc. is the beneficial owner of 20,179,873 shares, of which it has sole voting and sole dispositive power with respect to 0 shares, and shared voting power with respect to 1,212,420 shares and shared dispositive power with respect to all of the shares. The address of The Vanguard Group, as reported by it in the Schedule 13G/A, is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Based on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on April 22, 2025. BlackRock, Inc. is the beneficial owner of 15,793,775 shares, of which it has sole voting power with respect to 15,255,799 shares and sole dispositive power with respect to all of the shares, and shared voting power and shared dispositive power with respect to 0 shares. Blackrock, Inc. has indicated that it filed the Schedule 13G/A on behalf of the following subsidiaries: BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, BlackRock Japan Co., Ltd., BlackRock Life Limited. The address of BlackRock, Inc., as reported by it in the Schedule 13G/A, is 50 Hudson Yards, New York, NY 10001.

(8)
Based on information provided by RM Trading of Florida LLC in a Schedule 13G/A filed with the SEC on November 12, 2026. RM Trading of Florida LLC is the beneficial owner of 13,900,000 shares, of which it has sole voting power and sole dispositive power with respect to all of the shares and shared voting power and shared dispositive power with respect to 0 shares. The address of RM Trading of Florida LLC, as reported by it in the Schedule 13G/A, is 1 North Breakers Row, Apt. 141, Palm Beach, FL 33480.

(9)
Based on information provided by Donald Smith & Co., Inc. in a Schedule 13G filed with the SEC on February 11, 2026. Donald Smith & Co., Inc. is the beneficial owner of 13,140,744 shares, of which it has sole voting power with respect to 12,495,915 shares and sole dispositive power with respect to 13,018,655 of the shares, and shared voting power and shared dispositive power with respect to 0 shares. The address of Donald Smith & Co., Inc., as reported by it in the Schedule 13G, is 152 West 57th Street, 29th Floor, New York, NY 10019.

(10)
Based on information provided by H/2 Credit Manager LP in a Schedule 13G filed with the SEC on February 17, 2026. H/2 Credit Manager LP is the beneficial owner of 9,583,184 shares, of which it has sole voting power and sole dispositive power with respect to all of the shares, and shared voting power and shared dispositive power with respect to 0 shares. The address of H/2 Credit Manager LP, as reported by it in the Schedule 13G, is 680 Washington Boulevard, Seventh Floor, Stamford, CT 06901.

(11)
Based on information provided by He Zhengxu in a Schedule 13G/A filed with the SEC on January 6, 2026. Mr. Zhengxu is the beneficial owner of 8,894,960 shares, of which he has sole voting power and sole dispositive power with respect to all of the shares, and shared voting power and shared dispositive power with respect to 0 shares. The address of Mr. Zhengxu, as reported by it in the Schedule 13G/A, is 5220 Belsera Ct., Reno, NV 89519.

Certain Relationships and Related Party Transactions
Related Party Transactions Policy
The Board has adopted a written Related Party Transactions Policy to further the goal of ensuring any related person transaction is properly reviewed, approved by the Audit Committee or all of the disinterested trustees of the Board, and fully disclosed in accordance with the rules and regulations of the SEC and the NYSE. The Related Party Transactions Policy applies to transactions or arrangements between the Company and any related person, including trustees, trustee nominees, executive officers, greater than 5% shareholders and the immediate family members of each of these groups. The Related Party Transactions Policy does not, however, apply with respect to general conflicts between the interests of the Company and our employees, officers and trustees, including issues relating to engaging in a competing business and receiving certain benefits from the Company, such as loans or guarantees of obligations, which are reported

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and handled in accordance with our Code of Business Conduct and Ethics and other procedures and guidelines implemented by us from time to time.
Under the Related Party Transactions Policy, our trustees and executive officers are responsible for identifying and reporting to our chief compliance officer any proposed transaction with a related person. The Audit
Committee will approve, ratify or reject the transaction or refer the transaction to the full Board or another appropriate committee, in its discretion. All related party transactions will be disclosed to the full Board.
The Audit Committee reviews our Related Party Transactions Policy annually and reports the results of such reviews to the Board.

Related Party Transactions
Our transactions with related parties consist of the following:
INDEMNIFICATION AGREEMENTS FOR OFFICERS AND TRUSTEES
We entered into indemnification agreements with each of our executive officers and trustees that obligate us to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements provide that, if a trustee or executive officer is a party or is threatened to be made a party to any proceeding by reason of such trustee’s or executive officer’s status as our trustee, officer or employee, we must indemnify such trustee or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:
•
the act or omission of the trustee or executive officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty

•
the trustee or executive officer received an improper personal benefit in money, property or services

•
with respect to any criminal action or proceeding, the trustee or executive officer had reasonable cause to believe that his or her conduct was unlawful

However, we will have no obligation (1) to indemnify such trustee or executive officer for a proceeding by or in the right of the Company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged that such trustee or executive officer is liable to us with respect to such proceeding, or (2) to indemnify or advance expenses of such trustee or executive officer for a proceeding brought by such trustee or executive officer against the Company, except for a proceeding brought to enforce indemnification under Section 2-418 of the Maryland General Corporation Law (“MGCL”) or as otherwise provided by our bylaws, our Declaration of Trust, a resolution of our Board or an agreement approved by our Board. Under the MGCL, a Maryland corporation may not indemnify a trustee or officer in a suit by or in the right of the corporation in which the trustee or officer was adjudged liable on the basis that a personal benefit was improperly received.
Upon application by one of our trustees or executive officers to a court of appropriate jurisdiction, the court may order indemnification of such trustee or executive officer if:
•
the court determines that such trustee or executive officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the trustee or executive officer shall be entitled to recover from us the expenses of securing such indemnification

•
the court determines that such trustee or executive officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the trustee or executive officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an “improper personal benefit” under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such trustee or executive officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with any proceeding by us or in our right or in which such trustee or executive officer shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL

Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a trustee or executive officer is a party or is threatened to be made a party to any proceeding by reason of such trustee’s or executive officer’s status as our trustee, executive officer or employee, and such trustee or executive officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such trustee or executive officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.
We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the trustee or executive officer furnishes us with a written affirmation of

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the trustee’s or executive officer’s good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the trustee or executive officer is not entitled to indemnification.
Our Declaration of Trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity, and (2) any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity. Our Declaration of Trust and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

REGISTRATION RIGHTS AGREEMENT
In connection with our formation transactions, our operating partnership issued an aggregate of 894,000 OP units to RLJ Development LLC (an entity in which Mr. Johnson held an equity interest) as consideration for substantially all of its assets and liabilities. Upon completion of our IPO and our formation transactions, we entered into a registration rights agreement with RLJ Development LLC relating to the OP units. Under the registration rights agreement, subject to certain exceptions, we are required to use commercially reasonable efforts to cause to be filed a registration statement covering the resale of our common shares issuable, at our option, in exchange for OP units issued in our formation transactions. In addition, we are required, upon request from the parties subject to such registration rights agreement, to use our commercially reasonable efforts to register for resale the common shares issued in connection with the redemption of such OP units; provided, however, the holders of such common shares issued in connection with the redemption of OP units collectively may not exercise such registration rights more than once in any consecutive six month period. Under such registration rights agreement, such holders are entitled to receive notice of any underwritten public offering on behalf of investors in RLJ Lodging Fund II, L.P. (and its parallel fund) and RLJ Real Estate Fund III, L.P. (and its parallel fund) receiving our common shares in our formation transactions at least 10 business days prior to the anticipated filing date of such registration statement. Such holders may request in writing within five business days following receipt of such notice to participate in such underwritten public offering; provided that if the aggregate dollar amount or number of common shares as to which registration has been demanded exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting its success, the common shares issued in connection with the redemption of OP units may be excluded from such underwritten public offering. We have filed registration statements in satisfaction of the foregoing obligations that are currently effective.

SUBLEASE AGREEMENT WITH RLJ COMPANIES
In 2024, we entered into an Executive Suite Agreement with RLJ Companies, pursuant to which RLJ Companies subleases from us 800 rentable square feet of office space in our corporate headquarters for RLJ Companies’ use. Under the terms of the Executive Suite Agreement, RLJ Companies paid us monthly rent in an amount equal to rent payable by us under the lease agreement with respect to the number of rentable square feet RLJ Companies occupied under the Executive Suite Agreement. RLJ Companies’ obligation to pay rent included the base rent and all additional rent payable with respect to such space under the lease (e.g., increases in real estate taxes and operating expenses). As of December 31, 2025, RLJ Companies subleased approximately 800 rentable square feet of office space from us and paid us $53,000.
In addition, RLJ Companies paid us approximately $36,000 for its portion of the compensation of one employee who serves as a joint resource for both RLJ Companies and the Company.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information Concerning Solicitation and Voting
The enclosed proxy card is solicited on behalf of the Board of Trustees of RLJ Lodging Trust, a Maryland real estate investment trust, for use at the Annual Meeting of Shareholders to be held:

WHEN
Friday, April 24, 2026, 1:00 p.m. Eastern Time (or at any adjournment or postponement thereof)
WHERE
The meeting will be held in a virtual format through a live webcast; you will be able to participate by first registering at http://register.proxypush.com/RLJ
RECORD DATE
Shareholders of record at the close of business on Friday, February 27, 2026 are entitled to vote

We are first mailing the Notice, this Proxy Statement, the enclosed proxy card and our 2025 Annual Report to Shareholders on or about March 23, 2026 to all shareholders entitled to vote at the Annual Meeting. Our principal executive office is located at:
RLJ Lodging Trust 7373 Wisconsin Ave. Suite 1500 Bethesda, MD 20814
www.rljlodgingtrust.com
We make our current and periodic reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

About the Meeting
WHAT IS RLJ LODGING TRUST?

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, rooms-oriented, high-margin focused-service and compact full-service hotels in heart of demand locations. As of December 31, 2025, the Company’s portfolio consists of 92 hotels with 20,600 rooms located in 23 states and the District of Columbia. The Board and management believe the Company is well-positioned for continued success with a proven investment strategy, a high-quality diversified portfolio, a solid balance sheet and an attractive cash flow profile.
WHY AM I RECEIVING THIS PROXY STATEMENT?

This Proxy Statement contains information related to the solicitation of proxies for use at our 2026 Annual Meeting of Shareholders for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by RLJ Lodging Trust on behalf of our Board. “We,” “our,” “us,” and the “Company” refer to RLJ Lodging Trust.

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WHAT AM I BEING ASKED TO VOTE ON AND HOW DOES THE BOARD RECOMMEND THAT I VOTE?

You are being asked to vote on the following proposals:
Proposal		Board Recommendation	For more information, see page
1	The election of the nine trustee nominees named in this Proxy Statement, each for a term expiring at the 2027 annual meeting of shareholders	FOR EACH TRUSTEE NOMINEE	10

2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026	FOR	38
3	The approval, on a non-binding advisory basis, of the compensation of our named executive officers (“Say-on-Pay”)	FOR	42
4	To approve the RLJ Lodging Trust 2026 Equity Incentive Plan	FOR	86
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Only holders of record of our common shares at the close of business on Friday, February 27, 2026, the record date for the Annual Meeting, are entitled to receive notice of the Annual Meeting and to vote at the meeting. Our common shares constitute the only class of securities entitled to vote at the meeting.
WHAT ARE THE VOTING RIGHTS OF SHAREHOLDERS?

Each common share outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.
HOW MANY TRUSTEES CAN I VOTE FOR?

Shareholders can vote for up to nine nominees for trustee. We recommend that you vote “FOR” each of our nominees for trustee.
WHO CAN ATTEND THE ANNUAL MEETING?

All holders of our common shares at the close of business on Friday, February 27, 2026, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to participate in the Annual Meeting.

Please also note that if you are the beneficial owner of shares held in “street name” (that is, through a bank, broker or other nominee), you will need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.
WHY ARE YOU HOLDING A VIRTUAL ANNUAL MEETING?

To encourage higher levels of shareholder participation while also helping us reduce the financial and environmental costs associated with the Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only.
Shareholders at the virtual meeting will have the same rights as at an in-person meeting, including the rights to vote and ask questions at the virtual meeting. We believe that hosting a virtual meeting provides expanded access, improved communication and cost savings for our shareholders and the Company. You may vote during the virtual Annual Meeting by following the instructions that will be available on the virtual meeting website during the meeting. In addition, the virtual format allows shareholders to communicate with us in advance of, and during, the virtual Annual Meeting so they can ask questions of our Board of Trustees or management. Just like we did at last year’s virtual meeting and during our prior in-person meetings, during the live Q&A session of the virtual Annual Meeting, we will answer questions as they come in and address those asked in advance, to the extent relevant to the business of the virtual Annual Meeting, as time permits. In the event any pertinent questions cannot be answered during the meeting due to time constraints, such questions and management’s answers will be made publicly available on our investor relations website (along with a replay of the virtual Annual Meeting) promptly after the virtual Annual Meeting.

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

If you wish to submit a question, you may do so in a few ways. If you want to submit a question before the meeting, then beginning March 23, 2026 and until 11:59 p.m. on April 23, 2026, you may submit questions when completing the registration process. Alternatively, if you want to submit your question or make a comment during the meeting, log into the virtual meeting platform using your unique join link described below and type your question into the “Ask a Question” field. Off-topic, personal or other inappropriate questions will not be answered.
HOW DO I PARTICIPATE AND VOTE SHARES AT THE VIRTUAL ANNUAL MEETING?

The virtual Annual Meeting will convene at 1:00 p.m. Eastern Time on April 24, 2026. You will be able to participate in the virtual Annual Meeting by first registering at http://register.proxypush.com/RLJ. You will receive a meeting invitation by e-mail with your unique join link prior to the meeting date. Shareholders will be able to listen, vote and submit questions during the virtual meeting.
If you are a registered holder, your virtual control number will be on your proxy card.
If you hold your shares beneficially through a bank or broker, you will be asked to provide certain information during the registration process that will enable you to vote your shares during the Annual Meeting. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of share ownership, are provided as part of your registration process.
The virtual Annual Meeting is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet or WiFi connection wherever they intend to participate in the virtual Annual Meeting. Participants should also give themselves plenty of time to dial-in to the virtual meeting or log in and ensure that they can hear audio prior to the start of the virtual Annual Meeting.
There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 12:00 p.m. Eastern Time on April 24, 2026, the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please contact the technical support number included in your instructional email or call 800-468-9716.
Even if you plan to participate in the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to participate in the virtual Annual Meeting. We will provide a physical location to view the webcast if requested by a shareholder in writing by contacting the Corporate Secretary at RLJ
Lodging Trust, 7373 Wisconsin Ave., Suite 1500, Bethesda, MD 20814. Please note that no members of management or the Board will be in attendance at the physical location.
A replay of the meeting, as well as any questions pertinent to meeting matters and management’s answers (including any questions that could not be answered during the meeting due to time constraints), will be made publicly available on our investor relations website promptly after the virtual Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•
Shareholder of Record
If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by us.

•
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the virtual Annual Meeting. Moreover, you may vote your shares in person at the Annual Meeting by providing certain information, including the registered name on your account and the name of your broker, bank or other nominee, as part of the registration process.

HOW WILL MY SHARES BE VOTED IF I DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS IN THE PROXY CARD THAT I SUBMIT?

If you submit a proxy card without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxy holders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the meeting.

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MAY I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You may change or revoke a previously granted proxy at any time before it is exercised by (i) filing with our Corporate Secretary a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting at the annual meeting. Please note that attendance at the meeting, in itself, will not constitute a revocation of a previously granted proxy.
If your shares are held in street name, then you may submit new voting instructions by contacting your broker or nominee. You may also vote in person at the virtual Annual Meeting if you obtain a legal proxy from your broker.
You are encouraged to monitor our investor relations website at investor.rljlodgingtrust.com for updated information about the Annual Meeting.
WHAT WILL CONSTITUTE A QUORUM AT THE ANNUAL MEETING?

The presence at the virtual Annual Meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on February 27, 2026 will constitute a quorum, permitting the shareholders to conduct business at the meeting. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. As of the February 27, 2026 record date, there were 151,917,537 common shares outstanding.

HOW MANY VOTES ARE NEEDED FOR THE PROPOSALS TO PASS?

The proposals to be voted on at the Annual Meeting have the following voting requirements:
Proposal		Vote Required	Abstentions	Broker Discretionary Voting Allowed
1	Election of Trustees	Affirmative vote of a majority of the votes cast	No effect	No
2	Ratification of the Appointment of PricewaterhouseCoopers LLP	Affirmative vote of a majority of the votes cast	No effect	Yes
3	Non-binding Advisory Vote to Approve Named Executive Officer Compensation	Affirmative vote of a majority of the votes cast	No effect	No
4	To approve the RLJ Lodging Trust 2026 Equity Incentive Plan	Affirmative vote of a majority of the votes cast	No effect	No
•
Proposal 1 (Election of Trustees)
As provided in our bylaws, to be elected in an uncontested election, trustee nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares voted for a nominee must exceed the number of shares voted against that nominee. There is no cumulative voting in the election of trustees. If you submit the proxy card and do not indicate otherwise, your shares will be voted FOR each of the nine nominees named in Proposal 1 in this Proxy Statement. If an incumbent trustee fails to be re-elected by a majority of votes cast, that trustee is required under our bylaws to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board is required to act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified. Notwithstanding the foregoing, our bylaws require the Board to accept any such resignation if the nominee has received more votes against than for his or her election at each of two consecutive annual meetings of shareholders.
•
Proposal 2 (Ratification of PricewaterhouseCoopers LLP)
The affirmative vote of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, which is considered a routine matter.

•
Proposal 3 (Non-Binding Advisory Vote to Approve Named Executive Officer Compensation)
The affirmative vote of a majority of the votes cast is required for approval of the advisory

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(non-binding) vote to approve the compensation of our named executive officers.
•
Proposal 4 (Approval of the RLJ Lodging Trust 2026 Equity Incentive Plan)
The affirmative vote of a majority of the votes cast is required to approve the RLJ Lodging Trust 2026 Equity Incentive Plan.

WHAT EFFECT DO WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES HAVE ON THE PROPOSALS?

•
Abstentions
For purposes of each of Proposals 1, 2, 3, and 4, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

•
Broker Non-Votes
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the underlying beneficial owners. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE, the exchange on which our common shares are listed. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.” Under NYSE rules, Proposals 1 (election of trustees), 3 (say-on-pay) and 4 are considered non-routine. Proposal 2 (ratification of PricewaterhouseCoopers LLP) is the only proposal that is considered “routine” under the NYSE rules. Accordingly, if you are a beneficial owner and your shares are held in the name of a broker, the broker is permitted to vote your shares on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. Consequently, if you do not give your broker instructions, your broker will not be able to vote on any of the non-routine proposals. If you are a beneficial holder and want your vote to count on these non-routine proposals, it is critical that you instruct your broker how to vote your shares. Consequently, if you do not submit any voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of PricewaterhouseCoopers LLP. If your shares are voted on this item as directed by your broker, your shares will constitute “broker non-votes” on each of the non-routine items and will not be counted in determining the number of shares necessary for approval of the non-routine items, although they will count for purposes of determining whether a quorum exists.
WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this Proxy Statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxies on the other matters in the manner recommended by our Board, or, if no such recommendation is given, in the discretion of the proxy holders.
HOW DO I VOTE?

SHAREHOLDERS OF RECORD
Have your proxy card in hand and follow the instructions.
BY TELEPHONE Dial toll-free 24/7 1-866-883-3382
BY INTERNET Visit 24/7 www.proxypush.com/rlj
BY MAIL Complete, date and, sign your proxy card and send by mail in the enclosed postage-paid envelope
The deadline to vote by phone or electronically is 11:59 p.m. Central Time on April 23, 2026. If you vote by phone or electronically, you do not need to return a proxy card.
If you are a beneficial owner and your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.
IF I PLAN TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING, SHOULD I STILL VOTE BY PROXY?

Yes. Voting in advance does not affect your right to participate in the virtual Annual Meeting. If you send in your proxy card and also attend the virtual Annual Meeting, you do not need to vote again at the virtual Annual Meeting unless you want to change your vote. Shareholders of record will be able to vote your shares during the virtual Annual Meeting. Beneficial owners who wish to vote in person at the virtual Annual Meeting must request a legal proxy from their brokerage firm, bank, trustee or other agent and submit that legal proxy during the virtual Annual Meeting.

2026 PROXY STATEMENT | 105

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

You are encouraged to monitor our investor relations website at investor.rljlodgingtrust.com for updated information about the Annual Meeting.
HOW ARE PROXY CARD VOTES COUNTED?

If the accompanying proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote:
•
FOR each of the Board’s nominees named in Proposal 1 of this Proxy Statement;

•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

•
FOR the advisory (non-binding) “Say-on-Pay” vote to approve the compensation of our named executive officers;

•
FOR the approval of the RLJ Lodging Trust 2026 Equity Incentive Plan; and

•
As recommended by our Board with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in their own discretion.

WHO WILL COUNT THE VOTES?

The Inspector of Election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, withheld votes, abstentions and broker non-votes.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will report preliminary voting results by filing a Current Report on Form 8-K within four business days following the date of the Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.
WHO PAYS THE COSTS OF SOLICITING PROXIES AND WHAT SOLICITATION METHODS MAY BE EMPLOYED?

We will bear the entire costs of soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional solicitation material furnished to our shareholders. These additional materials may be furnished by mail and electronic means. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners, and we expect to reimburse the corresponding forwarding expenses. In addition to soliciting proxies by mail, certain of our officers, trustees and other employees, without additional compensation, may solicit proxies personally (by telephone or other personal contact) or by other appropriate means.
You should rely only on the information provided in this Proxy Statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2026
This Proxy Statement, our 2025 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2025 are available at http://www.rljlodgingtrust.com/meeting.html.
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ADDITIONAL INFORMATION

Other Matters to Come Before the 2026 Annual Meeting
No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies solicited by this Proxy Statement as recommended by our Board, or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2027 Annual Meeting
Any shareholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of shareholders must be received at our principal executive offices no later than November 23, 2026. However, if we hold our 2027 Annual Meeting of Shareholders on a date that is more than 30 days before or after April 24, 2027 shareholders must submit proposals for inclusion in our 2027 proxy statement within a reasonable time before we begin to print our proxy materials.
In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2027 Annual Meeting must be received no earlier than October 24, 2026, and no later than November 23, 2026.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 23, 2027.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.
Based on our review of the reports filed on behalf of our executive officers and trustees, and/or on written representations from these individuals that no other reports were required, we believe that these filing requirements were satisfied by the reporting persons during 2025.

Householding of Proxy Materials
If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to:
Broadridge Householding Department 51 Mercedes Way Edgewood, New York 11717

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ADDITIONAL INFORMATION

The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, we will send a copy to you if you address your written request to:
RLJ Lodging Trust Attention: Investor Relations 7373 Wisconsin Ave. Suite 1500 Bethesda, Maryland 20814
1-301-280-7774
If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting Investor Relations in the same manner.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2026
This Proxy Statement, our 2025 Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2025, are available at http://www.rljlodgingtrust.com/meeting.html.
Additional copies of this Proxy Statement, our 2025 Annual Report to Shareholders or our Annual Report on Form 10-K for the year ended December 31, 2025, will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth above. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025, for a reasonable fee.

By Order of the Board of Trustees,
Frederick D. McKalip
Executive Vice President, General Counsel and Corporate Secretary
Bethesda, Maryland
March 23, 2026
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APPENDIX A

RLJ LODGING TRUST 2026 EQUITY INCENTIVE PLAN

APPENDIX A

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APPENDIX A

2026 PROXY STATEMENT | 111

APPENDIX A

19.3 Withholding Taxes	130
19.4 Captions	131
19.5 Other Provisions	131
19.6 Number and Gender	131
19.7 Severability	131
19.8 Governing Law	131
19.9 Code Section 409A	131
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APPENDIX A

RLJ Lodging Trust 2026 Equity
Incentive Plan

The Company sets forth herein the terms of its 2026 Equity Incentive Plan, effective as of the Effective Date. The awards granted under the Prior Plans will be subject to the terms of the applicable Prior Plan.
1.   PURPOSE
The Plan is intended to (a) provide incentives to officers, employees, trustees, and other eligible persons to stimulate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of recruiting, rewarding, and retaining key personnel. To this end, the Plan provides for the grant of share options, share appreciation rights, restricted shares, unrestricted shares, share units (including deferred share units), dividend equivalent rights, long-term incentive units, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Shares options granted under the Plan may be non-qualified share options or incentive share options, as provided herein.
2.   DEFINITIONS
For purposes of interpreting the Plan and related documents, including Award Agreements, the following capitalized terms shall have the meanings specified below, unless the context clearly indicates otherwise:
1.   “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Share Appreciation Rights, an entity may not be considered an Affiliate of the Company unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i); provided that the language “at least 50 percent” is used instead of “at least 80 percent”; and provided further, that where granting of Options or Share Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.   “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Shares are listed or publicly traded.
3.   “Award” means a grant of an Option, Share Appreciation Right, Restricted Shares, Unrestricted Shares, Share Units, Dividend Equivalent Right, Performance Award, LTIP Unit, Other Equity-Based Award, or cash under the Plan.
4.   “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
5.
“Benefit Arrangement” shall have the meaning set forth in Section 16.

6.   “Board” means the Board of Trustees of the Company.
7.   “Cause” shall have the meaning set forth in an applicable agreement between a Grantee and the Company or an Affiliate, and, in the absence of any such agreement, shall mean, with respect to any Grantee and, as determined by the Committee, such Grantee’s (a) gross negligence or willful misconduct in connection with the performance of duties; (b) conviction of a felony; (c) conviction of any other criminal offense involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Company or an Affiliate; or (d) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Grantee and the Company or an Affiliate. Any determinations by the Committee whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.
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APPENDIX A

8.   “Change in Control” means:
a.   Any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;
b.   During any period of twelve consecutive months, individuals who at the beginning of such period constitute the Board, and any new trustee (other than a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) hereof) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or actual threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
c.   The consummation of a merger or consolidation of the Company with any other entity or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50.1% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or
d.   The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve months ending on the date of the last sale or disposition having a similar effect).
Notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or Shares subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Shares if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.
9.   “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code section shall be deemed to include, as applicable, regulations and guidance promulgated under such Code section.
10.   “Committee” means a committee of, as designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 (or, if no Committee has been designated, the Board itself). For the avoidance of doubt, the Board may delegate the responsibilities under this Plan to a new and/or an existing committee of the Board, provided such committee meets the requirements of the foregoing and Section 3.1.2.
11.   “Company” means RLJ Lodging Trust, a Maryland real estate investment trust, and its successors.
12.   “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a Share is required to be established for purposes of the Plan.
13.   “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Share Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
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APPENDIX A

14.   “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
15.   “Effective Date” means April 24, 2026, which is the date the Plan was approved by the Company’s shareholders.
16.   “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
17.   “Fair Market Value” means the fair market value of a Share for purposes of the Plan, which shall be determined as of any Determination Date as follows:
a.   If on such Determination Date the Shares are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a Share shall be the closing price of the Share as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a Share shall be the closing price of the Share on the immediately preceding trading day on which any sale of Shares shall have been reported on such Stock Exchange or such Securities Market.
b.   If on such Determination Date the Shares are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a Share shall be the value of the Share as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.
Notwithstanding this Section 2.18 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees; provided, further, that the Committee shall determine the Fair Market Value of Shares for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such Shares subject to an Award to pay the Option Price, SAR Exercise Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options, as described in Section 12.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including but not limited to using the sale price of such Shares on such date (or if sales of such Shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such Shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.
18.   “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.
19.   “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Company completes the action constituting the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (c) such other subsequent date as may be specified by the Committee.
20.   “Grantee” means a person who receives or holds an Award under the Plan.
21.   “Incentive Share Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
22.   “Long-Term Incentive Unit” or “LTIP Unit” means an Award under Section 15 of an interest in the operating partnership affiliated with the Company.
23.   “Non-qualified Share Option” means an Option that is not an Incentive Share Option.
24.   “Option” means an option to purchase one or more Shares pursuant to the Plan.
25.   “Option Price” means the exercise price for each Share subject to an Option.
26.   “Other Agreement” shall have the meaning set forth in Section 16.
27.   “Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, other than an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit, Dividend Equivalent Right, or Performance Award.
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APPENDIX A

28.   “Outside Trustee” means a member of the Board who is not an officer or employee of the Company.
29.   “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.
30.   “Performance Measures” means performance criteria on which performance goals under Performance Awards are based.
31.   “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
32.   “Plan” means this RLJ Lodging Trust 2026 Equity Incentive Plan, as amended and/or restated from time to time.
33.   “Prior Plans” means the RLJ Lodging Trust 2011 Equity Incentive Plan, as amended from time to time, the RLJ Lodging Trust 2015 Equity Incentive Plan, as amended from time to time, and the 2021 Equity Incentive Plan, as amended from time to time (the “2021 Plan”).
34.   “Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Shares, Share Units or Unrestricted Shares.
35.   “Restricted Shares” means Shares, awarded to a Grantee pursuant to Section 10.
36.   “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.
37.   “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
38.   “Separation from Service” shall have the meaning set forth in Code Section 409A.
39.   “Service” means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding, and conclusive. Notwithstanding any other provision to the contrary, for any individual providing services solely as a trustee, only service to the Company or any of its Subsidiaries constitutes Service. If the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates.
40.   “Service Provider” means an employee, officer, trustee, or director of the Company or an Affiliate or a consultant or advisor to the Company or an Affiliate (a) who is a natural person, (b) who provides bona fide services to the Company or an Affiliate, and (c) whose services are not in connection with the Company’s offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s Shares.
41.   “Service Recipient Stock” shall have the meaning set forth in Code Section 409A.
42.   “Shares” means the common shares of beneficial interest, par value $0.01 per share, of the Company.
43.   “Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.
44.   “Share Units” means a bookkeeping entry representing the equivalent of one Share awarded to a Grantee pursuant to Section 10.
45.   “Stock Exchange” means the New York Stock Exchange or another established national or regional stock exchange.
46.   “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests, or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided, however, for purposes of Incentive Share Options, Subsidiary means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f). In addition, any other entity may be designated by the Committee as a Subsidiary; provided, that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options, such Award would be considered to be granted in respect of Service Recipient Stock under Code Section 409A.
47.   “Substitute Award” means an Award granted in substitution for outstanding awards previously granted by a company or other entity acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.
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APPENDIX A

48.   “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining Share ownership, the attribution rules of Code Section 424(d) shall be applied.
49.   “Unrestricted Shares” shall have the meaning set forth in Section 11.
Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”
3.   ADMINISTRATION OF THE PLAN
3.1   Committee
3.1.1   Powers and Authorities.
The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present or (b) the unanimous consent of the members of the Committee executed in writing or evidenced by electronic transmission in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding, and conclusive on all persons whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.
3.1.2   Composition of the Committee.
The Committee shall be composed pursuant to the following requirements:
(a)   Except as provided in Subsection (b) and except as the Board may otherwise determine, the Committee shall consist of two or more Outside Trustees of the Company who: (i) meet such requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) comply with the independence requirements of the Stock Exchange on which the Shares are listed.
(b)   The Board or the Committee may also appoint one or more separate committees of the Board, each composed of one or more trustees of the Company who need not be Outside Trustees, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 or the Exchange Act) or trustees of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 and the rules of the Stock Exchange on which the Shares are listed.
In the event that the Plan, any Award, or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by a Committee if the power and authority to do so has been delegated (and such delegated authority has not been revoked) to such Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding, and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, provided, that such member of the Board to whom the Committee delegates authority under the Plan must be an Outside Trustee who satisfies the requirements of Subsection (a)(i)-(ii) of this Section 3.1.2.
3.2   Board.
The Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.
3.3   Terms of Awards.
Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:
(a)   designate Grantees;
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(b)   determine the type or types of Awards to be made to a Grantee;
(c)   determine the number of Shares to be subject to an Award;
(d)   establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Share Options);
(e)   prescribe the form of each Award Agreement evidencing an Award;
(f)   amend, modify, or reprice (except as such practice is prohibited by Section 3.5 herein) the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom; and
(g)   make Substitute Awards.
3.4   Forfeiture; Recoupment.
3.4.1   Forfeiture.
The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award as of the date of the Grantee’s termination of Service for Cause if the Grantee thereof is an employee of the Company or an Affiliate and is terminated for Cause.
3.4.2   Recoupment.
(a)   Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.
(b)   Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12 month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.
(c)   Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Shares received in connection with an Award (or an amount equal to the Fair Market Value of such Shares on the date of delivery if the Grantee no longer holds the Shares) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.
3.5   No Repricing.
Except in connection with a corporate transaction involving the Company (including, without limitation, any share dividend, distribution (whether in the form of cash, shares, other securities or other property), share split, extraordinary
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cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or similar transaction), the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current share price in exchange for cash or other securities.
3.6   Deferral Arrangement.
The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Share Units; provided, that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.
3.7   No Liability.
To the extent permitted under Applicable Laws and the organizational documents of the Company, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.7 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.
3.8   Share Issuance/Book-Entry.
Notwithstanding any provision of the Plan to the contrary, the issuance of the Shares under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or issuance of one or more share certificates.
4.   SHARES SUBJECT TO THE PLAN
4.1   Number of Shares Available for Awards.
Subject to adjustment as provided in Section 18, the number of Shares available for issuance under the Plan shall be equal to the sum of (a) 4,763,000 Shares, plus (b) the number of Shares available for future awards under the 2021 Plan as of the Effective Date, plus (c) the number of Shares related to awards outstanding under the 2021 Plan as of the Effective Date that thereafter terminate by expiration or forfeiture, cancellation, or otherwise without the issuance of such Shares or that would again be available for making awards under the 2021 Plan. Shares issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the Shares available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the Shares available for issuance under the Plan will be reserved for issuance pursuant to Incentive Share Options.
4.2   Adjustments in Authorized Shares.
The Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies. Assumed awards shall not, but substitute Awards shall, reduce the number of shares of Stock reserved pursuant to Section 4.1, and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available under the Plan, in each case subject to requirements of the Stock Exchange on which the Shares are listed.
4.3   Share Usage.
Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) Share for every one (1) Share subject to an Award. With respect to SARs, the number of Shares subject to an award of SARs will be counted against the aggregate number of Shares available for issuance under the Plan regardless of the number of Shares actually issued to settle the SAR upon exercise. If any Shares covered by an Award granted under the Plan or the 2021 Plan are not purchased
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or are forfeited or expire, or if an Award otherwise terminates without delivery of any Shares subject thereto, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1 or the applicable limit in the 2021 Plan. Any Shares withheld, deducted, or delivered from an Award other than an Option, SAR, or similar appreciation-only Award under the Plan or the 2021 Plan in connection with the Company’s tax withholding obligations as described in Section 19.3 shall again be available for making Awards under the Plan in the same amount as such Shares were counted against the limit set forth in Section 4.1 or the applicable limit in the 2021 Plan. The number of Shares available for issuance under the Plan shall not be increased by (a) any Shares tendered, withheld, or subject to an Award granted under the Plan or the Prior Plans surrendered in connection with the purchase of Shares upon exercise of an Option as described in Section 12.2, (b) any Shares withheld, deducted, or delivered from an Option, SAR, or similar appreciation-only award granted under the Plan or the Prior Plans in connection with the Company’s tax withholding obligations as described in Section 19.3, (c) any Shares purchased by the Company with proceeds from option exercises, or (d) subject to a SAR granted under the Plan or the Prior Plans that is settled in Shares that were not issued upon the net settlement or net exercise of such SAR.
5.   EFFECTIVE DATE, TERM, AND AMENDMENTS
5.1   Effective Date.
The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plans. Notwithstanding the foregoing, Shares reserved under the Prior Plans to settle awards which are made under the Prior Plans prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.
5.2   Term.
The Plan shall terminate on the first to occur of (a) 11:59 pm ET on the day before the tenth anniversary of the Effective Date, (b) the date determined in accordance with Section 5.3, and (c) the date determined in accordance with Section 18.3; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan. No Awards may be granted after termination of the Plan, and, upon such termination of the Plan, all then-outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other document evidencing such Awards).
5.3   Amendment, Suspension, and Termination of the Plan.
The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan; provided, that, with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s shareholders to the extent provided by the Committee or required by Applicable Laws. No amendment will be made to the no-repricing provisions of Section 3.5 or the Option/SAR pricing provisions of Section 8.1 or Section 9.1 without the approval of the Company’s shareholders.
6.   AWARD ELIGIBILITY AND LIMITATIONS
6.1   Service Providers and Other Persons.
Subject to this Section 6, Awards may be made under the Plan to: (a) any Service Provider, as the Committee shall determine and designate from time to time and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.
6.2   Stand-Alone, Additional, Tandem and Substitute Awards.
Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Notwithstanding Section 8.1 and Section 9.1 but subject to Section 3.5, the Option Price of an Option or the SAR Exercise Price of a SAR that is a Substitute Award
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may be less than 100% of the Fair Market Value of a Share on the original date of grant; provided, that, the Option Price or SAR Exercise Price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.
6.3   Outside Trustee Limit.
The maximum aggregate grant-date value of shares of Stock subject to Awards granted to any Outside Trustee (excluding, for the avoidance of doubt, any shares of Stock issued to an Outside Trustee as a result of such Outside Trustee’s election to receive all or a portion of his or her annual cash retainer in the form of shares) during any calendar year for services rendered as an Outside Trustee shall not exceed $650,000 in total value. For purposes of the limit set forth in this Section 6.3, the value of such Awards shall be calculated on the grant-date Fair Market Value of such Awards for financial reporting purposes.
6.4   Minimum Vesting Requirement.
Except with respect to a maximum of five percent (5%) of the limit set forth in Section 4.1, any Award (other than a Substitute Award) (a) that vests on the basis of the Grantee’s continued Service shall not be granted with vesting conditions under which vesting is any more rapid than vesting on the one (1) year anniversary of the Grant Date (or, in the case of awards to non-employee trustees, the period from one annual meeting of shareholders to the next), and (b) that vests upon the attainment of performance conditions shall be granted with a Performance Period of at least twelve (12) months. For the avoidance of doubt, the foregoing provision does not apply to (i) the payment of dividends or Dividend Equivalent Rights granted with respect to an underlying Award, (ii) any shares of Stock issued to an Outside Trustee as a result of such Outside Trustee’s election to receive all or a portion of his or her annual cash retainer in the form of shares and (iii) the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of death, Disability, certain qualifying terminations of employment, or a Change in Control, in the terms of the Award or otherwise. The foregoing five percent (5%) limit shall be subject to adjustment consistent with the share usage rules of Section 4.3 and the adjustment provisions of Section 18.1.
7.   AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such options shall be deemed Non qualified Share Options. In the event of any inconsistency between the Plan and an Award Agreement, the provisions of the Plan shall control.
8.   TERMS AND CONDITIONS OF OPTIONS
8.1   Option Price.
The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of a Share on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.
8.2   Vesting and Exercisability.
Subject to Sections 8.3 and 18.3, each Option granted under the Plan shall become vested and/or exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing; provided, that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or become exercisable within a six (6)-month period starting on the Grant Date.
8.3   Term.
Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the expiration of five (5) years from its Grant Date.
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8.4   Termination of Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
8.5   Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the shareholders of the Company as provided herein or after the occurrence of an event referred to in Section 18 which results in termination of the Option.
8.6   Method of Exercise.
Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.
8.7   Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, an individual or entity holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares or to receive notice of any meeting of the Company’s shareholders) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 18, no adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such issuance.
8.8   Delivery of Share Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the Shares subject to such Option as shall be consistent with Section 3.8.
8.9   Transferability of Options.
Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
8.10   Family Transfers.
If authorized in the applicable Award Agreement or by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (a) a gift; (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
8.11   Limitations on Incentive Share Options.
An Option shall constitute an Incentive Share Option only (a) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (b) to the extent specifically provided in the related Award Agreement; and (c) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during
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any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.
8.12   Notice of Disqualifying Disposition.
If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.
9.   TERMS AND CONDITIONS OF SHARE APPRECIATION RIGHTS
9.1   Right to Payment and SAR Exercise Price.
A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the SAR Exercise Price as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of one (1) Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided, that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one Share on the SAR Grant Date; and provided further that a Grantee may only exercise either the SAR or the Option with which it is granted in tandem and not both.
9.2   Other Terms.
The Committee shall determine on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. No SAR will be granted to a person who is entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date.
9.3   Term.
Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.
9.4   Transferability of SARs.
Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
9.5   Family Transfers.
If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights; or (c) unless Applicable Law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and Shares acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.
10.   TERMS AND CONDITIONS OF RESTRICTED SHARES AND SHARE UNITS
10.1   Grant of Restricted Shares or Share Units.
Awards of Restricted Shares or Share Units may be made for consideration or no consideration (other than the par value of the Shares which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate of the Company).
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10.2   Restrictions.
At the time a grant of Restricted Shares or Share Units is made, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Share Units. Each Award of Restricted Shares or Share Units may be subject to a different restricted period. The Committee may in its sole discretion, at the time a grant of Restricted Shares or Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Share Units as described in Section 14. Neither Restricted Shares nor Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares or Share Units.
10.3   Restricted Share Certificates.
Pursuant to Section 3.8, to the extent that ownership of Restricted Shares is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Shares under the Plan and the applicable Award Agreement. Subject to Section 3.8 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Shares have been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (a) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the shares of Restricted Shares are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each certificate, or (b) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
10.4   Rights of Holders of Restricted Shares.
Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Committee may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.
10.5   Rights of Holders of Share Units.
10.5.1   Voting and Dividend Rights.
Holders of Share Units shall have no rights as shareholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the Shares subject to such Share Units, to direct the voting of the Shares subject to such Share Units, or to receive notice of any meeting of the Company’s shareholders); provided, however, that the Committee may provide in an Award Agreement evidencing a grant of Share Units that the holder of such Share Units shall be entitled to receive Dividend Equivalent Rights in accordance with Section 13.
10.5.2   Creditor’s Rights.
A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
10.6   Termination of Service.
Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Shares or Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Share Units.
10.7   Purchase of Restricted Shares and Shares Subject to Share Units.
The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Shares or Shares subject to vested Share Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the Shares represented by such Restricted Shares or Share Units or (b) the Purchase Price, if any,
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specified in the Award Agreement relating to such Restricted Shares or Share Units. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.
10.8   Delivery of Shares.
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Shares or Share Units settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a share certificate evidencing ownership of such Shares shall, consistent with Section 3.8, be issued, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Share Unit once the Shares represented by the Share Unit has been delivered.
11.   TERMS AND CONDITIONS OF UNRESTRICTED SHARES AND OTHER EQUITY-BASED AWARDS
11.1   Unrestricted Shares.
The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Award of Unrestricted Shares to any Grantee pursuant to which such Grantee may receive Shares free of any restrictions (“Unrestricted Shares”) under the Plan. Unrestricted Shares may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.
11.2   Other Equity-Based Awards.
The Committee may, in its sole discretion, grant Awards to participants in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value, and/or payment contingent upon the attainment of one or more performance goals. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Other Equity-Based Awards, the Grantee shall have no further rights with respect to such Award.
12.   FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES
12.1   General Rule.
Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company.
12.2   Surrender of Shares.
To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender or attestation to the Company of Shares, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.
12.3   Cashless Exercise.
With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part (a) by delivery (on a form acceptable to the Committee) by the Grantee of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or, (b) with the consent of the Company, by the Grantee electing to have the Company issue to Grantee only that the number of Shares equal in value to the difference between the Option Price and the Fair Market Value of the Shares subject to the portion of the Option being exercised.
12.4   Other Forms of Payment.
To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares
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may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service to the Company or an Affiliate or net exercise.
13.   TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
13.1   Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from the terms and conditions of such other Award. Nothing in this Section 13.1 or otherwise under the Plan shall be construed to prohibit the payment of distributions from the Partnership in respect of LTIP Units as provided for by the Committee in the Award Agreement for such LTIP Units (or which otherwise may apply to Awards of LTIP Units under the Operating Partnership Agreement).
13.2   Termination of Service.
Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.
14.   TERMS AND CONDITIONS OF PERFORMANCE AWARDS
14.1   Grant of Performance Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.
14.2   Value of Performance Awards.
Each Performance Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Grantee.
14.3   Earning of Performance Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive payout on the value and number of the Performance Awards earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
14.4   Form and Timing of Payment of Performance Awards.
Payment of earned Performance Awards shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
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14.5   Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.
14.6   Settlement of Awards; Other Terms.
Settlement of such Performance Awards shall be in cash, Shares, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.
14.7   Performance Measures.
Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide for accelerated vesting of any Performance Award based on the achievement of performance goals.
15.   TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS
LTIP Units are intended to be profits interests in the operating partnership affiliated with the Company, if any (such operating partnership, if any, the “Operating Partnership”), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the “Operating Partnership Agreement”) and an applicable Award Agreement. Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Committee, at any time and from time to time, may grant LTIP Units to Plan participants in such amounts and upon such terms as the Committee shall determine, which need not be the same with respect to each Grantee. LTIP Units must be granted for service to the Operating Partnership. Subject to Section 18, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement.
16.   PARACHUTE LIMITATIONS
If the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under the Plan shall be reduced or eliminated:
(a)   to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
(b)   if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
To the extent permitted by Section 409A of the Code, the Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Shares or Share Units, then by reducing or eliminating any other remaining Parachute Payments.
17. REQUIREMENTS OF LAW
17.1   General.
No participant in the Plan will be permitted to acquire, or will have any right to acquire, Shares thereunder if such acquisition would be prohibited by any share ownership limits contained in charter or bylaws or would impair the
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Company’s status as a REIT. The Company shall not be required to offer, sell or issue any Shares under any Award if the offer, sale or issuance of such Shares would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the offering, listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be offered, issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such offering, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to offer, sell or issue such Shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such Shares may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of Shares pursuant to the Plan to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in Shares) shall not be exercisable until the Shares covered by such Option (or SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
17.2   Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
18.   EFFECT OF CHANGES IN CAPITALIZATION
18.1   Changes in Shares.
If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company on account of any recapitalization, reclassification, share split, reverse share split, spin-off, combination of share, exchange of shares, share dividend or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limit set forth in Section 4.1, shall be adjusted proportionately and accordingly by the Company in a manner deemed equitable by the Committee. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares affected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Committee shall, in such manner as the Committee deems appropriate, adjust (a) the number and kind of shares subject to outstanding Awards and/or (b) the exercise price of outstanding Options and Share Appreciation Rights to reflect such distribution.
18.2   Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.
Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR
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theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the Shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 18.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of Shares subject to the Performance Awards would have been entitled to receive immediately following such transaction.
18.3   Change in Control.
18.3.1   Vesting.
(a)   With respect to Awards other than any Performance Awards and any Other Equity-Based Awards, upon the occurrence of a Change in Control, in each case as of immediately prior to but contingent on the occurrence of such Change in Control, (i) all outstanding Options and SARs shall be deemed to have vested, and all restrictions and conditions applicable to such Options and SARs shall be deemed to have lapsed; (ii) all outstanding Restricted Shares and Share Units shall be deemed to have vested, and all restrictions and conditions applicable to such Restricted Shares and Share Units shall be deemed to have lapsed, and any Shares subject thereto shall be delivered unless the Committee determines to cash out such Award as described in Section 18.3.2 and any cash payment required thereunder shall be made; (iii) all outstanding Dividend Equivalent Rights shall be deemed to have vested, and all restrictions and conditions applicable to such Dividend Equivalent Rights shall be deemed to have lapsed, and any Shares subject thereto shall be delivered unless the Committee determines to cash out such Award as described in Section 18.3.2 and any cash payment required thereunder shall be made; and (iv) all outstanding LTIP Units shall be deemed to have vested, and all restrictions and conditions applicable to such LTIP Units shall be deemed to have lapsed;
(b)   With respect to any Performance Award, upon the occurrence of a Change in Control, (i) if less than half of the Performance Period has lapsed, such Awards shall be earned, as of immediately prior to but contingent on the occurrence of such Change in Control, based on deemed achievement of target performance, and (ii) if at least half of the Performance Period has lapsed, such Awards shall be earned, immediately prior to but contingent on the occurrence of such Change in Control, based on the greater of (A) deemed achievement of target performance or (B) determination of actual performance as of a date reasonably proximal to the date of consummation of such Change in Control as determined by the Committee in its sole discretion.
(c)   With respect to any Other Equity-Based Award, upon the occurrence of a Change in Control, Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.
18.3.2   Treatment.
Upon the occurrence of a Change in Control, one or more of the following actions shall be taken by the Committee:
(a)   The Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Shares, Share Units, and Dividend Equivalent Rights (for Shares payable thereunder, if any) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash and/or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Shares, Share Units, and Dividend Equivalent Rights (for Shares payable thereunder, if any), equal to the formula or fixed price per Share paid to holders of Shares and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (A) the formula or fixed price per share paid to holders of Shares pursuant to such Change in Control exceeds (B) the Option Price or SAR Exercise Price applicable to such Award Shares;
(b)   The Committee may provide written notice to holders of Options and SARs that, for a period of at least fifteen (15) days prior to such Change in Control (unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Grantee a reasonable opportunity to exercise the Option or SAR) (such period, the “Exercise Window”), all outstanding Options and SARs shall become immediately exercisable and shall remain exercisable for such Exercise Window, and (A) any exercise of an Option or SAR during such Exercise Window shall be conditioned upon the consummation of such Change in Control and shall be effective only immediately before the consummation of such Change in Control, and (B) upon consummation of such Change in Control, all outstanding but unexercised Options and SARs shall terminate, provided that the Committee shall send notice of an event that will result in such a termination to all holders of Options and SARs not later than the time at which the Company gives notice thereof to its shareholders; and/or
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(c)   The Committee may make provision in writing in connection with such Change in Control for the assumption and continuation of Options and SARs theretofore granted, or for substitution of such Options and SARs for new common stock option and stock appreciation rights relating to the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustment as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.
18.4   Adjustments.
Adjustments under this Section 18 related to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. This Section 18 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company or an Affiliate that does not constitute a Change in Control.
18.5   No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.
19.   GENERAL PROVISIONS
19.1   Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
19.2   Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.
19.3   Withholding Taxes.
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, that if there is a same-day sale of Shares subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (a) by causing the Company or an Affiliate to withhold Shares otherwise issuable to the Grantee or (b) by delivering to the Company or an Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state
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or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdictions).
19.4   Captions.
The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.
19.5   Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.
19.6   Number and Gender.
With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
19.7   Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
19.8   Governing Law.
The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
19.9   Code Section 409A.
The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, deferred compensation that would otherwise be payable or provided pursuant to the Plan or an Award Agreement during the six (6)-month period immediately following the Grantee’s Separation from Service will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).
*      *      *
To record adoption of the Plan by the Board as of March 13, 2026, and approval of the Plan by the shareholders on April 24, 2026, the Company has caused its authorized officer to execute the Plan.
RLJ LODGING TRUST
By:
Title:
2026 PROXY STATEMENT | 131

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: ■ TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. 1. The Board of Trustees Unanimously Recommends a Vote “FOR” Each of the Listed Nominees, and a Vote “FOR” Proposals 2, 3 and 4. To elect nine trustees, nominated by the Board of Trustees, named in the proxy statement: 01 02 03 Robert L. Johnson Leslie D. Hale Evan Bayh FOR ■ ■ ■ AGAINST ■ ■ ■ ABSTAIN ■ ■ ■ Please fold here – Do not separate 04 05 06 07 08 09 Arthur R. Collins Nathaniel A. Davis Patricia L. Gibson Robert M. La Forgia Robert J. McCarthy Robin Zeigler ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ ■ 2. 3. 4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; To approve, on a non-binding advisory basis, the compensation of our named executive officers; and To approve the RLJ Lodging Trust 2026 Equity Incentive Plan ■ FOR ■ FOR ■ FOR ■ AGAINST■ ABSTAIN ■ AGAINST■ ABSTAIN ■ AGAINST■ ABSTAIN To transact such other business as may properly come before the meeting or any adjournments or postponements of the Annual Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD OF TRUSTEES RECOMMENDS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

RLJ Lodging Trust

ANNUAL MEETING OF SHAREHOLDERS

To register for the virtual meeting, please follow the instructions below:

- Visit **register.proxypush.com/rlj** on your smartphone, tablet or computer.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

RLJ LODGING TRUST

proxy

RLJ Lodging Trust 7373 Wisconsin Avenue Suite 1500 Bethesda, MD 20814 proxy This Proxy is solicited by the Board of Trustees for use at the Annual Meeting of Shareholders to be held on April 24, 2026. The common shares you hold in your account will be voted as you specify on the reverse side. If no choice is specified, the Proxy will be voted “FOR” all nominees listed in Proposal 1, and “FOR” Proposals 2, 3 and 4. By signing the Proxy, you hereby revoke all prior proxies and appoint Robert L. Johnson, Leslie D. Hale and Frederick McKalip, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and any adjournments or postponements of the Annual Meeting of Shareholders. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your common shares in the same manner as if you marked, signed and returned your proxy card.  INTERNET/MOBILE DEVICE www.proxypush.com/rlj Use the Internet to vote your Proxy.  TELEPHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy.  MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided in time to be received by April 23, 2026. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.